UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
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GE HealthCare Technologies Inc.
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Notice of 2025 Annual Meeting of Stockholders
GE HealthCare Technologies Inc.
500 West Monroe Street, Chicago, Illinois 60661

Logistics

You are invited to participate in the GE HealthCare Technologies Inc. (“GE HealthCare”) 2025 Annual Meeting of Stockholders. If you were a GE HealthCare stockholder at the close of business on March 31, 2025, the record date, you are entitled to vote at the meeting. Even if you plan to attend the live webcast, we encourage you to submit your vote as soon as possible through one of the methods available to you.
Cordially,
Frank R. Jimenez, Secretary

Time and Date 9:00 a.m. Central Time on May 28, 2025	Venue Virtual via live webcast at: www.virtualshareholder meeting.com/GEHC2025	Record Date March 31, 2025
You may log into the meeting 15 minutes prior to the start of the meeting.

Items of Business

Proposal		Board Vote Recommendation
1	Election of the 10 Director Nominees Named in this Proxy Statement for a One-Year Term	FOR each director nominee

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 28, 2025
This Notice of the 2025 Annual Meeting of Stockholders and proxy statement, as well as GE HealthCare’s 2024 Annual Report on Form 10-K, are available free of charge at www.proxyvote.com or on the Investors section of our website, investor.gehealthcare.com.
The Board of Directors of GE HealthCare is soliciting proxies to be voted at our 2025 Annual Meeting of Stockholders on May 28, 2025, and at any postponed or reconvened meeting. We expect that the proxy materials or a notice of internet availability will be mailed and made available to stockholders beginning on or about April 10, 2025. At the meeting, votes will be taken on the matters listed in the Notice of 2025 Annual Meeting of Stockholders.
Where Can You Find More Information? See “Voting and Meeting Information” on page 80.
References to our website in this proxy statement, including the contents of GE HealthCare’s Sustainability Report or GE HealthCare’s 2024 Annual Report on Form 10-K, are for the convenience of readers, and information available at or through our website is not a part of, nor is it incorporated by reference in, these documents.

2	Approval of Our Named Executive Officers’ Compensation in an Advisory Vote	FOR

3	Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Auditor for the Fiscal Year Ending December 31, 2025	FOR

4	Stockholder Proposal Regarding Stockholder Ratification of Certain Termination Pay Arrangements, if properly presented	AGAINST

Stockholders will also transact such other business as may properly come before the meeting, including any adjournment or postponement thereof.

How You Can Vote

Via the Internet at www.proxyvote.com, or at the website indicated on the materials provided to you by your broker

By Telephone Call the telephone number on your proxy card or voting instruction form

By Mail Sign, date, and return your proxy card or voting instruction form

If you are a beneficial owner and received a voting instruction form, please follow the instructions provided by your bank or broker to vote your shares.

Table of Contents

1	Notice of 2025 Annual Meeting of Stockholders

3	Proxy Statement Summary

9	Corporate Governance Management Proposal No. 1: Election of Directors

9	Nominee Biographies
17	Board Leadership Structure
18	Board Composition
21	Board Committees
22	Key Areas of Board Oversight
27	Board Governance Policies and Practices
33	Stock Ownership Information
34	Director Compensation

36	Compensation Management Proposal No. 2: Approval of Our Named Executive Officers’ Compensation in an Advisory Vote

37	Compensation Discussion and Analysis
	37	Executive Summary
	40	Overview of Our 2024 Executive Compensation Programs
	41	Compensation Decisions and Outcomes
	48	Compensation Actions for 2024
	53	Other Compensation Elements

	53	Severance and Change in Control Arrangements
	54	Other Executive Compensation Policies and Practices
55	Compensation Committee Report
56	Compensation Tables
70	Other Compensation Disclosures
	70	2024 CEO Pay Ratio
	71	Pay Versus Performance
	73	Equity Compensation Plan Information

74	Independent Auditor Management Proposal No. 3: Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Auditor for the Fiscal Year Ending December 31, 2025

74	Review and Engagement
75	Audit Committee Report
76	Fees Paid to Independent Auditor

77	Stockholder Proposal

79	Submitting 2026 Proposals

80	Voting and Meeting Information

83	Appendix

83	Non-GAAP Financial Measures
Forward-Looking Statements
This proxy statement contains forward-looking statements. These forward-looking statements might be identified by words, and variations of words, such as “will,” “expect,” “may,” “would,” “could,” “plan,” “believe,” “anticipate,” “intend,” “estimate,” “potential,” “position,” “forecast,” “target,” “guidance,” “outlook,” and similar expressions. These forward-looking statements may include, but are not limited to, statements about our business operations; our strategy; governance, sustainability, and compensation practices and policies; our agreements with General Electric Company (“GE”); and financial information. Please see our risk factors, as they may be amended from time to time, set forth in our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our most recently filed Annual Report on Form 10-K (the “2024 Form 10-K”). There may be other factors not presently known to us or which we currently consider to be immaterial that could cause our actual results to differ materially from those projected in any forward-looking statements we make. We do not undertake any obligation to update or revise our forward-looking statements except as required by applicable law or regulation.

2	GE HEALTHCARE 2025 PROXY STATEMENT

Proxy Statement Summary
This section summarizes and highlights certain information contained in this proxy statement but does not contain all the information that you should consider when casting your vote. Please review the entire proxy statement as well as the 2024 Form 10-K carefully before voting.
2025 Annual Meeting of Stockholders
Date and Time:
May 28, 2025 at 9:00 a.m. Central Time
Location:
Virtual via live webcast at: www.virtualshareholdermeeting.com/GEHC2025
Record Date:
Stockholders of record at the close of business on March 31, 2025 are entitled to attend and vote at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”). On that date, there were 457,843,185 shares of common stock of GE HealthCare Technologies Inc. (“GE HealthCare,” the “Company,” “we,” “us,” or “our”) outstanding and entitled to vote.
Voting Matters and Board Recommendations
Stockholders will be asked to vote on the following matters at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to promptly submit your proxy with your voting instructions. You may do this over the internet, as well as by telephone or mail. See “Voting and Meeting Information” on page 80. The Company’s Board of Directors (the “Board”) is not aware of any matter that will be presented for a vote at the Annual Meeting other than those shown below.

Management Proposal 1
Election of the 10 Director Nominees Named in this Proxy Statement for a One-Year Term
At the Annual Meeting, ten director nominees will stand for election to hold office until the 2026 Annual Meeting of Stockholders or until their successors have been elected and qualified.

	The Board recommends a vote FOR each director nominee	See Page 9

ManagementProposal 2
Approval of Our Named Executive Officers’ Compensation in an Advisory Vote
We are asking stockholders to approve, on an advisory basis, the compensation paid to our named executive officers (“NEOs”) in 2024, as described in this proxy statement.

	The Board recommends a vote FOR the say-on-pay proposal	See Page 36

ManagementProposal 3
Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Auditor for the Fiscal Year Ending December 31, 2025
We are asking stockholders to ratify the selection of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2025.

	The Board recommends a vote FOR ratification of the Audit Committee’s selection of Deloitte & Touche LLP (“Deloitte”) as our independent auditor for the fiscal year ending December 31, 2025	See Page 74

Stockholder Proposal 4	Stockholder Ratification of Certain Termination Pay Arrangements, if Properly Presented The Board recommends a vote AGAINST stockholder ratification of certain termination pay arrangements.

	The Board recommends a vote AGAINST the proposal	See Page 77

GE HEALTHCARE 2025 PROXY STATEMENT	3

Proxy Statement Summary
Company Overview
GE HealthCare is a trusted partner and leading global healthcare solutions provider, innovating medical technology, pharmaceutical diagnostics, and integrated, cloud-first AI-enabled solutions, services, and data analytics. We aim to make hospitals and health systems more efficient, clinicians more effective, therapies more precise, and patients healthier and happier. Serving patients and providers for more than 125 years, GE HealthCare is advancing personalized, connected, and compassionate care, while simplifying the patient’s journey across care pathways. Together, our Imaging, Advanced Visualization Solutions, Patient Care Solutions, and Pharmaceutical Diagnostics businesses help improve patient care from screening and diagnosis to therapy and monitoring. We are a $19.7 billion business with approximately 53,000 colleagues working to create a world where healthcare has no limits.
On January 3, 2023, we completed a spin-off from our former parent company, GE. Within this proxy statement, we refer to this transaction, which resulted in GE HealthCare becoming an independent publicly traded company, as the “Spin-Off.”
Strategy
At GE HealthCare, we see possibilities through innovation. We are partnering with our customers to fulfill healthcare’s greatest potential through groundbreaking medical technology, intelligent devices, and care solutions. Our strategy is focused on leveraging our strengths, exploring new opportunities, and anticipating future healthcare needs. Innovation has always been a cornerstone for GE HealthCare, and our new product introduction growth supports our evolution from an imaging and critical care equipment company to a healthcare solutions provider. Our deep understanding of our customers’ challenges and the industry allow us to be a strategic partner and co-creator of a holistic offering inclusive of technology, services, and solutions, and our comprehensive approach drives transformation for the customer. We continue to advance our leadership position in artificial intelligence (“AI”) through obtaining AI-enabled U.S. Food and Drug Administration authorizations, developing cloud-based solutions, and developing foundation models to simplify AI integration in healthcare.
In 2024, we demonstrated our commitment to our disciplined mergers and acquisitions strategy, complementing existing technologies and solutions. We closed on two acquisitions, resulting in the additions of MIM Software, with AI-enabled image analysis and workflow tools, and Intelligent Ultrasound, adding innovative, real-time image recognition technology. We also announced the acquisition of the remaining 50% stake in Nihon Medi-Physics to deepen our radiopharmaceutical distribution capabilities in Japan and other Asian markets. We deliver the smart devices and drugs that help customers solve for disease states across the patient journey, and digital and AI-powered technologies that unlock the power of data to help clinicians make more informed decisions, enabling better patient outcomes.
Our strategy prioritizes the following pillars:

Precision care Connected care pathways and digitization of healthcare	Growth acceleration Commercial capabilities and product leadership	Business Optimization Sustainable margin expansion and strong cash flow

4	GE HEALTHCARE 2025 PROXY STATEMENT

Proxy Statement Summary
Compensation
Our executive compensation program is designed to attract, retain, and motivate top executive talent who create long-term value for our stockholders through execution of our business strategy. Our pay program is market-competitive, aligned with stockholder interests, and driven by strong governance practices for sound decision-making. Highlights of our executive compensation and governance practices include:
•A total rewards philosophy and guiding principles that serve as a clear and transparent framework for considering compensation designs and individual pay levels
•An executive compensation program designed to strengthen the link between pay and performance by having a significant portion of total executive compensation at-risk, performance-based, and long-term focused
•Use of a balanced mix of cash and equity and annual and long-term incentives
•Annual and long-term incentive plans that incorporate business-focused goals, which are complementary, risk-balancing, and designed to encourage an ownership-oriented team
•Robust governance practices, including stock ownership requirements, a clawback policy (with mandatory and discretionary components), prohibitions on hedging and pledging, and annual risk assessments
•Proactive stockholder outreach to understand their perspectives and views on our executive compensation program and philosophy

GE HEALTHCARE 2025 PROXY STATEMENT	5

Proxy Statement Summary
Director Nominees
The Nominating and Governance Committee (the “Governance Committee”) recommended and the Board nominated each of the 10 incumbent directors for election at the Annual Meeting to hold office until the 2026 Annual Meeting of Stockholders or until their successors have been elected and qualified. Information about each director nominee in this Proxy Statement Summary is as of March 31, 2025.

H. Lawrence Culp, Jr.		Risa Lavizzo‑Mourey	Independent

Chairman Chairman and Chief Executive Officer GE Aerospace Age: 62		Lead Director Nominating and Governance Committee Chair Professor Emerita University of Pennsylvania Former President and Chief Executive Officer Robert Wood Johnson Foundation Age: 70

Peter J. Arduini		Rodney F. Hochman	Independent

President and Chief Executive Officer GE HealthCare Technologies Inc. Age: 60		Chief Executive Officer Emeritus Providence Age: 69

Lloyd W. Howell, Jr.	Independent	Catherine Lesjak	Independent

Executive Director NFL Players Association Former Executive Vice President, Chief Financial Officer, and Treasurer Booz Allen Hamilton Holding Company Age: 58		Audit Committee Chair Former Executive Vice President and Chief Financial Officer HP, and its predecessor, Hewlett-Packard Age: 66

Anne T. Madden	Independent	Tomislav Mihaljevic	Independent

Senior Vice President and General Counsel Honeywell International Inc. Age: 60		Chief Executive Officer and President, Morton L. Mandel CEO Chair Cleveland Clinic Age: 61

William J. Stromberg	Independent	Phoebe L. Yang	Independent

Talent, Culture, and Compensation Committee Chair Former Chief Executive Officer T. Rowe Price Group Age: 65		Former General Manager Amazon Web Services, Healthcare Age: 56

6	GE HEALTHCARE 2025 PROXY STATEMENT

Proxy Statement Summary
Board of Directors
Our Board composition reflects our intention to have a board of directors with a well-rounded range of perspectives and a variety of experiences and industry backgrounds related to our business activities.
The composition of the Board nominees is:

Age	Gender
3 board leadership positions are held by women and 2 are held by men

Birthplace	Independence

Demographic Background
All director nominees except our Chairman and our Chief Executive Officer (“CEO”) are independent and meet applicable heightened independence standards for our Audit Committee, Talent, Culture, and Compensation Committee (“Compensation Committee”), and Governance Committee.

GE HEALTHCARE 2025 PROXY STATEMENT	7

Proxy Statement Summary
Governance
GE HealthCare’s commitment to good corporate governance is embodied in our Governance Principles. The Governance Principles set forth the Board’s governance practices. The Governance Committee assesses the Governance Principles on an ongoing basis in light of current practices. The following is a summary of our significant corporate governance practices.

Key Corporate Governance Practices

•Majority of independent directors, with a goal of at least two-thirds independent; 8 out of 10 director nominees are independent
•Annual election of all directors by majority vote
•No supermajority provisions in governing documents
•Strong lead director with clearly delineated duties
•Lead director oversees the Board’s periodic review of its leadership structure
•Annual Board and committee self-evaluations
•Board-level oversight of sustainability matters
•Board refreshment mechanism (term limit of 15 years)

•Regular executive sessions of independent directors
•Board and committees may hire outside advisors independent of management
•Clawback policy that applies to all cash and equity incentive awards
•Prohibitions against hedging and pledging
•Robust stock ownership and retention requirements
•Limits on director outside board commitments (“overboarding”)
•No poison pill or dual-class shares
•Stockholder right to call special meetings at 25%
•Proxy access provisions

8	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance

Management Proposal No. 1 Election of Directors
All nominees are current GE HealthCare Board members.
What are you voting on?
At the Annual Meeting, ten director nominees will stand for election to hold office until the 2026 Annual Meeting of Stockholders or until their successors have been elected and qualified.

The Board recommends a vote FOR each director nominee

Nominee Biographies
The following information about each director nominee is as of March 31, 2025.

H. Lawrence Culp, Jr. | Chairman Age: 62 Birthplace: United States
Key Skills & Experience
•Healthcare Industry
•Finance and Accounting
•Risk Management
•Global
•Academia and Nonprofit
Other Current Public Company Boards
•GE Aerospace
Prior Public Company Boards
•Danaher Corporation
•GlaxoSmithKline
•T. Rowe Price Group
Other Positions
•Member and former Chairman, Board of Visitors & Governors, Washington College
•Member, Board of Trustees, Wake Forest University

Chairman and Chief Executive Officer, GE Aerospace
Mr. Culp is the Chairman and Chief Executive Officer of General Electric Company, operating as GE Aerospace. Mr. Culp joined the GE Board of Directors in April 2018 and was appointed Chief Executive Officer of GE in October 2018. In June 2022, he assumed additional duty as Chief Executive Officer of GE Aerospace and became Chairman and Chief Executive Officer of GE Aerospace when it launched as a public company in April 2024. He has also served as the non-executive Chairman of our Board since the Spin-Off. As Chairman and Chief Executive Officer of GE, Mr. Culp led the industrial technology company’s multi-year financial and operational transformation. Under his leadership, GE further focused the company’s portfolio and simultaneously improved operations across its businesses by implementing and adopting lean with a relentless focus on safety, quality, delivery, and cost—in that order—to better serve customers. These efforts built a strong foundation for the successful creation of three independent, investment-grade public companies GE HealthCare, GE Vernova, and GE Aerospace. Each company is an industry leader with extensive global installed bases and a strong services orientation.
Prior to joining GE, Mr. Culp spent 25 years at Danaher Corporation, including serving as President and Chief Executive Officer from 2001 to 2014. Mr. Culp joined Danaher in 1990 at Veeder-Root, becoming President in 1993. He was appointed Group Executive and Corporate Officer in 1995, with responsibility for Danaher’s Environmental and Electronic Test and Measurement platforms while also serving as President of Fluke and Fluke Networks. He was named Executive Vice President in 1999, Chief Operating Officer in 2000, and President and Chief Executive Officer in 2001. Mr. Culp is a graduate of Harvard Business School and served as a Senior Lecturer from 2015 to 2018. We believe that Mr. Culp’s globally recognized leadership, risk management, and executive management experience make him uniquely qualified to serve as our Chairman.

GE HEALTHCARE 2025 PROXY STATEMENT	9

Corporate Governance

Risa Lavizzo-Mourey | Independent Lead Director Chair: Governance Committee Committee Memberships Governance Committee Age: 70 Birthplace: United States
Key Skills & Experience
•Healthcare Industry
•Science and Technology
•Risk Management
•Government and Legal
•Academia and Nonprofit
Other Current Public Company Boards
•Intel (until May 2025)
•Merck
Prior Public Company Boards
•Hess
•General Electric
•Better Therapeutics
Other Positions
•Chair, Smithsonian Institution Board of Regents
•Advisory Board Member, National Museum of Natural History
•Governor, TIAA
•Trustee, Howard Hughes Medical Institute
•Board of Advisors, HealthQuest

Professor Emerita, University of Pennsylvania, and Former President and Chief Executive Officer, Robert Wood Johnson Foundation
Dr. Lavizzo-Mourey has served as Lead Director of our Board since the Spin-Off. Dr. Lavizzo-Mourey served as the Robert Wood Johnson Foundation Professor of Health Equity and Health Policy from January 2018 to January 2021. From 2003 to 2017, Dr. Lavizzo-Mourey was the Chief Executive Officer of the Robert Wood Johnson Foundation, where she spearheaded initiatives to reverse the childhood obesity epidemic, create an affordable and inclusive healthcare system, and address social factors associated with adverse health impacts. Dr. Lavizzo-Mourey was a professor at the University of Pennsylvania from 1986 until 2003 where she served as Chief of Geriatric Medicine and Director of the Institute of Aging. She also has extensive government experience in a wide range of roles from 1985 to 1998, including as a Co-Chair of the White House Health Care Reform Task Force and as an Advisory Committee Member on the President’s Advisory Commission on Consumer Protection and Quality in the Health Care Industry. We believe Dr. Lavizzo-Mourey is well-qualified to serve on our Board because of her extensive leadership experience, accomplishments in both academia and nonprofit organizations, and healthcare knowledge.

Peter J. Arduini Age: 60 Birthplace: United States
Key Skills & Experience
•Healthcare Industry
•Finance and Accounting
•Science and Technology
•Risk Management
•Global
Other Current Public Company Boards
•Bristol Myers Squibb
Prior Public Company Boards
•Integra LifeSciences
Other Positions
•Chair of Board of Directors, Advanced Medical Technology Association
•Director and Chair of Funds Development, National Italian American Foundation

President and Chief Executive Officer, GE HealthCare Technologies Inc.
In December 2022, Mr. Arduini was appointed as our President and Chief Executive Officer in connection with the Spin-Off, and he has also served as a member of the Board since the Spin-Off. He served as the President and Chief Executive Officer of GE’s healthcare business from January 2022 until December 2022. Previously, Mr. Arduini was the President and Chief Executive Officer of Integra LifeSciences (“Integra”), a global medical technology company, from January 2012 to December 2021. During his tenure as Integra’s Chief Executive Officer, the Integra portfolio evolved significantly to a faster growing and more profitable company through multiple acquisitions and a sustainable research and development pipeline. Prior to Integra, Mr. Arduini worked at Baxter Healthcare as President of its Medication Delivery division. Before Baxter Healthcare, he spent 15 years at GE’s healthcare business in a variety of leadership roles in the United States and globally, including leading the Computed Tomography and Molecular Imaging business, Healthcare Services and U.S. sales. As our Chief Executive Officer and with many years of experience leading organizations that provide healthcare products and services, Mr. Arduini has extensive knowledge of the industry and is uniquely qualified to understand the opportunities and challenges facing our business.

10	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance

Rodney F. Hochman | Independent Committee Memberships Compensation Committee Governance Committee Age: 69 Birthplace: United States
Key Skills & Experience
•Healthcare Industry
•Finance and Accounting
•Science and Technology
•Risk Management
•Academia and Nonprofit
Prior Public Company Boards
•Diversey Holdings
Other Positions
•Fellow of the American College of Rheumatology
•Fellow of the American College of Physicians
•Advisory Board Member, University of Washington Foster School of Business
•Dean’s Advisory Board Member, Boston University School of Medicine
•Director, Truveta
•Director, LeanTaas

Chief Executive Officer Emeritus, Providence
Dr. Hochman has served as a member of our Board since the Spin-Off. Dr. Hochman has served as Senior Advisor, Healthcare at Bain Capital, LP, a private investment firm, and Chief Executive Officer Emeritus of Providence, a Catholic not-for-profit health system, since January 2025. From 2016 through December 2024, Dr. Hochman served as the President and Chief Executive Officer of Providence. Dr. Hochman also served as a member of the board of Providence until his retirement in December 2024. From 2013 to 2016, he served as the President and Chief Executive Officer of Providence Health & Services, Inc., which merged with St. Joseph Health to form Providence St. Joseph Health (now Providence) in 2016. Before that, he served as the President and Chief Executive Officer of Swedish Medical Center from 2007 to 2012. From 1998 to 2007, Dr. Hochman held various leadership roles within the Sentara Health System. He is former Chair of the American Hospital Association and the Catholic Health Association. We believe Dr. Hochman is well-qualified to serve on our Board because of his extensive leadership experience, finance and accounting expertise, and healthcare knowledge.

Lloyd W. Howell, Jr. | Independent Committee Memberships Audit Committee | Financial Expert Compensation Committee Age: 58 Birthplace: United States
Key Skills & Experience
•Healthcare Industry
•Finance and Accounting
•Science and Technology
•Risk Management
•Government and Legal
Other Current Public Company Boards
•Moody’s
Prior Public Company Boards
•Integra LifeSciences
•KLDiscovery
Other Positions
•Member of Board of Overseers, University of Pennsylvania School of Engineering and Applied Sciences
•Director, ManTech International

Executive Director, NFL Players Association, and Former Executive Vice President, Chief Financial Officer, and Treasurer, Booz Allen Hamilton Holding Company
Mr. Howell has served as a member of our Board since the Spin-Off. He has been the Executive Director of the NFL Players Association since July 2023. From July 2016 to October 2022, Mr. Howell served as Executive Vice President, Chief Financial Officer, and Treasurer of Booz Allen Hamilton Holding Company (“Booz Allen”), a professional services company. He then continued as Executive Vice President of Booz Allen from October 2022 through December 2022 to assist Booz Allen with the transition to his retirement. During his more than 34 years at Booz Allen, Mr. Howell held a variety of leadership roles. From 2013 to 2016, he led Booz Allen’s Civil and Commercial Group. Prior to that, he held the position of Executive Vice President, Client Services Office from 2009 to 2013. Since March 2023, Mr. Howell has served as Operating Executive for The Carlyle Group, a global investment firm. We believe Mr. Howell is well-qualified to serve on our Board because of his financial expertise and significant leadership and business experience.

GE HEALTHCARE 2025 PROXY STATEMENT	11

Corporate Governance

Catherine Lesjak | Independent Chair: Audit Committee Committee Memberships Audit Committee | Financial Expert Age: 66 Birthplace: Canada
Key Skills & Experience
•Finance and Accounting
•Science and Technology
•Risk Management
•Global
Other Current Public Company Boards
•GE Aerospace
•PROS Holdings
Prior Public Company Boards
•SunPower
Other Positions
•Advisory Board, Haas School of Business, University of California, Berkeley

Former Executive Vice President and Chief Financial Officer, HP, and its predecessor, Hewlett-Packard
Ms. Lesjak was appointed to our Board in December 2022 in connection with the Spin-Off. Ms. Lesjak held a broad range of financial leadership roles over a 32-year career at HP Inc. (formerly Hewlett-Packard Company) (“HP”), a multinational information technology company, from which she retired in March 2019. Most recently, from July 2018 until March 2019, she was the interim Chief Operating Officer of HP. From January 2007 to November 2015, Ms. Lesjak was Executive Vice President and Chief Financial Officer of HP, and from November 2015 to July 2018, she was Chief Financial Officer. Ms. Lesjak served as Interim Chief Executive Officer of HP from August 2010 until November 2010. Prior to being named Chief Financial Officer, Ms. Lesjak served as Senior Vice President and Treasurer of HP. Earlier in her career at HP, she managed financial operations for Enterprise Marketing and Solutions and the Software Global Business Unit. We believe Ms. Lesjak is well-qualified to serve on our Board because of her significant risk management and leadership experience and financial expertise.

Anne T. Madden | Independent Committee Memberships Audit Committee | Financial Expert Governance Committee Age: 60 Birthplace: United States	Key Skills & Experience •Finance and Accounting •Science and Technology •Risk Management •Government and Legal •Global Other Positions •Director, Quantinuum, a subsidiary of Honeywell

Senior Vice President and General Counsel, Honeywell International Inc.
Ms. Madden has served as a member of our Board since the Spin-Off. Since October 2017, Ms. Madden has served as Senior Vice President and General Counsel at Honeywell International Inc. (“Honeywell”), a diversified technology and manufacturing company, where she also served as Corporate Secretary from January 2018 to September 2019. Prior to that, Ms. Madden was Vice President, Corporate Development and Global Head of M&A at Honeywell for sixteen years. During her tenure, Honeywell made approximately 100 acquisitions representing approximately $15 billion in revenues and divested approximately 70 businesses representing close to $9 billion of non-core revenues. Ms. Madden joined AlliedSignal, Honeywell’s predecessor, in 1996 as General Counsel of Fluorine Products and, later that year, became Vice President and General Counsel of Specialty Chemicals and then Vice President and Deputy General Counsel of Performance Materials and Technologies. Earlier in her career, Ms. Madden worked at Shearman & Sterling and KPMG. We believe Ms. Madden is well-qualified to serve on our Board because of her significant risk management, legal, and business experience.

12	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance

Tomislav Mihaljevic | Independent Committee Memberships Compensation Committee Governance Committee Age: 61 Birthplace: Croatia
Key Skills & Experience
•Healthcare Industry
•Science and Technology
•Risk Management
•Global
•Academia and Nonprofit
Prior Public Company Boards
•General Electric
Other Positions
•Board Co-Chair, US-UAE Business Council
•Director, Greater Cleveland Partnership
•Director, United Way of Greater Cleveland
•Board of Directors and Advisory Board, OneTen

Chief Executive Officer and President, Morton L. Mandel CEO Chair, Cleveland Clinic
Dr. Mihaljevic has served as a member of our Board since the Spin-Off. Since January 2018, Dr. Mihaljevic has served as the Director, Chief Executive Officer and President, Morton L. Mandel CEO Chair, of Cleveland Clinic, a global integrated healthcare system. From 2015 to 2017, Dr. Mihaljevic served as Chief Executive Officer of Cleveland Clinic Abu Dhabi (“CCAD”), the first U.S. multi-specialty hospital to be replicated outside of North America. From 2011 to 2015, he was Chief of Staff and Chairman of the Heart & Vascular Institute at CCAD, leading the recruitment, hiring, and training of the new hospital’s workforce. Dr. Mihaljevic joined Cleveland Clinic in 2004 as a surgeon in the Department of Thoracic and Cardiovascular Surgery. We believe Dr. Mihaljevic is well-qualified to serve on our Board because of his significant leadership and risk management experience and healthcare knowledge.

William J. Stromberg | Independent Chair: Compensation Committee Committee Memberships Audit Committee | Financial Expert Compensation Committee Age: 65 Birthplace: United States
Key Skills & Experience
•Finance and Accounting
•Risk Management
•Global
•Academia and Nonprofit
Prior Public Company Boards
•T. Rowe Price Group
Other Positions
•Advisory Board Chair, Johns Hopkins University Whiting School of Engineering
•Board of Trustees Member, Johns Hopkins University

Former Chief Executive Officer, T. Rowe Price Group
Mr. Stromberg has served as a member of our Board since the Spin-Off. Mr. Stromberg served as Interim Chief Investment Officer at Johns Hopkins University from June 2024 to February 2025. From January 2016 through May 2024, Mr. Stromberg was a director of the T. Rowe Price Group, Inc. (“Price Group”), a global investment management firm, and served as the Non-executive Chair of the Price Group board from December 2021 through his retirement from the Price Group board in May 2024. Mr. Stromberg served as the Chief Executive Officer of Price Group from January 2016 to December 2021 and was its President from 2016 to February 2021. Prior to that, Mr. Stromberg was Price Group’s Head of Equity from 2009 to 2015 and the Head of U.S. Equity from 2006 to 2009. Earlier in his career at Price Group, he served as a Director of Equity Research and as a portfolio manager. Before joining Price Group in 1987, he was employed by Westinghouse Defense as a systems engineer. We believe Mr. Stromberg is well-qualified to serve on our Board because of his extensive financial, leadership, and business experience.

GE HEALTHCARE 2025 PROXY STATEMENT	13

Corporate Governance

Phoebe L. Yang | Independent Committee Memberships Audit Committee Governance Committee Age: 56 Birthplace: United States
Key Skills & Experience
•Healthcare Industry
•Science and Technology
•Government and Legal
•Global
•Academia and Nonprofit
Other Current Public Company Boards
•Doximity
Other Positions
•Board of Stewardship Trustee, CommonSpirit Health
•Advisor, Brighton Park Capital

Former General Manager, Amazon Web Services, Healthcare
Ms. Yang has served as a member of our Board since the Spin-Off. Ms. Yang was the General Manager of Amazon Web Services, Healthcare, a provider of cloud computing platforms and services, between May 2020 and September 2022. Prior to this role, she was at Ascension, where she served as Chief Strategy Officer for Population Health and as Co-Lead and then Lead Managing Director of Ascension Holdings International. Ms. Yang previously served as a public company senior executive at The Advisory Board Company, Discovery Inc., and AOL Time Warner. Ms. Yang also served as an appointee in two U.S. presidential administrations in the U.S. Department of State and the Federal Communications Commission. We believe Ms. Yang is well-qualified to serve on our Board because of her extensive business, legal, and government experience, both in the U.S. and globally, and her expertise in healthcare, digital transformation, and global expansion.

14	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
Skills and Strengths Matrix
Our director nominees’ primary skills and experiences are highlighted in the following matrix. The matrix is intended as a high-level summary and not an exhaustive list of each director’s skills or contributions to our Board.

Skills and Experience

Healthcare Industry	●	●	●	●	●			●		●
Finance and Accounting	●	●	●	●		●	●		●
Science and Technology	●		●	●	●	●	●	●		●
Risk Management	●	●	●	●	●	●	●	●	●
Government and Legal				●	●		●			●
Global	●	●				●	●	●	●	●
Academia and Nonprofit		●	●		●			●	●	●

Committees Composition
Audit Committee				Financial Expert ●		Chair Financial Expert ●	Financial Expert ●		Financial Expert ●	●

Nominating and Governance Committee			●		Chair ●		●	●		●
Talent, Culture, and Compensation Committee			●	●				●	Chair ●

As of January 2025, Phoebe Yang stepped down from the Compensation Committee and joined the Audit Committee, and Rodney Hochman stepped down from the Audit Committee and joined the Compensation Committee.

GE HEALTHCARE 2025 PROXY STATEMENT	15

Corporate Governance
Skills and Strengths
GE HealthCare believes that the director nominees possess significant strengths and skills, as highlighted in their biographies. Below is a description of considerations related to each skill and strength.

Healthcare Industry Healthcare industry experience helps the Board in understanding opportunities and risks in the industry in which the Company operates	•Relevant experience in the healthcare sector
Finance and Accounting Financial and accounting skills facilitate effective oversight of the Company’s financial statements, internal controls, independent auditor, and internal audit department
•Current or former role in auditing or accounting, including direct supervision of a Chief Financial Officer or Chief Accounting Officer
•Current or former role in the finance industry, a bank, an insurance company, or as a fund manager
•Proficiency in complex processes such as financial management, capital allocation, and financial reporting

Science and Technology
Science and technology skills assist with oversight of the Company’s efforts to leverage new technologies and achieve and sustain competitive advantage in products, services, and processes

•Current or former role in the technology sector, including on the board of a technology company, or experience implementing business technology strategies, as well as an understanding of emerging technology trends
•Experience working as a medical doctor or scientist
•Expertise in digital technology, cybersecurity, digital marketing, or social media

Risk Management Risk management experience helps the Board oversee the systems and processes in place to identify, analyze, manage, and respond to risk
•Ability to identify key risks in a wide range of areas such as industry developments and legal and regulatory compliance
•Experience in, and knowledge and understanding of, managing major risk exposures, such as significant financial, operational, compliance, reputational, strategic, international, political, and cybersecurity risks for large, complex organizations

Government and Legal Government and legal expertise aids the Board in understanding relevant legislative, regulatory, and policy requirements
•Current or former role in the government or a regulated industry, resulting in insight and perspective on working effectively with governments and agencies
•Current or former executive role in a governmental organization, body, entity, or institution
•Public or private sector experience in economic policy development and analysis
•Current or former practicing lawyer

Global Global market knowledge and business acumen provide insight into market trends, macroeconomic factors, socio-political changes, and political unrest or conflict that affect the Company
•Current or former executive or advisory role in a global enterprise and understanding of diverse business environments, economic conditions, cultures, and regulatory frameworks
•Other relevant knowledge of or experience conducting business or operations in the global markets in which we operate, and a broad perspective on global market opportunities
•Experience working on international policy or related issues, resulting in international business, political, and cultural perspectives and insights

Academia and Nonprofit Experience in academia and the nonprofit sector provides insight regarding the needs of key customers and partners	•Experience in teaching or managing in academic institutions •Experience as a director of or executive in an academic institution or nonprofit organization

16	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
Board Leadership Structure
GE HealthCare believes that independent board oversight is an essential component of strong corporate performance. We also believe that the decision as to whether the positions of chairperson and CEO should be combined or separated, and whether an executive or an independent director should serve as the chairperson, should be based upon the needs of the Company at any given time. Maintaining flexibility on this policy allows the Board to choose the leadership structure that will best serve the interests of the Company and its stockholders at any particular time.

Leadership Structure

Chairman H. Lawrence Culp, Jr.	Independent Lead Director Risa Lavizzo- Mourey	President and Chief Executive Officer Peter J. Arduini

Why Our Board Leadership Structure is Appropriate for GE HealthCare at this Time
The Board believes that its current leadership structure, in which the roles of chairperson and CEO are separate, with an independent lead director and independent directors chairing each of the Board committees, is in the best interests of GE HealthCare and its stockholders. In the Board’s view, this structure allows Mr. Culp, as Chairman, to lead agenda setting and oversight of the Company’s strategy at the Board level, while Mr. Arduini, in his capacity as CEO, leads the setting and execution of the strategy. At the same time, our independent lead director, Dr. Lavizzo-Mourey, works with Mr. Culp to set the agenda for the Board and also exercises additional oversight on behalf of the independent directors. The Board will continue to review the appropriateness of this structure and consider stockholder feedback.
Mr. Culp, our current Chairman, is not independent under Nasdaq rules. Dr. Lavizzo-Mourey was appointed as lead director, effective as of the date of the Spin-Off, due to her extensive leadership experience and healthcare knowledge. Going forward, and in accordance with our Governance Principles, the Board will appoint an independent lead director if the chairperson is not independent.

In light of the demands placed on the lead director, absent special circumstances, the lead director shall not serve as the lead director, chairperson, or chief executive officer of another public company.

GE HEALTHCARE 2025 PROXY STATEMENT	17

Corporate Governance
The Lead Director’s Role
The lead director has the following responsibilities (and may also perform other functions at the Board’s request), as detailed in the Governance Principles:
•Board Leadership – provides leadership to the Board in any situation where the chairperson’s role may be perceived to be in conflict and chairs Board meetings in the absence of the chairperson
•Board Agenda, Schedule, and Information – approves the agenda (with the ability to add agenda items), schedule, and information sent to directors and calls additional meetings as needed
•Leadership of Independent Director Meetings – calls and leads independent director meetings and raises items for discussion from these meetings with the chairperson
•Chairperson-Independent Director Liaison – meets with the chairperson and serves as liaison between the chairperson and the independent directors (although every director has direct access to the chairperson)
•Stockholder Communications – is available as the primary Board contact for direct communication with our stockholders
•Board Governance Processes – works with the Governance Committee to guide the Board’s governance processes, including the annual Board self-evaluation
•Board Leadership Structure Review – oversees the Board’s periodic review and evaluation of its leadership structure
•Committee Chair Selection – advises the Governance Committee in making its recommendations for committee chairs
Board Composition
How We Plan to Continue Developing Our Board
The Governance Committee is charged with reviewing the composition of the Board and refreshing it as appropriate. With this in mind, the Governance Committee considers potential candidates and recommends nominees to the Board for approval. The Governance Committee also reviews and recommends committee slates annually to the Board for approval.
The Board takes a thoughtful approach to its composition to maintain alignment with the Company’s strategy. We believe our Board composition strikes a balanced approach by including directors with extensive experience across a variety of disciplines that when considered as a whole should provide a significant breadth of experience, knowledge, and abilities to assist the Board in fulfilling its responsibilities. Our directors bring continuity and a deep understanding of our complex business.
Director Selection Process
Our Governance Committee, together with the full Board, is responsible for establishing criteria, screening candidates, and evaluating the qualifications of persons who may be considered for service on our Board.
How You Can Recommend a Candidate
The Governance Committee will consider recommendations for director candidates submitted by stockholders. Write to the Governance Committee, c/o Secretary, GE HealthCare Technologies Inc., 500 West Monroe Street, Chicago, Illinois 60661, and include all information that our bylaws require for director nominations. All director candidates recommended by stockholders will be considered by the Governance Committee in the same manner as any other candidate.
How We Refresh the Board
•Board Evaluation. As described under “Annual Self-Evaluations,” the Board assesses its effectiveness annually through evaluation at the Board and committee levels of the effectiveness of the directors and their ability to work as a team in the long-term interests of the Company. As part of this process, the Board discussed the skills and experience of current Board members as well as skills and experience the Company will need in the future to align with the evolution of the Company’s strategy.
•Term Limits. The Board has a 15-year term limit for all directors other than our CEO.

18	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
Important Factors in Assessing Board Composition
The Governance Committee assists the Board in identifying qualified individuals to become Board members, making recommendations on the composition of the Board and its committees, monitoring a process to assess Board effectiveness, developing and implementing the Company’s Governance Principles, overseeing risks related to the Company’s governance structure, and overseeing other public issues of significance that affect investors and other key stakeholders. The Governance Committee considers a wide range of factors when selecting and recruiting director candidates, including independence, qualifications, skills, experiences, backgrounds, and perspectives.
The Board and the Governance Committee work together to provide that the members of the Board as a whole, and the committees independently, possess the skills, experience, and commitment to effectively administer their oversight responsibilities and to align with the Company’s strategy. Directors should possess leadership experience; the highest personal and professional ethics, integrity, and values, a passion for learning, a sense of priorities and balance, talent development experience, and commitment to representing the long-term interests of our stockholders. They must also have an inquisitive and objective perspective, practical wisdom, and mature judgment. We endeavor to have a Board that represents a range of experiences at policy-making levels in business, government, education, technology, and healthcare, and in areas that are relevant to the Company’s global activities, as well as a broad array of backgrounds, capabilities, expertise, and perspectives. The Governance Committee assesses its effectiveness in this regard as part of the annual self-evaluation process. Directors must be willing to devote sufficient time to carrying out their duties and responsibilities effectively.
Annual Self-Evaluations

The Governance Committee considers and develops recommendation for conducting evaluations, which is then aligned with the Board.
Lead director has separate one-on-one conversations with each director to discuss feedback regarding:
•Board composition and structure
•Strategic and performance abilities
•Succession management
•Board interaction with management
•Meetings and materials
•Overall committee and Board functioning and effectiveness
Collective results are discussed by the Board and by each committee and feedback is incorporated, as appropriate.

The Governance Committee oversees the annual self-evaluation process for the Board and each of the committees. This process is used by the Board and by each committee of the Board to determine their effectiveness and opportunities for improvement. During the self-evaluation process, each director is asked to provide his or her assessment of the effectiveness of the Board and its committees, as well as other Board dynamics. The Board views the self-evaluation process as a key part of its commitment to cultivating excellence and best practices in its performance. As part of this process, the Board reviews its composition and identifies any potential skill or experience areas it would like to augment, including through potentially appointing new directors or through other means including bringing external expertise to the Board. The Board also reviews topics such as meeting mechanics, director relationships and engagement, the Board’s leadership structure, succession planning, important risk oversight topics, and committee responsibilities.
In its second self-evaluation, each director met one-on-one with the independent lead director to discuss their thoughts. The Board and each committee then met to discuss the collective feedback provided by the individual directors. Among other things, the Board reflected on the continued maturation of the Board, the effectiveness of its committees’ execution of their oversight responsibilities, the topics on which the Board deliberates, and the ongoing strength of the relationship between the Board and management. It also considered the Board’s mix of skills and experience and opportunities to continue to enhance the Board’s skills in areas aligned to key parts of the Company’s strategy. The Board believes its current composition is appropriate for the Company’s needs, and that the current evaluation process utilizing one-on-one conversations between the Lead Director and each Board member continues to be an effective way to solicit meaningful feedback and discussion for the Board evaluation.

GE HEALTHCARE 2025 PROXY STATEMENT	19

Corporate Governance
Board Size
Our current board size of 10 directors allows us to have ample representation on each committee. Our directors have experience and demonstrated success in fields relevant to the Company’s business and operations, which allows them to provide effective oversight. In accordance with the Governance Principles, the Board determines the number of directors, provided there are at least seven.
Director Independence
Board Members
The Governance Principles specify that the Company will have a majority of independent directors at all times with a goal that at least two-thirds of directors will be independent.
•The Board’s Guidelines: The Board assesses independence as defined by Nasdaq rules. For a director to be considered independent, the Board must determine that he or she does not have any material relationship with GE HealthCare. In addition to applying these guidelines, the Board considers all relevant facts and circumstances when making determinations on independence.
•Applying the Guidelines: In assessing director independence, the Board considered relevant transactions, relationships, and arrangements, including as described in “Independence Assessment” below.
Committee Members
All members of the Audit Committee, the Compensation Committee, and the Governance Committee must be independent, as defined by Nasdaq rules. Committee members must also meet additional committee-specific standards:
•Heightened standards for Audit Committee members:
–Under a separate SEC independence requirement, Audit Committee members may not accept any consulting, advisory, or other fees from GE HealthCare or any of its subsidiaries, except compensation for Board service, and they may not be an affiliated person with the Company or a subsidiary.
•Heightened standards for members of the Compensation Committee and the Governance Committee:
–As a policy matter, the Board also applies a separate, heightened independence standard to members of the Compensation Committee and the Governance Committee. No member of either committee may be a partner, member, or principal of a law firm, accounting firm, or investment banking firm that accepts consulting or advisory fees from GE HealthCare or a subsidiary.
–In addition, in determining whether Compensation Committee members are independent, Nasdaq rules require the Board to consider whether their sources of compensation, including any consulting, advisory, or other compensation paid by GE HealthCare or a subsidiary, and any affiliate relationship involving the director, would impair their ability to make independent judgments about executive compensation.
Independence Assessment
The Company will have a majority of independent directors at all times, as independence is defined under the rules of Nasdaq and determined by the Board. The Board assesses the independence of each director and director nominee annually, in accordance with the Nasdaq listing standards. In reaching its determinations, the Board considered that Anne T. Madden, Phoebe L. Yang, Tomislav Mihaljevic, and Rodney F. Hochman are or have been employed by organizations that did business with the Company at some time during the last three fiscal years in the ordinary course of business. The amount received by the Company or such other organization in each of the last three fiscal years did not exceed 1% of either the Company’s or such organization’s consolidated gross revenues. The Board determined that Rodney F. Hochman, Lloyd W. Howell, Jr., Risa Lavizzo-Mourey, Catherine Lesjak, Anne T. Madden, Tomislav Mihaljevic, William J. Stromberg, and Phoebe L. Yang are independent, and that H. Lawrence Culp, Jr. and Peter J. Arduini are not independent. The Board has determined that all members of the Audit Committee, the Compensation Committee, and the Governance Committee are independent and also satisfy applicable committee-specific independence requirements.

20	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
Board Committees
Committee Purpose and Responsibilities
The purpose and key responsibilities of each committee are listed below. For more detail, see the Governance Principles and committee charters. These materials can be found in the Investors section of our website, investor.gehealthcare.com.

Audit Committee	Number of Meetings in 2024: 10

Catherine Lesjak Chair	Other Members: Lloyd W. Howell, Jr., Anne T. Madden, William J. Stromberg, Phoebe L. Yang
The purpose of the Audit Committee is to assist the Board in its oversight of the integrity of the financial statements of the Company, compliance with legal and regulatory requirements, the independence and qualifications of the independent auditor, and the performance of the Company’s internal audit function and independent auditor. The Audit Committee’s role shall also include oversight as it relates to cybersecurity risk. Among other things, the Audit Committee:
•Oversees GE HealthCare’s independent auditor, including the selection of the auditor, the audit plan, and the budget, and monitors independence and performance;
•Oversees the Company’s financial reporting activities;
•Oversees the internal audit function, including the appointment, hiring, annual performance evaluation, total compensation, oversight, and removal of, and succession planning for, the chief audit executive;
•Discusses with the auditor and management key reporting practices (including the use of non-GAAP financial measures), critical audit matters, and accounting standards and principles;
•Oversees and reviews, with Company management, the Company’s internal control over financial reporting and the Company’s disclosure controls and procedures; and
•Establishes and oversees the procedures set forth in the Governance Principles for the receipt, retention, and treatment of complaints on accounting, internal accounting controls, auditing, or federal securities law matters, as well as submissions by Company employees regarding matters that could have a material impact on the Company.

Financial Acumen
The Board has determined that each of Lloyd W. Howell, Jr., Catherine Lesjak, Anne T. Madden, and William J. Stromberg is an “audit committee financial expert” per SEC rules, and each member of the Audit Committee is able to read and understand fundamental financial statements per Nasdaq rules.

Nominating and Governance Committee	Number of Meetings in 2024: 4

Risa Lavizzo-Mourey Chair	Other Members: Rodney F. Hochman, Anne T. Madden, Tomislav Mihaljevic, Phoebe L. Yang
The purpose of the Governance Committee is to assist the Board in identifying qualified individuals to become Board members, in determining the composition of the Board and its committees, in monitoring a process to assess Board effectiveness, in developing and implementing the Company’s Governance Principles, in overseeing enterprise risk management and risks related to the Company’s governance structure, in overseeing quality assurance and regulatory matters, and in overseeing other public issues of significance which affect investors and other key stakeholders. Among other things, the Governance Committee:
•Oversees the Board’s governance processes, including all significant governance policies and procedures;
•Oversees Company policies and strategies related to political contributions and lobbying;
•Oversees the Company’s environmental, health, and safety compliance and related risks;
•Oversees the Company’s orientation for new directors and continuing education programs for directors;
•Assists the Board in determining director independence;
•Reviews Board structure and composition and identifies new directors for GE HealthCare;
•Reviews and oversees matters relating to quality assurance and regulatory affairs;
•Oversees Board and committee self-evaluations;
•Oversees matters relating to business continuity and crisis management;
•Oversees the Company’s enterprise risk assessment and enterprise risk management policies and processes; and
•Reviews conflicts of interest, as applicable.

GE HEALTHCARE 2025 PROXY STATEMENT	21

Corporate Governance

Talent, Culture, and Compensation Committee	Number of Meetings in 2024: 5

William J. Stromberg Chair	Other Members: Rodney F. Hochman, Lloyd W. Howell, Jr., Tomislav Mihaljevic
The purpose of the Compensation Committee is to carry out the Board’s overall oversight responsibility relating to human capital management, compensation, and benefits policies generally and specifically as they apply to the Company’s executives. Among other things, the Compensation Committee:
•Oversees the development and evaluation of potential candidates for executive officer roles;
•Reviews and approves the corporate goals and objectives with respect to compensation for the CEO;
•Approves the evaluation process and compensation philosophy, policies, and structure for the Company’s executive officers;
•Evaluates the performance of and approves the compensation for the Company’s executive officers;
•Reviews and approves a peer group of companies for executive compensation purposes;
•Reviews and recommends changes to director compensation and benefits; and
•Oversees the Company’s strategies and policies related to human capital management, which may include matters such as workplace environment, culture and belonging, and talent recruitment, development, engagement, and retention.

All members of each our three committees satisfy Nasdaq’s definitions of independence applicable to such committees.

Compensation Committee Interlocks and Insider Participation
During fiscal year 2024, none of the members of the Compensation Committee was an officer or employee of the Company. No executive officer of the Company served on the compensation committee (or other board committee performing equivalent functions) or on the board of directors of any entity having an executive officer who serves on the Compensation Committee or on the Board.
Independent Director Meetings
The independent directors meet regularly (and, in any case, at least twice a year) in executive sessions at scheduled Board meetings. They may have other special meetings throughout the year. These executive sessions promote candor and discussion of matters in a setting that is independent of the Chairman and CEO. The lead director chairs each of these executive sessions.
Key Areas of Board Oversight
Strategy
The Board oversees management’s establishment and execution of corporate strategy. Elements of strategy are discussed at regularly scheduled Board meetings. The Board engages directly with the leaders of GE HealthCare’s businesses and reviews the businesses’ strategic and operational priorities, competitive environment, market challenges, economic trends, and regulatory developments. At meetings during the year, the Board discusses capital allocation plans, the Company’s performance against its operating plan and annual budget, and potential strategic transactions with a view toward alignment with our priorities.
In 2024, the Board dedicated one meeting to an in-depth strategy review in addition to the discussions that took place at meetings throughout the year. An annual Board meeting focused primarily on corporate strategy and execution provides management with the opportunity to share with the Board its in-depth analysis relating to principal opportunities and risks, and it facilitates Board oversight and sharing of feedback with management regarding execution and risk mitigation plans. In addition, the Board visited GE HealthCare facilities in Wisconsin in 2024.

22	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
The Board plans to continue to hold at least one meeting per year focused on corporate strategy. The Board also intends to continue to visit facility locations, which will enable the Board to observe the Company’s operating culture and management’s execution of strategy.
Enterprise Risk Management
GE HealthCare management has primary responsibility for the practices, processes, and procedures to proactively and comprehensively manage risk; the Board oversees those activities. The Board uses enterprise risk management (“ERM”) as a key mechanism for understanding enterprise-level risks facing GE HealthCare and assessing management practices, processes, and procedures for mitigating those risks. The Governance Committee oversees the Company’s ERM framework, and the ERM program lead reports periodically to the Governance Committee on the ERM program and risk assessment output.
GE HealthCare’s ERM program oversees and manages the Company’s ERM framework, enterprise risk assessment, risk appetite, risk culture, and emerging risk management. The ERM program is implemented through the Enterprise Stewardship Program Committee (“ESP Committee”), a cross-functional management committee coordinated through the Global Law & Policy function and established to provide management oversight of ERM and enterprise-wide sustainability efforts. The ERM program conducts an enterprise risk assessment annually, informed by a variety of internal and external sources, including other risk assessments throughout the Company. The enterprise risk assessment entails identifying, evaluating, and prioritizing top enterprise-level risks as well as preparing countermeasures. Senior management discusses existing risks and emerging risks with the risk owners, and risk owners integrate risk management into decision-making and strategic planning. Risk owners provide regular updates to facilitate ongoing monitoring and assessment of the Company’s risk environment and mitigation efforts. Leaders are responsible for presenting on how risks are being managed to senior management and, when appropriate, to the Board or the relevant committee.
Oversight of Risk Management

Board

•Oversees the Company’s overall risk management program as well as specific risks over which it retains direct oversight
•Delegates oversight of other risks to Board committees based on their areas of expertise and receives reports from committees on their respective areas of responsibility
•May consult with or receive updates from external parties on risk oversight generally or specific risks over which it has retained oversight

Audit Committee	Talent, Culture, and Compensation Committee	Nominating and Governance Committee

•Cybersecurity and data protection •Financial statements and financial reporting activities •Anti-bribery and anti-corruption •Compliance and litigation
•Executive succession planning
•Executive compensation policies and practices, including incentive compensation policies and arrangements
•Equity-based compensation plans
•Human capital management strategies and policies

•Board structure, composition, leadership, refreshment, and succession planning
•Environmental, health, and safety compliance and related risks
•Corporate governance structure and practices
•Enterprise risk management
•Product quality and regulatory matters

GE HEALTHCARE 2025 PROXY STATEMENT	23

Corporate Governance
Cybersecurity
The Audit Committee is responsible for the oversight of cybersecurity-related risks and regularly receives reports from management on our cybersecurity threat risk management and strategy process, including on topics such as our data security posture, results from third-party assessments, progress towards pre-determined risk-mitigation-related goals, incident response plans, and cybersecurity threat risks or incidents and developments, as well as the steps management has taken to respond to these risks. Cybersecurity is embedded within the GE HealthCare culture, and we are committed to protecting our business, customers, and employees. Information security is focused on serving the global GE HealthCare business by providing cybersecurity services, compliance, governance, and risk management. GE Healthcare has implemented a mandatory annual cyber training program for all employees. For additional information relating to our cybersecurity practices, processes, and procedures, see our 2024 Form 10-K.
Digital Innovation and Artificial Intelligence
The Board oversees digital innovation and AI as well as our AI governance program. It reviews and evaluates the strategic direction, risks, and opportunities associated with digital innovation and AI with our management team, including our Chief Science & Technology Officer. In 2024, as part of its oversight, the Board brought in an external expert to present on digital strategy and AI.
In 2024, we launched the Enterprise Data & AI Governance Council to support our responsible AI strategy. The goal of the council is to keep our AI initiatives at the forefront of innovation while upholding high standards of governance and ethical conduct. The Information Technology department and the Science & Technology organization oversee this cross-functional council. Interdepartmental representation on the council includes the Chief Culture and Belonging Officer, Chief Privacy and Data Trust Officer, Chief Information Security Officer, Chief Compliance Officer, Chief Information Officer, Chief Data Officer, Chief Talent Officer, Chief AI Officer, and other representatives from each segment, region, and function. The council reviews and updates our policies and procedures to reflect the latest advancements in AI technology and regulatory requirements. The combined oversight of the Board and the council is designed to align our AI programs with our long-term business objectives and stakeholder interests.
Compensation
The Governance Principles adopted by our Board include key corporate governance practices in our executive compensation programs that are overseen and monitored by our Compensation Committee.
Rigorous Stock Ownership Requirements
Directors. All independent directors are required to hold Company stock, restricted stock units (“RSUs”), and/or deferred stock units (“DSUs”) worth at least five times the cash portion of their annual retainer while serving as a director of the Company. Directors have five years to attain this ownership threshold.
Executives. Our CEO and persons who report solely to the CEO other than those with primarily administrative functions (“Executives”) are required to own significant amounts of the Company’s stock as shown below. The required amounts are set at multiples of such Executive’s base salary.
Stock Ownership Requirements (Multiples of Base Salary)

Position	Multiple
CEO	6x
Other Executives	3x
Individual and joint holdings of the Company’s stock with immediate family members, including those shares held in the Company’s 401(k) plan, unvested RSUs (excluding performance stock units (“PSUs”)), and any deferred compensation accounts, count toward the requirements. Until the Executive holds the requisite number of shares under the applicable ownership requirement, he or she must hold at least 75% of the net shares of the Company’s stock received from the vesting of RSUs or PSUs or the exercise of stock options (“Options”). However, prior to meeting the requirement, Executives are permitted to sell the Company’s stock they have purchased.

24	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
No Hedging or Pledging
We believe it is inappropriate for directors, executive officers, and all other employees to engage in short-term or speculative transactions involving our securities, and they are prohibited from engaging in any of the following activities with respect to securities of the Company: (1) purchasing securities of the Company on margin or pledging, or otherwise granting a security interest in, securities of the Company in margin accounts; (2) short selling; and (3) buying or selling puts, calls, options, or other derivatives in respect of securities of the Company, including any instrument whose value is derived from the value of any securities of the Company. Directors, executive officers, and all other employees are prohibited from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, options, collars, and exchange funds) or otherwise engaging in transactions that are designed to or have the effect of hedging or offsetting any decrease in the market value of the Company’s securities regardless of how those securities are obtained.
Insider Trading Policy
We have adopted an insider trading policy (the “Securities Trading Policy”) that governs the trading of our securities by our directors, officers, employees, and the Company. We believe the Securities Trading Policy is reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the Nasdaq listing standards. A copy of the Securities Trading Policy was filed as Exhibit 19.1 to the 2024 Form 10-K.
Clawback Policy
The Board adopted the Company’s Clawback Policy (“Clawback Policy”) effective as of October 2, 2023, (1) in part to comply with Section 10D of the Securities Exchange Act of 1934, as amended (“Exchange Act”), Rule 10D-1 promulgated under the Exchange Act, Nasdaq Rule 5608, and Section 304 of the Sarbanes-Oxley Act of 2002; and (2) in part to reinforce existing principles of the Company that allow for recoupment of compensation in the event of misconduct. The Clawback Policy consists of two sections, the first of which outlines the circumstances under which the Company has the discretion to clawback covered compensation.
Section I of the Clawback Policy is designed to meet current regulatory requirements that mandate recoupment of executive officers’ compensation if there is a material inaccuracy in the Company’s financial statements, generally regardless of any misconduct. In addition, if a financial restatement is due to misconduct, the Clawback Policy incorporates the requirements of Section 304 of the Sarbanes-Oxley Act of 2002, requiring the CEO and chief financial officer (“CFO”) to reimburse certain bonus or other incentive-based or equity-based compensation received and profits realized from the sale of GE HealthCare securities during the applicable 12-month recovery period.
Section II of the Clawback Policy provides the Company with the ability to recoup compensation paid to employees, including executive officers, who have engaged in conduct (or failed to engage in conduct) that constitutes a breach of an agreement with the Company or its affiliates, would give rise to a termination for cause, or is otherwise detrimental to the Company, to the extent recovery is permitted by law. The Clawback Policy is in addition to (and not in lieu of) any right of repayment, forfeiture, or right to offset against any employee of the Company.
Executive Officer Cash Severance Policy
We have a cash severance policy whereby we will seek stockholder ratification, in a non-binding advisory vote, in connection with the establishment of any new or amendment of any existing employment agreement, severance agreement, or separation agreement with any of our executive officers as defined under Rule 3b-7 of the Exchange Act, where the value of cash severance benefits (as defined in the policy) exceeds 2.99 times the sum of the executive’s base salary plus target annual bonus (as defined in the policy).

GE HEALTHCARE 2025 PROXY STATEMENT	25

Corporate Governance
Sustainability
As we strive to create a world where healthcare has no limits, we are building and growing a company focused on providing innovative, sustainable medical solutions globally, while incorporating sustainability practices into our corporate culture and daily business operations. We aim to enable earlier, better, and faster diagnosis and treatment for more people in need, while reducing our impact on the environment, serving our people and communities, and operating with integrity. Our strategy is focused on expanding access to quality healthcare, promoting a culture of belonging for all, mitigating our climate impact and improving resilience, advancing the circular economy and environmental design, and protecting patient data and cybersecurity. These focus areas are underpinned by our long-standing commitment to product safety, integrity, and innovation.
Governance Structure
The Board oversees our sustainability efforts, which are aligned with our strategy. The ESP Committee is responsible for oversight and execution of our goals in connection with environmental stewardship, corporate social responsibility, human capital, and sustainability. The ESP Committee is also responsible for maintaining transparent and open communication with internal and external stakeholders.

Board of Directors

Board Committees

Governance Committee	Compensation Committee	Audit Committee
Oversees environmental, health, and safety matters	Oversees human capital management matters	Oversees cybersecurity matters

GE HealthCare Executive Management

ESP Committee
Co-chaired by Heads of ESG and ERM and composed of representatives of GE HealthCare’s regions, segments, and functions

2024 Reporting and Transparency
Our Sustainability Report, which is available on our website, aligns to the Sustainability Accounting Standards Board (SASB) and Task Force on Climate-related Financial Disclosures (TCFD) reporting frameworks, and the UN Sustainable Development Goals (SDGs).

26	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
Board Governance Policies and Practices
Our Board seeks to operate effectively through a dynamic boardroom culture of independent thought and intelligent debate on critical matters. We take a comprehensive, year-round view of corporate governance, and our adoption of best practices impacts our leadership structure, Board composition and recruitment, director engagement, and accountability to stockholders. Our Board and committee evaluation process allows for annual assessment of our Board practices and the opportunity to identify areas for improvement.
Majority Vote Standard
The affirmative vote of a majority of the votes cast in favor of the election of a director nominee at a meeting of stockholders is required to elect a director, except in a contested election. In a contested election, directors will be elected by a plurality of the votes cast at a meeting of stockholders by the holders of shares entitled to vote in the election. An election will be considered contested if, as of the record date, there are more nominees for election than positions on the Board to be filled by election at the meeting. In any non-contested election of directors, any incumbent director nominee who receives a greater number of votes cast against his or her election than in favor of his or her election shall immediately offer to tender his or her resignation, and the independent directors, after giving due consideration to the best interests of the Company and its stockholders, will evaluate the relevant facts and circumstances to decide whether to accept the offer of resignation and will disclose its decision.
Limits on Director Service on Other Public Boards
As discussed in the Governance Principles, the Board has adopted policies designed to help ensure that all of our directors have sufficient time to devote to GE HealthCare matters. Directors who also serve as executives of public companies should not serve on more than one board of a public company in addition to the Board, and other directors should not serve on more than three other boards of public companies in addition to the Board, absent special circumstances such as a period of transition. We have adopted this policy because we believe it is in the Company’s best interests and reflects the expectations of institutional investors. In considering each director nominee for re-election at the Annual Meeting, the Governance Committee took into account each director’s public company leadership positions and other outside commitments to assess the director’s compliance with our policy. Each of the director nominees is in compliance with this policy.

Permitted # of Public Company Boards (including GE HealthCare)		Permitted # of Public Company Audit Committees (including GE HealthCare)	Other Restrictions

Absent special circumstances should not serve as lead director, chairperson, or CEO of another public company

PUBLIC COMPANY EXECUTIVES	OTHER DIRECTORS	AUDIT COMMITTEE MEMBER	LEAD DIRECTOR

†An Audit Committee member who is a retired certified public accountant, chief financial officer, controller, or person with similar experience should serve on no more than four audit committees of public companies including our Audit Committee.

GE HEALTHCARE 2025 PROXY STATEMENT	27

Corporate Governance
Director Education
The Governance Committee oversees GE HealthCare’s continuing education programs for directors. In 2024, the Company provided Board members with internal and external education opportunities. GE HealthCare offers both financial and administrative support to Board members who attend qualifying academic or other independent programs. Educational opportunities provided or offered to directors include the following:
•Educational sessions at Board meetings on a variety of topics, including a deep-dive strategy session and individual strategy sessions with different business segments
•Briefings on topics of particular relevance, including the policy landscape, digital and AI, and external perspective on the Company and industry trends
•Site visits with accompanying presentations, including an operations review in Wisconsin with visits to GE HealthCare manufacturing facilities
•Regular updates from the CEO and other senior leaders outside of formal Board meetings on key information and developments
•External academic and other independent programs
Meeting Attendance
Directors are expected to attend all meetings of the Board, meetings of the committees on which they serve, and the Annual Meeting of Stockholders. We understand, however, that occasionally a director may be unable to attend a meeting for good reason due to conflicts or unforeseen circumstances. In 2024, the Board held seven meetings, and the committees of the Board collectively held 19 meetings. Each of the directors participated in at least 75% of the aggregate of the total number of Board meetings held during the period for which he or she was a director and the total number of meetings held by all Board committees on which he or she served (during the period he or she served). All 10 of our incumbent directors attended our 2024 Annual Meeting of Stockholders.
Board Integrity Policies
Code of Conduct
We have adopted our code of conduct (“The Spirit & The Letter”), which qualifies as a code of ethics under Item 406 of Regulation S-K. The Spirit & The Letter applies to all of our directors, officers, and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions. To the extent required under Nasdaq and SEC rules, we will disclose any waiver we grant to an executive officer or director under The Spirit & The Letter, or certain amendments to The Spirit & The Letter, on our website. In addition, we have adopted Governance Principles and charters for each of the three standing committees of our Board. Materials, including The Spirit & The Letter, the Governance Principles, charters for each of the three committees of our Board, and our Clawback Policy, are available on our website, www.gehealthcare.com, and will be provided free of charge to any stockholder requesting a copy by writing to: Corporate Secretary, GE HealthCare Technologies Inc., 500 West Monroe Street, Chicago, Illinois 60661.
Conflicts of Interest
All directors are required to recuse themselves from any discussion or decision affecting their personal, business, or professional interests. If an actual or potential conflict of interest arises, the director is required to promptly inform the chairperson and the lead director. The Governance Committee reviews any such conflict of interest. If any significant conflict cannot be resolved, the director involved is expected to offer to resign, and the Board will review the appropriateness of the continuation of the director’s membership on the Board or any Board committee.

28	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
How You Can Communicate with the Board
Stockholders and other interested parties may communicate with the Board, individual directors, the non-management directors as a group, or with the Chairman by sending an email to directors@gehealthcare.com or by sending written materials to: Corporate Secretary, GE HealthCare, 500 West Monroe Street, Chicago, Illinois 60661. GE HealthCare’s Corporate Secretary or Assistant Corporate Secretary reviews and forwards communications to the directors as appropriate. Communication involving substantive accounting or auditing matters are forwarded to the Audit Committee Chair. Certain items that are unrelated to the duties and responsibilities of the Board will not be forwarded, such as: business solicitation or advertisements; product- or service-related inquiries; junk mail or mass mailings; resumes or other job-related inquires; spam; and overly hostile, threatening, potentially illegal, or similarly unsuitable communications.
Stockholder Engagement
The Board and management believe in transparent and open communication with investors. Our team routinely engages in dialogue with stockholders and prospective stockholders on various topics, including business strategy, financial performance, capital allocation plans, corporate governance, and sustainability-related initiatives. We believe that active stockholder engagement throughout the year promotes good corporate governance. In 2024, management reached out to stockholders representing approximately 53% of our outstanding shares (based on stockholdings as of December 31, 2024) to engage on governance matters. Management and, when requested, our lead director met with stockholders representing approximately 33% of our outstanding shares (based on stockholdings as of December 31, 2024). In these conversations, management discussed a variety of topics with stockholders, including corporate governance, executive compensation, sustainability, and evolving risks and opportunities. The below illustrates our annual cycle of stockholder engagement on governance matters.

Spring
The proxy statement and annual report are distributed to stockholders. Management reaches out to stockholders to discuss items of business to be voted on at the upcoming Annual Meeting of Stockholders.

Summer
Management reports the voting results of the Annual Meeting of Stockholders to the Board. The Board and management review and consider stockholder feedback when selecting topics for fall engagement.

Winter Management continues to meet with stockholders and share stockholder feedback with the Board. The Board considers any changes to implement in response to stockholder feedback.	Fall Management engages with stockholders to discuss governance topics of interest.

Areas of Focus

Strategy	Governance Practices	Executive Compensation Practices	Sustainability

GE HEALTHCARE 2025 PROXY STATEMENT	29

Corporate Governance
Independent Oversight of Political Spending
As a leading global medical technology, pharmaceutical diagnostics, and digital solutions company, GE HealthCare is working to solve the greatest challenges in healthcare that patients and clinicians face today and in the future. Together, we are not only building a healthier future but living our purpose to create a world where healthcare has no limits. Public policy has a direct impact on the work we do, and therefore, we must work closely with government to advance smart policy that will benefit patients, healthcare providers, and our colleagues.
GE HealthCare works with policymakers to advance smart health and technology policy that supports the priorities of the business. Our policy areas of focus include access to precision healthcare; healthcare innovation; promoting public health quality, safety, and security; and global trade and supply chain sustainability. We are committed to engaging with governments—globally, nationally, and locally—through constructive dialogue, promotion of innovative public policy ideas, formation of novel public-private partnerships, and investments in solutions that help address the fundamental challenges that confront societies. Globally, we support public policies that promote open markets, technology, and innovation.
GE HealthCare has implemented policies and practices designed to provide that lobbying activities are conducted in compliance with applicable laws and regulations governing those activities. In the U.S., certain communications with federal, state, and/or local government officials or government employees may be reportable as lobbying communications included in GE HealthCare’s Lobbying Disclosure Act (“LDA”) quarterly reports and/or state or local lobbying disclosure reports. Before engaging in lobbying activities, colleagues are asked to contact GE HealthCare’s U.S. Head of Government Affairs & Policy or their designee.
GE HealthCare supports candidates and committees through the GE HealthCare Political Action Committee (“GE HealthCare PAC”), a non-partisan fund supported by voluntary contributions made by GE HealthCare colleagues who choose to participate in the political process. Contributions are pooled together to support candidates who will work to advance good health and technology policy in the U.S. GE HealthCare PAC contributions are determined by the Government Affairs & Policy team in Washington, D.C. with input from the GE HealthCare PAC Board of Directors.
Our Lobbying Disclosure Policy and our Political Contributions Policy are available in the Reports Hub on the Sustainability section of our website. Please see our Lobbying Disclosure Policy for links to our LDA reports and our Political Contributions Policy for links to reports disclosing contributions made through the GE HealthCare PAC.
The Governance Committee oversees the Company’s political spending and lobbying activities. This includes political contributions as well as contributions to trade associations and other tax-exempt and similar organizations that may engage in political activity.
Related Person Transactions and Other Information
How We Review and Approve Transactions: We review all relationships and transactions in which the Company and our directors and executive officers or their immediate family members participate if the amount involved exceeds $120,000. The purpose of this review is to determine whether they have a material interest in the transaction, including an indirect interest. The Company’s legal staff is primarily responsible for making these determinations based on the relevant facts and circumstances, and for developing and implementing processes and controls for obtaining information about these transactions from directors and executive officers. In addition, the Audit Committee reviews and approves any such related person transaction. As described in the Governance Principles, in the course of reviewing and approving a disclosable related person transaction, the Audit Committee considers the factors described below. As SEC rules require, we disclose in this proxy statement all such transactions that are determined to be directly or indirectly material to a related person.
Factors Used in Assessing Related Person Transactions:
•Nature of related person’s interest in the transaction
•Material transaction terms, including the amount involved and type of transaction
•Importance of the transaction to the related person and GE HealthCare
•Whether the transaction would impair a director or executive officer’s judgment to act in GE HealthCare’s best interest
•Any other matters the committee deems appropriate, including any third-party fairness opinions or other expert reviews obtained in connection with the transaction

30	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
Related Person Transactions
From time to time, GE HealthCare sells our products and services in the ordinary course of business to Cleveland Clinic Foundation and Providence. From January 1, 2024 through March 15, 2025, GE HealthCare recognized revenue of approximately $88 million from Cleveland Clinic Foundation and approximately $74 million from Providence in connection with providing products and services. Dr. Mihaljevic has served as the Chief Executive Officer and President, Morton L. Mandel CEO Chair, of Cleveland Clinic since 2018. Dr. Hochman served as the President and Chief Executive Officer of Providence from 2016 through 2024 and has served as CEO emeritus since January 2025. These transactions were made in the ordinary course on an arms’ length basis, and we do not believe that Dr. Mihaljevic and Dr. Hochman had a material direct or indirect interest in these transactions. However, we provide information on them in the interest of transparency.
Agreements with GE
In order to govern the ongoing relationships between us and GE after the Spin-Off and to facilitate an orderly transition, we and GE entered into the Separation and Distribution Agreement as well as other agreements, including the Transition Services Agreement (the “TSA”), the Tax Matters Agreement, the Employee Matters Agreement, the Trademark License Agreements, and the Real Estate Matters Agreement. The following summarizes the terms of these agreements, forms of which are filed with the SEC as exhibits to the 2024 Form 10-K and/or the Company’s 2023 Annual Report on Form 10-K.
Separation and Distribution Agreement
The Separation and Distribution Agreement sets forth our agreements with GE regarding the principal actions to be taken in connection with the Spin-Off, including the transfer of assets and assumption of liabilities, and establishes certain rights and obligations between us and GE following the Spin-Off, including procedures with respect to claims subject to indemnification and related matters.
Following the Spin-Off, which was completed pursuant to the Separation and Distribution Agreement, we had remaining performance guarantees on behalf of GE. Under the Separation and Distribution Agreement, GE was obligated to use reasonable best efforts to replace us as the guarantor or terminate all such performance guarantees. Until such termination or replacement, in the event of non-fulfillment of contractual obligations by the relevant obligors, we could have been obligated to make payments under the applicable instruments for which GE was obligated to reimburse and indemnify us. As of December 31, 2023, our maximum aggregate exposure, subject to GE reimbursement, was approximately $114 million. In the second quarter of 2024, these remaining performance guarantees were all terminated or replaced.
Transition Services Agreement
The TSA governs all matters relating to the provision of shared services between GE and us on a transitional basis. The services that we receive include support for information technology, human resources, supply chain, finance, and facilities services, among others. Some of these costs were included in the allocations from GE prior to Spin-Off. The services generally commenced on the date of the Spin-Off and terminated in the 24 months thereafter depending upon the related transitional service. We incurred $172 million, net, for the year ended December 31, 2024 under this agreement. This amount represents fees charged from GE and GE Vernova to us, the majority of which are related to information technology, and is net of fees charged from us to GE and GE Vernova for facilities and other shared services.
Tax Matters Agreement
The Tax Matters Agreement with GE governs the respective rights, responsibilities, and obligations of GE and us after the Spin-Off with respect to all tax matters (including tax liabilities, tax attributes, tax returns, and tax contests). If, as a result of any of our representations being untrue or our covenants being breached, the Spin-Off were determined not to qualify for non-recognition of gain or loss under Internal Revenue Code, Section 355 and related provisions of the Code, we could be required by the Tax Matters Agreement to indemnify GE for the resulting taxes and related expenses. Those amounts could be material and any such obligation could adversely affect our business, financial condition, cash flows, and results of operations.

GE HEALTHCARE 2025 PROXY STATEMENT	31

Corporate Governance
Employee Matters Agreement
The Employee Matters Agreement provides certain protections for our employees and former employees and sets forth the timing and general responsibilities related to the split of assets and liabilities of certain GE employee benefit and compensation plans.
Except as specifically provided in the Employee Matters Agreement, we are generally responsible for all employment, employee compensation, and employee benefits-related liabilities relating to employees, former employees, and other individuals allocated to us. For these individuals, we assumed certain assets and liabilities with respect to GE’s U.S. and non-U.S. benefit plans. The Employee Matters Agreement incorporates the indemnification provisions contained in the Separation and Distribution Agreement and provides that we will indemnify GE for certain liabilities associated with the failure to comply with our obligations under the Employee Matters Agreement, for any employment liabilities related to employees, former employees, and other individuals allocated to us that cannot be assumed, retained, transferred, or assigned as a matter of law, and for claims related to our adoption or assumption of certain employee benefit and compensation plans, and any future actions that we take with respect to those plans. The Employee Matters Agreement also reflects the adjustment of outstanding equity-based awards granted by GE prior to the Spin-Off.
Trademark License Agreements
Under the Trademark License Agreement, GE granted to us an exclusive, fee-bearing license to use certain of GE’s trademarks with respect to the “GE” brand in connection with (1) certain products and services that are exclusive to our business and (2) our business’s trade name. GE also granted to us non-exclusive, fee-bearing licenses to use certain of GE’s trademarks in respect of certain other products and services of our business. GE also granted to us the right to use the “GE” brand in connection with certain legal entity names within our corporate structure. The licenses and rights granted were for an initial ten-year term, which will automatically renew for an unlimited number of successive ten-year renewal terms, unless terminated for certain specified events (e.g., a change of control, bankruptcy event, material breaches, or material adverse impact to the GE brand).
Real Estate Matters Agreement
The Real Estate Matters Agreement with GE governs the allocation and transfer of real estate between GE and us and the colocation of GE and us following the Spin-Off. Under the agreement, certain sites have been transferred from one company to the other and certain sites are occupied by both GE and our employees following the Spin-Off pursuant to a TSA, lease, or sublease.

32	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
Stock Ownership Information
The following table sets forth information with respect to the beneficial ownership of our shares as of March 31, 2025 by (1) each of our current directors and nominees (other than Mr. Arduini); (2) each of our NEOs; and (3) all of our directors and executive officers as a group.

	Outstanding Common Stock Beneficially Owned(1)	RSUs, DSUs, and Stock Underlying Options(2)	Total Stock Beneficially Owned	Percent of Class
Directors and Nominees (other than Mr. Arduini)
H. Lawrence Culp, Jr.	398,670*	6,024	404,694	**
Rodney F. Hochman	0	8,763	8,763	**
Lloyd W. Howell, Jr.	0	0	0	**
Risa Lavizzo-Mourey	4,625*	2,440	7,065	**
Catherine Lesjak	3,584*	2,440	6,024	**
Anne T. Madden	0	8,763	8,763	**
Tomislav Mihaljevic	0*	6,024	6,024	**
William J. Stromberg	0	9,201	9,201	**
Phoebe L. Yang	0	0	0	**
NEOs
Peter J. Arduini	63,770	219,384	283,154	**
Frank R. Jimenez	41,103	38,133	79,236	**
Taha Kass-Hout	35,195	40,311	75,506	**
Roland Rott	11,423	54,623	66,046	**
James Saccaro	17,151	39,174	56,325	**
Current directors and executive officers as a group (19 people)(3)	627,497	635,812	1,263,309	**
*    These directors hold deferred fee phantom stock awarded with respect to the common stock of GE HealthCare resulting from the conversion of certain equity incentive awards previously granted by GE as a result of the Spin-Off. Because these are paid out solely in cash one year after the director leaves the Board, these are not included in the table.
**    Less than 1%. No director or NEO owns more than one-tenth of 1% of the total outstanding shares of GE HealthCare common stock.
(1)Outstanding Common Stock Beneficially Owned: This column shows beneficial ownership of our common stock as calculated under SEC rules. Except to the extent noted below, everyone included in the table has sole voting and investment power over the shares reported. No shares are pledged as security by the named person.
(2)RSUs, DSUs, and Stock Underlying Options: This column includes non-voting interests that may be converted into shares of GE HealthCare common stock within 60 days, including RSUs and DSUs. Certain directors have elected to defer receipt of shares from vested RSUs until the first business day after the date specified by the director after the last day of service on the Board. Certain directors have elected to receive certain portions of director fees that would have been paid in cash as DSUs, which are immediately vested but receipt of the shares is deferred until the first business day after the date specified by the director after the last day of service on the Board. DSUs have no voting power. See “Director Compensation Table” on page 35 for the number of DSUs each director holds. This column also includes shares that may be acquired under Options that are currently exercisable or will become exercisable within 60 days.
(3)Current Directors and Executive Officers as a Group: This row shows ownership by our current directors and executive officers as a group. This row includes: (1) 592,157 shares that may be acquired under Options that are or will become exercisable within 60 days, (2) 8,655 DSUs that have vested but receipt of the shares of which is deferred until the first business day after the date specified by the director after the last day of service on the Board; (3) 71,673 shares over which Mr. Culp has shared voting and investment power; and (4) 59 shares over which Mr. O’Neill has shared investment power but sole voting power.
The following table sets forth information with respect to the beneficial ownership of our shares as of March 31, 2025 by each person or entity who GE HealthCare knows to beneficially own more than 5% of our common stock.

5% Beneficial Owners(1)	Common Stock	Total	Percent of Class
Capital Research Global Investors, 333 South Hope Street, 55th Fl, Los Angeles, CA 90071	58,223,938	58,223,938	12.7%
The Vanguard Group, 100 Vanguard Blvd., Malvern, PA 19355	52,535,829	52,535,829	11.5%
BlackRock, Inc., 50 Hudson Yards, New York, NY 10001	36,271,390	36,271,390	7.9%
For Our 5% Beneficial Owners(1)

(# of Shares)	Capital Research Global Investors	The Vanguard Group	BlackRock, Inc.
Sole Voting Power	58,220,555	—	33,481,874
Shared Voting Power	—	545,310	—
Sole Investment Power	58,223,938	50,488,390	36,271,390
Shared Investment Power	—	2,047,439	—
(1)The foregoing information is based solely on: a Schedule 13G/A filed by Capital Research Global Investors on November 12, 2024; a Schedule 13G/A filed by The Vanguard Group on January 30, 2025; and a Schedule 13G/A filed by BlackRock, Inc. on November 8, 2024.

GE HEALTHCARE 2025 PROXY STATEMENT	33

Corporate Governance
Director Compensation
The Compensation Committee recommends to the Board for approval compensation and benefits for non-employee directors. The Compensation Committee designed a compensation program to achieve the following goals: compensation should fairly pay directors for work required given the Company’s size and scope; compensation should align directors’ interests with the long-term interests of stockholders; and the structure of the compensation should be simple, transparent, and easy for stockholders to understand.
The Compensation Committee reviews non-employee director compensation every two years and makes recommendations for changes to the Board, as necessary. During 2023, the Board approved the Non-Employee Director Compensation and Benefits Plan that outlines all aspects of our non-employee directors’ compensation and benefits. The plan was designed to pay our non-employee directors in line with peers based on benchmarking done in 2022 by Semler Brossy Consulting Group, LLC (“Semler Brossy”). Cash compensation is paid at the end of each quarter of service and prorated for partial years of service. The Board made no changes to the non-employee director compensation program for 2024. Non-employee directors received the following retainers and fees in 2024:
2024 Non-employee Director Retainers and Fees

Annual Cash Retainer
Director	$125,000
Board Leadership Cash Retainers
Lead Independent Director	$40,000
Non-executive Chair	$130,000
Committee Chair Cash Retainers
Audit Committee Chair	$25,000
Compensation Committee Chair	$20,000
Governance Committee Chair	$15,000
Annual Equity Retainer
Director	$200,000
As approved by the board of directors of the Company prior to the Spin-Off, annual compensation is paid to non-employee directors in a combination of cash and RSUs. The aggregate dollar value of equity-based and cash compensation granted or payable to any non-employee director will not exceed $750,000 during any calendar year.
RSUs with an award value of $200,000 are granted annually on the day of our Annual Meeting of Stockholders. Each RSU is equal in value to a share of the Company’s common stock and vests on the earliest of (1) the date of the next Annual Meeting of Stockholders, (2) the one-year anniversary of the grant date, (3) a change in control (as defined in the GE HealthCare 2023 Long-Term Incentive Plan), and (4) the applicable non-employee director’s termination of service due to death or disability, subject to continuous service through the applicable vesting date. RSUs accumulate quarterly dividend equivalent payments, which are reinvested into additional RSUs during the vesting period. In the event of an extraordinary dividend (whether paid in cash or shares), the RSUs will be adjusted to reflect the value of that dividend.
Non-employee directors are permitted to make an election to have up to 100% of the cash portion of their remaining compensation granted in DSUs. Each DSU is equal in value to a share of the Company’s common stock based on the closing market value on the grant date. DSUs accumulate dividend equivalents during the deferral period that will be paid in a single lump sum cash amount equal to the dividend equivalents on the same date that a share of common stock is delivered with respect to such DSU. In the event of an extraordinary dividend (whether paid in cash or shares), DSUs will be adjusted to reflect the value of that dividend. DSUs do not have voting rights.
As attendance is expected, absent exceptional cause, at all scheduled Board and committee meetings and at our Annual Meeting of Stockholders, there are no meeting fees. Out-of-pocket expenses incurred by directors for attending Board and committee meetings are reimbursable.
In September 2024, the Compensation Committee conducted its biennial review of the non-employee director pay program, utilizing benchmarking data from our compensation peer group and advice from its compensation consultant. In December 2024, the Compensation Committee recommended and the Board approved an increase to the annual equity grant by $20,000 (from $200,000 to $220,000) to maintain market competitiveness of the program, effective as of January 1, 2025.

34	GE HEALTHCARE 2025 PROXY STATEMENT

Corporate Governance
Director Compensation Table
The table below summarizes the compensation paid or earned by our non-employee directors for the year ended December 31, 2024.

Director Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
H. Lawrence Culp, Jr.	255,000	199,934	454,934
Risa Lavizzo‑Mourey	180,000	199,934	379,934
Rodney F. Hochman(3)	124,959	199,934	324,892
Lloyd W. Howell, Jr.	125,000	199,934	324,934
Catherine Lesjak	150,000	199,934	349,934
Anne T. Madden(3)	124,959	199,934	324,892
Tomislav Mihaljevic	125,000	199,934	324,934
William J. Stromberg(4)	144,952	199,934	344,885
Phoebe L. Yang	125,000	199,934	324,934
(1)Consists of annual retainer fees for service as a director and a member of Board committees. Director fees that would have been paid in cash, but, at the election of the director, converted to DSUs, are included in this “Fees Earned or Paid in Cash” column. DSUs are immediately vested, but receipt of the shares is deferred until the first business day after the date specified by the director after separation from service on the Board.
(2)Amounts disclosed in this column reflect the aggregate grant date fair value of the RSUs, as applicable, granted to our non-employee directors during 2024, as determined under the principles used to calculate the grant-date fair value of equity awards for purposes of our financial statements in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718. GE HealthCare determines the grant date fair value of stock unit awards by multiplying the number of RSUs granted by the closing market price of a share of GE HealthCare common stock on the date of grant. Stock awards outstanding as of December 31, 2024 for each non-employee director consisted of 2,440 RSUs.
(3)On May 21, 2024, Mr. Hochman and Ms. Madden each received a grant of 1,525 DSUs in lieu of their annual cash retainer. The grant date fair value of each award was $124,959, determined as noted in footnote 2 above.
(4)On May 21, 2024, Mr. Stromberg received a grant of 1,769 DSUs in lieu of his annual cash retainer. The grant date fair value of that award was $144,952, determined as noted in footnote 2 above.

GE HEALTHCARE 2025 PROXY STATEMENT	35

Compensation

Management Proposal No. 2 Approval of Our Named Executive Officers’ Compensation in an Advisory Vote
What are you voting on?
Pursuant to Section 14A of the Exchange Act, we are asking stockholders to approve, on an advisory basis, the compensation paid to our NEOs in 2024, as described in this proxy statement.
We currently hold say-on-pay votes annually. The next say-on-pay vote will occur at our 2026 Annual Meeting of Stockholders.
Why the Board recommends a vote FOR the say-on-pay proposal?
As described in the Compensation Discussion and Analysis below, the Board believes our executive compensation program is designed to effectively align the interests of our executives, including our NEOs, with our stockholders. The Company’s compensation programs play a significant role in our ability to attract, retain, and motivate top talent to enable our strategies to create a world where healthcare has no limits. Furthermore, the Board believes the use of a mix of base salary and annual and long-term incentives, along with performance metrics tied to executing on our business strategies and priorities, will result in long-term value creation.
Accordingly, the Board recommends that stockholders vote FOR the following resolution:
“RESOLVED, that the compensation of the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables, and related information provided in this proxy statement, is hereby APPROVED.”

The Board recommends a vote FOR the say-on-pay proposal

36	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Compensation Discussion and Analysis
This Compensation Discussion and Analysis (“CD&A”) describes the compensation awarded to our NEOs for 2024. This includes key elements of our executive compensation program, and the philosophy and rationale behind the Compensation Committee’s decisions.
The Compensation Committee reviewed and approved 2024 compensation decisions for our executives within the Compensation Committee’s purview, including our NEOs:

NEOs

President and Chief Executive Officer Peter J. Arduini	Vice President and Chief Financial Officer James Saccaro	Chief Science and Technology Officer Taha Kass-Hout	General Counsel and Corporate Secretary Frank R. Jimenez	President and CEO, Imaging Roland Rott(1)

(1)Mr. Rott was appointed President and CEO, Imaging effective July 1, 2024, replacing Jan Makela who left the Company.
Executive Summary
Business Results
We strive to attract, retain, and motivate top executive talent who create long-term value for our stockholders through execution of the three pillars of our business strategy: Precision Care, Growth Acceleration, and Business Optimization, with a foundation of People, Patients, and Culture. A summary of our 2024 financial performance is set forth below:
•Revenues were $19.7 billion and Organic revenue* was $19.7 billion; Revenues increased 1% year-over-year and 1% on an Organic* basis.
•Net income attributable to GE HealthCare was $2.0 billion and Adjusted earnings before interest and taxes (“Adjusted EBIT”)* were $3.2 billion.
•Diluted earnings per share - continuing operations were $4.34 and Adjusted earnings per share* were $4.49.
•Cash from operating activities - continuing operations was $2.0 billion and Free cash flow* was $1.6 billion.
We believe that the compensation paid for 2024 aligns well to the financial results we achieved for the year.
*    Non-GAAP financial measure. See the Appendix for additional information and definitions of these non-GAAP financial measures.

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Compensation
Compensation Highlights
Our Total Rewards Philosophy
Our philosophy is to provide competitive, motivating, and fair total rewards programs – including base salaries, annual cash incentives, long-term equity awards, and other broader total rewards programs – that allow us to attract, retain, and motivate the right people, in the right place, at the right time to enable our strategies to create a world where healthcare has no limits.
Executive Compensation Best Practices
Our executive compensation program is grounded in policies and practices that promote sound compensation governance, support our pay-for-performance philosophy, and strengthen alignment of our NEOs’ interests with those of our stockholders. Highlights of market best practices we have adopted in furtherance of these aims are set forth below.

What We Do	What We Don’t Do
   Pay-for-performance through emphasis on at-risk, performance-based compensation programs
   Set rigorous annual bonus and long-term PSU goals tied to Board-approved budget and strategic objectives
   Align executive and stockholder interests by providing a majority of total target compensation in long-term incentives for our NEOs
  Maintain robust stock ownership and retention requirements for our directors and executive officers, including a 6x base salary requirement for our CEO
   Conduct proactive and ongoing stockholder outreach
   Mitigate undue risk-taking by conducting annual risk assessments and capping potential incentive plan payouts
   Maintain a robust clawback policy that goes beyond minimum legal requirements and authorizes recoupment of both time- and performance-based awards in the event of misconduct outside the context of a financial restatement
   Retain a fully independent executive compensation consultant whose independence is reviewed annually by the Compensation Committee
   Maintain equity grant practices designed to avoid grants right before or at the time of release of material non-public information, including pre-established grant dates
   Hold annual stockholder say-on-pay advisory vote
   Conduct an annual review of the compensation and practices of a compensation peer group

   No hedging of Company securities by employees or directors
   No pledging of Company securities by employees or directors
   No re-pricing of Options without stockholder approval
   No “single trigger” cash severance or equity acceleration based solely upon a change in control
   No excise tax gross-ups for change in control and severance payments
   No payouts of dividend equivalents on equity awards during vesting or performance periods
   No excessive perquisites

38	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Summary of 2024 Compensation Program Elements
The table below sets forth the primary elements of the 2024 GE HealthCare executive compensation program framework.

Fixed	Performance-Based / At-Risk

	Short-Term Incentive	Long-Term Equity-Based Incentives

Salary	Annual Bonus	PSUs	Options	RSUs

•Provides fixed compensation to attract and retain top talent
•Set at market-competitive levels and reviewed and approved annually by the Compensation Committee as it deems appropriate based on benchmarking data, and individual roles, responsibilities, performance, impact, and capabilities
•Drives achievement of Company’s annual financial, operational, and strategic goals •Serves as key compensation vehicle for differentiating performance each year
•Focuses executives on achievement of long-term financial performance goals, directly aligned with operating and strategic goals, and total shareholder return
•Aligns with stockholder interests by tying a significant portion of executive compensation to the Company’s long-term financial success
			•Rewards stockholder value creation through stock price appreciation over time •Provides the longest-term linkage of the three equity vehicles (with a 10-year option term)	•Promotes employee retention while remaining linked to underlying stock price performance

Pay-for-Performance
Our executive compensation program is designed to strengthen the link between pay and performance by having a significant portion of total executive compensation at-risk and tied to the achievement of predetermined performance targets. Our business-focused goals, which are incorporated into both annual and long-term incentive opportunities, are complementary, risk-balancing, and designed to encourage an ownership-oriented team. By aligning pay with our strategy, we believe the compensation program motivates executives to execute on our vision to create a world where healthcare has no limits.
The charts below show the relative weightings of salary, target bonus, and target long-term equity-based incentive compensation awarded to our NEOs in 2024, including, for Mr. Rott, the promotional increases in salary, target bonus, and target long-term equity-based incentive compensation awarded in connection with his promotion to President and CEO, Imaging. Consistent with our pay-for-performance approach, 92% of total target compensation is at-risk for our CEO, and 83% of total target compensation is at-risk (on average) for our other NEOs.

Target Pay Mix of CEO(1)	Target Pay Mix of Other NEOs (Average)

Salary	Target Bonus	PSU Target Grant Value	Option Grant Value	RSU Grant Value
(1)The percentages illustrating the compensation mix and amount at-risk are rounded to equal 100%. Actual percentages for the CEO Target Pay Mix are as follows: Salary (7.8%), Target Bonus (11.6%), PSU Target Grant Value (40.3%), Option Grant Value (20.1%), and RSU Grant Value (20.1%). Similar rounding was applied to the Target Pay Mix of Other NEOs (Average) chart.

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Compensation
2024 Say-on-Pay Results
At our May 2024 Annual Meeting of Stockholders, our say-on-pay proposal received support from 92.6% of votes cast. The Compensation Committee generally considered the high level of stockholder support for our 2024 say-on-pay vote when evaluating and making decisions on the executive compensation program throughout the year. The Compensation Committee did not make any specific changes to our executive compensation program based on the outcome of our 2024 say-on-pay vote.
Stockholder Engagement
We routinely and actively engage with investors to understand their perspectives and views on a variety of topics, including our executive compensation program and philosophy. In 2024, management reached out to stockholders representing approximately 53%(1) of our outstanding shares to engage on governance matters. Management and, when requested, our lead director, met with stockholders representing approximately 33%(1) of our outstanding shares, and management shared feedback received with the Compensation Committee.
(1)Based on stockholdings as of December 31, 2024.
Overview of Our 2024 Executive Compensation Programs
Total Rewards Philosophy and Guiding Principles
Our total rewards philosophy and guiding principles serve as a clear and transparent framework for considering total rewards designs and individual pay levels. The Compensation Committee considered our strategy, business priorities, and market intelligence and advice provided by its independent compensation consultant, Semler Brossy, in developing and approving the philosophy and guiding principles. The Compensation Committee annually reviews the total rewards philosophy and guiding principles to ensure they continue to be aligned with our business strategy and priorities. No changes to the philosophy or principles were made in 2024.

Total Rewards Philosophy
Our philosophy is to provide competitive, motivating, and fair total rewards programs, including base salaries, annual cash incentives, long-term equity awards, and other broader total rewards programs, that allow us to attract, retain, and motivate the right people, in the right place, at the right time to enable our strategies to create a world where healthcare has no limits.

Our philosophy is further supported by the following principles that guide the total rewards we provide:

Business-Focused and Performance-Differentiated
•We offer “at-risk” annual incentives that are aligned with our business strategies for the year
•We offer “at-risk” long-term incentives that are aligned with long-term value creation for our stockholders
•We design incentives with an effective link between pay and performance to drive accountability and ensure we win together with differentiated pay-for-performance from the GE HealthCare level to the individual level
•We offer significant “at-risk” pay to our senior leadership while mitigating unnecessary and excessive risk-taking
•As a newer standalone public company, our total rewards programs have a deliberate focus on accelerating profitable growth

Ownership-Oriented
We empower an entrepreneurial spirit within our culture and align compensation with our stockholders’ interests by providing meaningful equity awards to eligible participants and maintaining robust policies that require significant stock ownership by our senior executives

Competitive, Motivating, and Fair
We provide total rewards programs that are competitive in the markets in which we compete while taking into account a participant’s experience, performance, and contributions to our business strategy, motivating our participants to successfully execute our business strategy, and balancing internal equity across participants

Simple and Transparent Our total rewards programs are intended to drive employee engagement and business success through simple and transparent plan designs

40	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Our Decision-Making Process
Roles and Responsibilities
The Role of the Compensation Committee. The Compensation Committee is responsible for overseeing our executive compensation programs, and reviewing and approving the compensation of all NEOs, including the CEO. The Compensation Committee meets in executive session to discuss the performance of and pay recommendations for the CEO.
The Role of Management. Our CEO and Chief People Officer assist the Compensation Committee when making decisions on our executive compensation programs by providing information, analysis, and recommendations, except as it relates to their own individual compensation. In addition, the CEO provides the Compensation Committee with an annual performance assessment and compensation recommendation for each NEO (other than for the CEO).
The Role of the Compensation Consultant. The Compensation Committee has retained Semler Brossy as an independent compensation consultant to assist with evaluating the Company’s executive compensation programs and making recommendations on the compensation of our executives, including our NEOs. At the direction and for the benefit of the Compensation Committee, Semler Brossy works with our total rewards team and members of executive management to develop analyses and proposals for the Compensation Committee.
In accordance with applicable SEC and Nasdaq listing standards, the Compensation Committee assessed Semler Brossy’s independence during its annual independence review, and the Compensation Committee concluded no conflict of interest or independence concerns exist.
Compensation Peer Group
Our compensation programs are evaluated against a 15-company peer group within the broader medical device and medical technology spaces with whom we compete for talent (the “Compensation Peer Group”). Annually, the Compensation Committee works with Semler Brossy to review the Compensation Peer Group composition and determine whether any changes would be appropriate. In general, the assessment considers several peer characteristics including business type, revenue, and market capitalization compared to GE HealthCare. Following the 2023 review, and with advice from Semler Brossy, the Compensation Committee determined that the current 15 companies continued to represent an appropriate comparator group for our 2024 compensation programs. For setting 2024 individual total direct compensation, the Compensation Committee primarily referenced benchmarking data from the 13 U.S.-based peers, which excluded Koninklijke Philips and Siemens Healthineers due to the differences in compensation practices outside of the U.S., while also considering benchmarking data from the full 15-company Compensation Peer Group as well as other survey sources.
Our 2024 Compensation Peer Group

Abbott Laboratories	Danaher Corporation	Koninklijke Philips N.V.
Agilent Technologies, Inc.	Edwards Lifesciences Corporation	Siemens Healthineers AG
Baxter International Inc.	Hologic, Inc.	Stryker Corporation
Becton, Dickinson and Company	Intuitive Surgical, Inc.	Thermo Fisher Scientific Inc.
Boston Scientific Corporation	Medtronic plc	Quest Diagnostics Incorporated

Compensation Decisions and Outcomes
This section provides an overview of our 2024 compensation plans, including how the Company performed against the goals established for 2024 under the One GE HealthCare Annual Bonus Plan (the “Bonus Plan”) and the GE HealthCare Technologies Inc. 2023 Long-Term Incentive Plan (the “LTI Program”). See “Compensation Actions for 2024” beginning on page 48 for details about 2024 compensation for each of our NEOs.
Base Salaries
Base salaries are designed to provide a competitive fixed level of pay to attract and retain top talent. In determining base salaries for our NEOs, the Compensation Committee considers several factors, including individual roles, responsibilities, performance, impact, and capabilities, as well as market-competitive benchmarking data provided by the Compensation Committee’s independent consultant. For 2024, taking these considerations into account, the Compensation Committee

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Compensation
approved a base salary increase for Mr. Arduini from $1,250,000 to $1,300,000, effective April 1, 2024, and Mr. Rott from $562,640 to $595,100(1), effective April 1, 2024 when he was serving as President and CEO of our Ultrasound segment. Additionally, in connection with his promotion to President and CEO of our Imaging segment, the Compensation Committee approved an increase from $595,100 to $681,660(1), effective July 1, 2024. Mr. Rott’s promotional increase was intended to align his annual target pay with competitive levels for his new role with expanded responsibilities overseeing the Company’s largest segment. No other changes were made to our NEOs’ base salaries for 2024.
(1)Mr. Rott’s base salary was paid in Euros and converted for purposes of this disclosure at an exchange rate of $1.0820 per €1.00, the 2024 average noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.
Annual Bonus Plan
For 2024, we provided annual cash incentive opportunities to our executives, including our NEOs, under the Bonus Plan. The performance metrics and targets for awards under the Bonus Plan were set at the beginning of the year and designed to drive Company and business segment performance, based on financial, operational, and strategic priorities.
How 2024 Bonuses for Our NEOs Were Determined. All NEOs are eligible to participate in the Bonus Plan. Target bonus percentages for our NEOs are reviewed and approved annually by the Compensation Committee. For 2024, no changes were made to target bonus percentages of NEOs. As such, Mr. Arduini’s target bonus percentage remained at 150% of base salary and the target bonus percentages for all other NEOs remained at 100% of base salary.
In the first quarter of 2024, the Compensation Committee approved financial metrics and targets at the corporate and segment levels, as well as metrics and targets for the strategic initiatives modifier. For executives in roles overseeing all of GE HealthCare, including Messrs. Arduini, Saccaro, Kass-Hout, and Jimenez, financial metrics were fully tied to corporate-level performance goals. For Mr. Rott, who became President and CEO of our Imaging segment, effective July 1, 2024, financial metrics were tied in part to corporate-level performance goals with a meaningful weighting (40%) and Imaging segment performance goals with the majority of the weighting (60%). In connection with his promotion, the Compensation Committee approved the use of Imaging segment performance goals for the full year for Mr. Rott’s financial metrics.
As shown below, bonuses paid to our NEOs are determined formulaically based on each NEO’s base salary, target bonus percentage, applicable corporate and segment financial performance, strategic initiatives modifier, and an individual performance multiplier. In 2024, we modified the application of the strategic initiatives modifier from solely being applied to corporate results to combined corporate and segment level results, as depicted below.

Base Pay as of 12/31	X	Target Bonus Percentage	X	Corporate level: performance targets 100% Corporate Segment level: performance targets 40% Corporate 60% Segment	+/-	+/-10% Strategic Initiatives Modifier	X	Individual Performance Multiplier (0% - 150%)	=	Final Award

How 2024 Bonus Plan Metrics Were Selected. The 2024 Bonus Plan financial metrics were focused on our Growth Acceleration and Business Optimization strategic pillars. At the corporate level, the financial metrics were GE HealthCare Organic revenue (weighted 50%), GE HealthCare Adjusted EBIT (weighted 30%), and GE HealthCare Free cash flow (weighted 20%). For the Imaging segment, financial metrics were Imaging Organic revenue (weighted 50%), Imaging Adjusted EBIT (weighted 30%), and Imaging Inventory Turns (weighted 20%). See the Appendix for definitions of the non-GAAP financial metrics used in the Bonus Plan.
Metrics for the 2024 strategic initiatives modifier focused on our two other areas of priority. The use of a New Product Introductions (“NPI”) Vitality metric was focused on our Precision Care strategic pillar and measured based on the percentage of orders attributed to new product introductions over a five-calendar-quarter period. The use of a Safety metric was focused on a foundational priority of People, Patients, and Culture and measured based on our injury and illness rate for the year. The strategic initiatives modifier applied to GE HealthCare and Imaging blended results could have increased or decreased financial metric results by +/- 10 percentage points (+/- 5 percentage points for each initiative).
The Compensation Committee selected the financial and strategic initiatives metrics to incentivize strong performance across key drivers of long-term value creation and reflect how GE HealthCare is managed at the corporate and segment levels.

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Compensation
Finally, each NEO’s performance was assessed against individual goals tied to their roles and responsibilities, and an individual performance multiplier between 0% and 150% was assigned. The final award is capped at 200%, inclusive of any individual performance.
How 2024 Bonus Plan Targets and Performance Levels Were Determined. In the first quarter of 2024, the Compensation Committee established targets and performance levels for each financial metric that were designed to be rigorous yet realistic and informed by the Company’s 2024 budget. The Compensation Committee also established targets for the two strategic initiatives of our modifier that aligned with the Company’s strategy, business priorities, and internal forecast for the year.
The target, threshold, and maximum performance levels for each financial metric were set with reference to annual corporate and segment budgets, established by senior management (including our NEOs), and approved by the Compensation Committee. Failure to achieve threshold on any one metric would result in no payout for that metric, and failure to achieve threshold on all metrics would result in no payout overall. For the 2024 Bonus Plan, our NEOs could receive between 50% and 200% of their target award for threshold and maximum performance, respectively.
How Corporate Level Performance Was Determined. As shown below, in the first quarter of 2025, the Compensation Committee certified the 2024 Bonus Plan performance results that determine the payout level for each financial and strategic initiative metric at the corporate level.

GE HealthCare Bonus Plan Financial Performance Metrics(1)	Weight	Threshold (50% Payout)	Target (100% Payout)	Max (200% Payout)	Actual Bonus Performance		Metric Payout	NPI Vitality % Modifier (+/- 5%)	Injury % Illness Rate Modifier (+/- 5%)	Bonus Payout
Organic revenue ($M)	50%	$18,786	$20,200	$21,614	$19,624		80%	5%	5%	93%
Adjusted EBIT ($M)(2)	30%	$2,763	$3,250	$3,738	$3,216	(2)	97%
Free cash flow ($M)	20%	$1,350	$1,800	$2,160	$1,554		73%
(1)All metrics are non-GAAP financial measures. See the Appendix for additional information and definitions of the non-GAAP financial measures used in the Bonus Plan.
(2)Adjusted to exclude $4M for the impact of two 2024 acquisitions.
How Imaging Segment Level Performance Was Determined. As noted above, Mr. Rott is the only NEO with performance goals tied to a segment (Imaging), for which he is the segment President and CEO. In the first quarter of 2025, the Compensation Committee certified the 2024 Bonus Plan performance results of our Imaging segment to determine the payout level for Mr. Rott, as shown below.

Imaging Segment Bonus Plan Financial Performance Metrics(1)	Weight	Threshold (50% Payout)	Target (100% Payout)	Max (200% Payout)	Actual Bonus Performance		Metric Payout	Imaging Payout (60%)	Corporate Level Bonus Payout (40%)	NPI Vitality % Modifier (+/- 5%)	Injury % Illness Rate Modifier (+/- 5%)	Bonus Payout
Imaging Organic revenue(2) ($M)	50%	$10,312	$11,088	$11,864	$10,510		63%	62%	83%	5%	5%	80%
Imaging Adjusted EBIT(2)(3) ($M)	30%	$1,243	$1,462	$1,681	$1,264	(3)	55%
Imaging Inventory Turns	20%	3.3	4.4	5.3	3.7		68%
(1)Targets and actuals for Imaging included Image Guided Therapies for 2024.
(2)Non-GAAP financial measures. See the Appendix for additional information and definitions of the non-GAAP financial measures used in the Bonus Plan.
(3)Adjusted to exclude $3M for the impact of one 2024 acquisition.
How NEO Bonus Payouts Were Determined. As shown below, in the first quarter of 2025, the Compensation Committee approved 2024 Bonus Plan payouts for our NEOs, which were determined based on the achievement of performance goals at the corporate, and, for Mr. Rott, segment level and individual performance multipliers. For Mr. Arduini, the Compensation Committee approved an individual performance multiplier of 105%. Mr. Arduini had no role in the determination of his bonus. For Messrs. Saccaro, Kass-Hout, Jimenez, and Rott, individual performance multipliers of 100%, 110%, 100%, and 100%, respectively, were recommended by our CEO and approved by the Compensation Committee. The individual performance factors for Messrs. Arduini and Kass-Hout were above 100% in recognition of strong performance against their 2024 individual goals. See details of individual performance for all NEOs in “Compensation Actions for 2024” beginning on page 48.

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Compensation

NEO	2024 Bonus Performance Group	2024 Bonus Target	Corp / Segment Results	Individual Performance Multiplier	2024 Bonus Payout
Peter Arduini	100% Corporate Level	$1,950,000	93%	105%	$1,904,175
James Saccaro	100% Corporate Level	$875,000	93%	100%	$813,750
Taha Kass-Hout	100% Corporate Level	$900,000	93%	110%	$920,700
Frank Jimenez	100% Corporate Level	$875,000	93%	100%	$813,750
Roland Rott(1)	40% Corporate Level, 60% Imaging	$681,660	80%	100%	$545,328
(1)This amount was paid in Euros and converted for purposes of this disclosure at an exchange rate of $1.0820 per €1.00, the 2024 average noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.
Long-Term Incentive Program
GE HealthCare’s 2024 Long-Term Incentive (“LTI”) Program focuses on our Growth Acceleration and Business Optimization strategic pillars and includes three equity vehicles: PSUs, Options, and RSUs. The awards are designed to motivate and incentivize executives to create sustainable long-term value, support the attraction and retention of top talent, and align executive and stockholder interests through a meaningful ownership stake in the Company.
How LTI Award Mix and Amounts Were Determined. Annual LTI awards represent the largest portion of each NEO’s annual total target compensation. The Compensation Committee considers various factors for determining the size and mix of annual equity awards for our NEOs, including our long-term business objectives, market practices, and individual performance.
As illustrated below, in 2024, once the total annual LTI award amount for each NEO was determined by the Compensation Committee, 50% was granted in PSUs, 25% in Options, and 25% in RSUs. PSUs are tied to long-term financial goals of 2026 Organic revenue (weighted 50%) and 2024-2026 Cumulative Adjusted earnings per share (“EPS”) (weighted 50%), and modified by our total shareholder return (“TSR”) performance relative to our Compensation Peer Group (modifier ranges from +/- 20%). The final potential payout is between 0% and 200% of target PSUs granted, inclusive of any potential TSR modifier. These awards vest following a three-year performance period, to the extent performance is achieved upon completion of the performance period. Options and RSUs both vest in three substantially equal installments over three and one-half years, subject to continued employment through the vesting date (with exceptions for certain termination events) and tie our executives’ interests to stockholder value and the performance of our stock. With respect to PSUs and RSUs, dividend equivalents accrue over the vesting period but are paid out only on shares actually received. See the Appendix for definitions of the non-GAAP financial metrics used in the 2024 PSUs.
Vehicle Mix and PSU Calculation

50% PSUs three-year performance period and cliff vesting	+	25% Options 1/3 vesting 18/30/42 months from grant	+	25% RSUs 1/3 vesting 18/30/42 months from grant

2026 Organic revenue (50%)	+	2024-2026 Cumulative Adjusted EPS (50%)	X	Relative TSR Modifier vs. Compensation Peer Group (+/-20%)	=	Final Award(1) (0%-200%)

(1)Threshold achievement for both financial metrics would result in a 50% payout.

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Compensation
2024 PSUs
How Annual PSUs Work. Our PSUs are designed to focus executives on the Company’s long-term financial and operating goals. PSU payouts are earned only if GE HealthCare achieves specified performance levels over the relevant performance period. In the first quarter of 2024, the Compensation Committee selected the performance metrics for PSUs to be granted in 2024. The Compensation Committee chooses performance metrics it believes align with the Company’s long-term strategic objectives and contribute to the creation of long-term stockholder value. The Compensation Committee then monitors the Company’s performance against the performance metrics over a three-year performance period and certifies the final levels of achievement following the end of the period.
The certified PSU achievement levels determine the percentage of the target number of PSUs under the award that executives earn. The Compensation Committee establishes targets and performance levels that are designed to be rigorous but realistic and informed by the Company’s long-term financial goals. The target, threshold, and maximum performance levels for each performance metric are set with reference to our annual budgets established by senior management and approved by the Board. PSUs vest at the end of the three-year performance period, contingent upon satisfaction of the performance criteria and subject to the NEO’s continued employment through the vesting date (with exceptions for certain termination events).
How Metrics and Targets for PSUs Were Selected. The 2024 performance metrics and targets for PSUs granted to our NEOs were approved by the Compensation Committee in February 2024. The PSUs may become earned based on our 2026 Organic revenue (50% weighting) and 2024-2026 Cumulative Adjusted EPS (50% weighting) results, which are subject to modification of +/-20% based on three-year relative TSR versus our Compensation Peer Group. The 2026 Organic revenue target was derived from a target growth rate established at the beginning of the three-year performance period commencing on January 1, 2024 and ending on December 31, 2026.
The Compensation Committee chose Organic revenue and Cumulative Adjusted EPS as financial metrics to incentivize and focus executives on long-term profitable growth. The Compensation Committee decided to replace three-year Cumulative Adjusted EBIT used for 2023 PSUs with three-year Cumulative Adjusted EPS after a review provided by its independent compensation consultant of prevalent industry practices and consideration of how EPS contributes to the Company’s long-term strategic objectives and creation of stockholder value.
Results will be interpolated for performance between threshold, target, and maximum with potential final payouts between 50% and 200% of target PSUs granted for threshold and maximum performance, respectively, inclusive of the TSR modifier. Failure to achieve threshold on either financial metric would result in no payout for that metric, and failure to achieve threshold on both financial metrics would result in no payout overall.
The financial metrics are tied to corporate performance, which aligns all our leaders who receive PSUs with the same performance targets, in contrast to the metrics used in the Bonus Plan, which for GE HealthCare segment employees are assessed based in part on segment-level performance. See the Appendix for additional information and definitions of the non-GAAP financial measures used in the 2024 PSUs.
2024 Options and RSUs
The Compensation Committee believes that Options and RSUs effectively focus executives on delivering long-term value to stockholders. Options have value only to the extent that our stock price rises between the grant date and the exercise date. RSUs reward and are intended to help retain executives by offering them the opportunity to receive GE HealthCare stock if they remain employed by the Company through the date the vesting restrictions lapse (with exceptions for certain termination events).
Vesting of 2024 Stock Options and RSUs. The annual Options and RSUs granted to our NEOs in 2024 will vest over three and one-half years in three substantially equal installments on the 18-month, 30-month, and 42-month anniversary of the grant date, subject to the NEO’s continued employment through each such vesting date (with exceptions for certain termination events). Options generally expire 10 years from the grant date.
Other LTI Awards
2022 CEO New-Hire PSUs. On January 3, 2022, Mr. Arduini became President and CEO of GE’s healthcare business, after joining GE as an employee in December 2021. In connection with assuming this role, in February 2022 he received an equity grant of GE PSUs which were adjusted and converted into GE HealthCare PSUs in connection with the Spin-Off (“New-Hire PSUs”). Mr. Arduini’s New-Hire PSUs were eligible to vest on March 1, 2025, in an amount between 0% and 150% of the target number of PSUs granted, based on the final average achievement of annual performance objectives set for each of 2022, 2023, and

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Compensation
2024. For 2024, the Compensation Committee selected annual performance metrics, which consisted of Organic revenue (weighted 50%), Adjusted EBIT (weighted 30%), and Free cash flow (weighted 20%), subject to a modification of +/- 10 percentage points for the strategic initiative modifier comprised of two metrics focused on our Precision Care pillar and foundational priority of People, Patients, and Culture. Under the applicable accounting principles, such awards are treated as granted in the year that the applicable performance criteria are established and reported as such in the Summary Compensation Table and Grants of Plan-Based Awards Table below. As a result, per SEC rules, the 2024 tranche of Mr. Arduini’s New-Hire PSUs granted by GE in 2022 prior to our Spin-Off is included as a 2024 compensation award in these two tables. See the Appendix for definitions of the non-GAAP financial metrics used in the Bonus Plan.
In the first quarter of 2025, the Compensation Committee certified the Company’s performance against the 2024 annual performance metrics at 93%, as shown below. The Compensation Committee certifications of Company performance against the 2023 and 2022 performance metrics are also shown below.
The Compensation Committee then certified the final performance results at 92% of target, based on the final three-year average achievement of annual performance objectives set for each of 2022, 2023, and 2024, as shown below.
2022 Annual Performance Objectives set by GE pre-spin

2022 Financial Performance Metrics	Weight	Threshold (50% Payout)	Target (100% Payout)	Max (150% Payout)	Actual Bonus Performance	Metric Payout	Strategic Initiatives Modifier	Bonus Payout
Organic revenue growth(1) (%)	50%	1.4%	6.7%	12.0%	7.0%	52%	5%	57%
Free cash flow(1) ($M)	25%	$3,060	$3,400	$3,740	$2,125	0%
Profit ($M)	12.5%	$2,900	$3,230	$3,550	$2,705	0%
Organic Margin Expansion(1) (bps)	12.5%	-10	80	160	-150	0%
(1)Non-GAAP financial measures. See our 2023 proxy statement for definitions of GE non-GAAP financial measures.
2023 Annual Performance Objectives

2023 Financial Performance Metrics(1)	Weight	Threshold (50% Payout)	Target (100% Payout)	Max (200% Payout)	Actual Bonus Performance	Metric Payout	Strategic Initiatives Modifier	Bonus Payout
Organic revenue ($M)	50%	$17,964	$18,910	$19,855	$19,125	123%	2%	125%
Adjusted EBIT ($M)(2)	30%	$2,635	$3,100	$3,410	$2,988	88%
Free cash flow ($M)(3)	20%	$1,275	$1,700	$2,040	$1,965	178%
(1)Non-GAAP financial measures. See our 2024 proxy statement for definitions of the non-GAAP financial measures used in the Bonus Plan.
(2)Adjusted to exclude $32M for the impact of two 2023 acquisitions.
(3)Adjusted to include $250M from the impact of an R&D capitalization tax law that was expected to be repealed when targets were set in February 2023 but was not subsequently repealed.
2024 Annual Performance Objectives

2024 Financial Performance Metrics(1)	Weight	Threshold (50% Payout)	Target (100% Payout)	Max (200% Payout)	Actual Bonus Performance	Metric Payout	Strategic Initiatives Modifier	Bonus Payout
Organic revenue ($M)	50%	$18,786	$20,200	$21,614	$19,624	80%	10%	93%
Adjusted EBIT ($M)(2)	30%	$2,763	$3,250	$3,738	$3,216	97%
Free cash flow ($M)	20%	$1,350	$1,800	$2,160	$1,554	73%
(1)Non-GAAP financial measures. See the Appendix for additional information and definitions of the non-GAAP financial measures used in the Bonus Plan.
(2) Adjusted to exclude $4M for the impact of two 2024 acquisitions.
Three-Year Average Performance and Payout Results

Performance Year	Performance Achievement	Three-Year Average Performance Achievement (Payout %)	Target(1)		Actual Payout(2)
			Shares (#)	$	Shares (#)	$
2022	57%	92%	73,356	5,000,000	67,487	$5,276,134
2023	125%
2024	93%
(1)Target Award reflects post-Spin-Off conversation ratio of 1.412087; pre-Spin-Off target award was 51,948 shares.
(2)Calculated by multiplying the closing price of GE HealthCare stock as of December 31, 2024 ($78.18) (the last trading day for the year) by the number of shares underlying the award.

46	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
2022 Annual PSUs. As disclosed in our 2023 proxy statement, in 2023 the GE Management Development and Compensation Committee certified the final payouts for the 2022 PSUs at 0% of target, resulting in no payouts to any NEOs and the cancellation of these awards.
2024 Promotional Awards. In connection with Mr. Rott’s promotion in 2024, the Compensation Committee approved a promotional equity award of $950,000 granted on August 15, 2024 consisting of 50% PSUs, 25% RSUs, and 25% Options. The promotional award value was intended to align Mr. Rott’s 2024 target annual LTI value, when combined with his March 1, 2024 annual grant, with competitive levels for his new role with expanded responsibilities overseeing the Company’s largest segment. PSUs are eligible to vest in 2027 subject to meeting the same performance goals described above for annual 2024 PSUs. Options and RSUs are each eligible for vesting in three substantially equal installments on September 1, 2025, September 1, 2026, and September 1, 2027, subject to continued employment through each such vesting date (with exceptions for certain termination events).
Equity Grant Practices
Management has developed an annual and off-cycle equity grant schedule designed to avoid granting equity close in time to the release of the Company’s quarterly earnings. We also do not time the disclosure of material nonpublic information on the basis of equity grant dates. Annual equity awards are typically approved by the Compensation Committee at its regularly-scheduled meeting in late January or early February to be granted in early March. The Compensation Committee may also approve equity awards throughout the year for various reasons, including recruitment of new hires, promotions, and retention and/or recognition of top talent. These off-cycle grants are made on regularly scheduled quarterly dates. We may make equity grants at other times under certain circumstances.
The Compensation Committee has also delegated authority to the Company’s CEO to grant equity awards to employees who are neither under the Compensation Committee’s purview nor direct reports to the CEO, subject to certain limitations on grant value and number of shares granted, as established by the Compensation Committee. These equity awards generally follow the same granting schedules as described above.
In response to Item 402(x) of Regulation S-K, we note that in 2024, (1) no NEOs were awarded stock options with an effective grant date during any period beginning four business days before the filing or furnishing of a Form 10-Q, Form 10-K, or Form 8-K that disclosed material nonpublic information, and ending one business day after the filing or furnishing of such reports, and (2) we did not time the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation.

GE HEALTHCARE 2025 PROXY STATEMENT	47

Compensation
Compensation Actions for 2024
The details of our NEOs’ 2024 compensation are set forth below.

Peter Arduini President and CEO	2024 Target Pay Mix

2024 Performance Highlights
As President and CEO, Mr. Arduini shapes our strategy, establishes the framework against which performance is measured, and delivers on that performance. Individual performance highlights during 2024 included:
•Strong company performance meeting commitments, delivering EPS growth, and maintaining operating margin.
•Continued to advance our digital/AI strategy, capabilities, and execution, including introduction of new technologies and offerings.
•Successfully accelerated growth capabilities across regions and segments.
•Continued to meaningfully advance the organization’s leadership, capabilities, culture, and management processes.

	Base Salary	Target Bonus	Annual LTI(1)

(1)Annual LTI reflects target value as approved by the Compensation Committee.

2024 Pay Decisions
•Salary. Mr. Arduini’s salary was increased from $1,250,000 to $1,300,000 effective April, 1, 2024, based on market-based benchmarking data, performance, role, and responsibilities.
•Bonus. Mr. Arduini’s target bonus was set at 150% of base salary in 2024. Mr. Arduini’s 2024 actual bonus was $1,904,175, as described beginning on page 42 under “Annual Bonus Plan.”
•Annual Equity Awards. Mr. Arduini’s target annual LTI for 2024 was $13,500,000. In 2024, his annual LTI was granted in the form of 50% PSUs, eligible for vesting in 2027 subject to meeting performance goals, and 25% Options and 25% RSUs, each eligible for vesting over three and one-half years in three substantially equal installments on the 18-month, 30-month, and 42-month anniversary of the grant date, in each case subject to his continued employment through each vesting date (with exceptions for certain termination events).

48	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation

James Saccaro Vice President and Chief Financial Officer	2024 Target Pay Mix

2024 Performance Highlights
As Vice President and Chief Financial Officer, Mr. Saccaro leads our Finance, Information Technology, and Strategy organizations. Individual performance highlights during 2024 included:
•Successfully navigated challenging geopolitical events while continuing to meet financial goals.
•Successfully continued execution of finance transformation including enhancing enterprise processes, capabilities, and systems.
•Effectively engaged with investor community and stakeholders, setting clear expectations.

	Base Salary	Target Bonus	Annual LTI(1)

(1)Annual LTI reflects target value as approved by the Compensation Committee.

2024 Pay Decisions
•Salary. Mr. Saccaro’s salary was set at $875,000 and remained unchanged in 2024.
•Bonus. Mr. Saccaro’s target bonus was set at 100% of base salary in 2024. Mr. Saccaro’s 2024 actual bonus was $813,750, as described beginning on page 42 under “Annual Bonus Plan.”
•Annual Equity Awards. Mr. Saccaro’s target annual LTI for 2024 was $3,800,000. In 2024, his annual LTI was granted in the form of 50% PSUs, eligible for vesting in 2027 subject to meeting performance goals, and 25% Options and 25% RSUs, each eligible for vesting over three and one-half years in three substantially equal installments on the 18-month, 30-month, and 42-month anniversary of the grant date, in each case subject to his continued employment through each vesting date (with exceptions for certain termination events).

GE HEALTHCARE 2025 PROXY STATEMENT	49

Compensation

Taha Kass-Hout Chief Science and Technology Officer	2024 Target Pay Mix

2024 Performance Highlights
As Chief Science and Technology Officer, Mr. Kass-Hout leads GE HealthCare’s Science and Technology organization. Individual performance highlights during 2024 included:
•Continued to enhance the profile of GEHC externally in digital – investor community, partnerships, recruiting, and market awareness.
•Successfully executed across our digital strategy.
•Provided strong support in implementation of digital solutions selling which significantly exceeded orders planned in both Oncology & Cardiology.
•Continued to attract and retain top digital and technology talent.

	Base Salary	Target Bonus	Annual LTI(1)

(1)Annual LTI reflects target value as approved by the Compensation Committee.

2024 Pay Decisions
•Salary. Mr. Kass-Hout’s salary was set at $900,000 and remained unchanged in 2024.
•Bonus. Mr. Kass-Hout’s target bonus was set at 100% of base salary in 2024. Mr. Kass-Hout’s 2024 actual bonus was $920,700, as described beginning on page 42 under “Annual Bonus Plan.”
•Annual Equity Awards. Mr. Kass-Hout’s target annual LTI for 2024 was $3,700,000. In 2024, his annual LTI was granted in the form of 50% PSUs, eligible for vesting in 2027 subject to meeting performance goals, and 25% Options and 25% RSUs, each eligible for vesting over three and one-half years in three substantially equal installments on the 18-month, 30-month, and 42-month anniversary of the grant date, in each case subject to his continued employment through each vesting date (with exceptions for certain termination events).

50	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation

Frank Jimenez General Counsel and Corporate Secretary	2024 Target Pay Mix

2024 Performance Highlights
As General Counsel and Corporate Secretary, Mr. Jimenez leads GE HealthCare’s Global Law and Policy organization. Individual performance highlights during 2024 included:
•Successful partnership with leadership and Board of Directors.
•Provided strong leadership and management on complex geopolitical events.
•Successfully built capabilities in supporting digital strategy.
•Recruited top talent into leadership roles, strengthening skill sets aligned with our long-term vision and strategy.

	Base Salary	Target Bonus	Annual LTI(1)

(1)Annual LTI reflects target value as approved by the Compensation Committee.

2024 Pay Decisions
•Salary. Mr. Jimenez’s salary was set at $875,000 and remained unchanged in 2024.
•Bonus. Mr. Jimenez’s target bonus was set at 100% of base salary in 2024. Mr. Jimenez’s 2024 actual bonus was $813,750, as described beginning on page 42 under “Annual Bonus Plan.”
•Annual Equity Awards. Mr. Jimenez’s target annual LTI for 2024 was $3,500,000. In 2024, his annual LTI was granted in the form of 50% PSUs, eligible for vesting in 2027 subject to meeting performance goals, and 25% Options and 25% RSUs, each eligible for vesting over three and one-half years in three substantially equal installments on the 18-month, 30-month, and 42-month anniversary of the grant date, in each case subject to his continued employment through each vesting date (with exceptions for certain termination events).

GE HEALTHCARE 2025 PROXY STATEMENT	51

Compensation

Roland Rott President and CEO, Imaging	2024 Target Pay Mix

2024 Performance Highlights
As President and CEO of our Imaging segment, Mr. Rott leads an organization with approximately $8.9 billion of revenue in 2024. Individual performance highlights during 2024 included:
•Successful transition to new role mid-year despite challenging market environment.
•Advanced execution of strategy for customer lifecycle value, accelerated upgrade, and recurring revenue (SaaS) business model.
•Successful leadership demonstrated through balanced decision-making approach and strong focus on our culture.

	Base Salary	Target Bonus	Annual LTI(1)

(1)Annual LTI reflects target value as approved by the Compensation Committee.

2024 Pay Decisions
•Salary. Mr. Rott’s salary was increased from $562,640(2) to $595,100(2), effective April 1, 2024 when he was serving as President and CEO, Ultrasound. In connection with his promotion to President and CEO, Imaging, his salary was increased from $595,100(2) to $681,660(2), effective July 1, 2024.
•Bonus. Mr. Rott’s target bonus was set at 100% of base salary in 2024. Mr. Rott’s 2024 actual bonus was $545,328(2), as described beginning on page 42 under “Annual Bonus Plan.”
•Annual Equity Awards. Mr. Rott’s target annual LTI for 2024 was $1,550,000. In 2024, his annual LTI was granted in the form of approximately 50% PSUs, eligible for vesting in 2027 subject to meeting performance goals, and 25% Options and 25% RSUs, each eligible for vesting over three and one-half years in three substantially equal installments on the 18-month, 30-month, and 42-month anniversary of the grant date, in each case subject to his continued employment through each vesting date (with exceptions for certain termination events).
•Promotional Equity Award. In connection with his promotion in 2024, Mr. Rott received a one-time promotional equity award of $950,000 granted on August 15, 2024 consisting of 50% PSUs, 25% Options, and 25% RSUs. PSUs are eligible to vest in 2027 subject to meeting performance goals, and Options and RSUs are each eligible for vesting in three substantially equal installments on September 1, 2025, September 1, 2026, and September 1, 2027, subject to his continued employment through each such vesting date (with exceptions for certain termination events).
(2)Mr. Rott’s base salary and bonus were paid in Euros and converted for purposes of this disclosure at an exchange rate of $1.0820 per €1.00, the 2024 average noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.

52	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Other Compensation Elements
Retirement and Other Benefits
Our NEOs generally participate in the broad-based retirement and other benefits provided to our employees. For additional detail, see “Compensation Tables” and narrative disclosures beginning on page 56.
Other Executive Benefits and Perquisites
We provide Executives, including our NEOs, with a limited number of executive benefits and perquisites, which are designed to be competitive with market practices and contribute to attraction and retention. To promote health and general well-being, we provide reimbursements of up to $7,500 for comprehensive executive physicals. We also provide a financial planning benefit that reimburses Executives for expenses related to financial, tax, investment and similar expenses of $15,000 per year with a maximum of $45,000 over a rolling three-year period to allow for fluctuations over $15,000 in any one year due to major life events. The financial planning benefit is intended to provide participants with professional support to manage complex financial planning matters while enabling them to focus on their role with the Company. We provide our CEO an annual travel allowance of up to $175,000, with amounts above the allowance to be reimbursed to the Company based on the aggregate incremental cost of such usage.
Employment Arrangements
Employment Agreement with Mr. Rott. Consistent with local law, Mr. Rott has an employment agreement that provides for a base salary of €630,000 per year with a target annual bonus equal to 100% of base salary, certain pension benefits described below, an annual equity grant (which may consist of Options, RSUs, PSUs, or a combination thereof without specifying the targets or amounts or value), a company car, and flexible benefits and holidays provided to employees in Austria, including an employee severance fund (“Austria Severance Fund”). The terms of Mr. Rott’s employment agreement do not otherwise affect the nature and amount of compensation and benefits.
Severance and Change in Control Arrangements
Severance and Change in Control Plan for Leadership Team. All the NEOs participate in the GE HealthCare US Severance and Change in Control Plan for CEO and Leadership Team (“Executive Severance Plan”), other than Mr. Rott who is not eligible under the Executive Severance Plan as he is not working in the U.S. However, it is the intent of the Compensation Committee that Executives who are not working in the U.S. would be eligible for the better of the benefits they would be eligible for under the Executive Severance Plan if they were working in the U.S., and the benefits they are eligible for under local law. This intent was formalized in Mr. Rott’s employment arrangement when he was promoted to President and CEO, Imaging.
In the event of a qualifying termination of employment, the Executive Severance Plan provides for a lump sum cash severance payment equal to the sum of base salary and target annual bonus multiplied by 2.0 for the CEO and multiplied by 1.0 for other participating Leadership Team members. In addition, benefits continuation and outplacement services would be provided for 24 months for the CEO and 12 months for other Leadership Team members.
Under the Executive Severance Plan, the following terms have the meanings set forth below:
•A qualifying termination under the Executive Severance Plan occurs when the Executive Severance Plan administrator determines in its sole discretion that one of the following events has occurred:
(a)The participant’s position has been eliminated (and not replaced);
(b)The participant’s employment has been terminated without “cause;” or
(c)The participant terminates their employment for “good reason.”
A qualifying termination also occurs if within 24 months of a change in control, as defined in the Executive Severance Plan, the participant’s employment is terminated due to a position elimination, by the employer without “cause,” or by the participant for “good reason.”
If a participant experiences a qualifying termination of employment within two years following a change in control of the Company, the Executive Severance Plan provides for a lump sum cash severance benefit to the CEO equal to 36 months of base salary, plus 2.99 times the CEO’s target annual bonus. For other Leadership Team members, the lump sum cash severance

GE HEALTHCARE 2025 PROXY STATEMENT	53

Compensation
benefit is equal to 24 months of base salary, plus two times the Leadership Team member’s target annual bonus. In addition, benefits continuation and outplacement services are provided for 36 months for the CEO and for 24 months for Leadership Team members.
The Executive Severance Plan does not vary the terms of equity awards, and all outstanding equity awards will be treated as provided under the terms of the applicable plans and equity award agreements in the event of a qualifying termination.
Under the terms of the LTI Program, in the case of a change in control, as defined in the LTI Program, where the acquirer does not assume or continue outstanding equity award or issue substitute awards, immediately prior to such change in control all such outstanding awards become exercisable and vested, and for PSUs, grantees have the right to payment based on target or actual performance through a date determined by the Compensation Committee in its discretion. If such change in control changes the number of outstanding shares of the Company, the Compensation Committee has discretion to make appropriate and equitable adjustments to equity awards, accelerate vesting consistent with Section 409A of the Internal Revenue Code, and/or cancel accelerated awards not exercised within a time period prescribed by the Compensation Committee.
The Executive Severance Plan does not vary how a pro-rata bonus, if any, will be calculated or paid under the Bonus Plan for the year in which a qualifying termination occurs.
Any payment of benefits under the Executive Severance Plan is subject to the execution of a release and waiver of claims acceptable to the Company, including, where legally permissible, non-competition, non-solicitation, and non-disparagement obligations.
See “Executive Officer Cash Severance Policy” on page 25 for information on a Board-approved policy governing certain cash severance benefits provided to Executive Officers.
Other Executive Compensation Policies and Practices
Many of our executive compensation policies and practices are included in the Governance Principles adopted by our Board. Specifically, our NEOs and other executives are subject to rigorous stock ownership requirements and are precluded from hedging and pledging GE HealthCare stock. The Compensation Committee receives regular updates on the current stock ownership of our NEOs and other executives under the Compensation Committee’s purview. All of our NEOs are in compliance with our stock ownership guidelines.
See “Key Areas of Board Oversight” beginning on page 22 for additional details on these policies and practices, including:
•Rigorous stock ownership requirements
•No hedging or pledging
•Insider trading policy
•Clawback policy
•Executive officer cash severance policy
Also see “Equity Grant Practices” on page 47 for a summary of the Company’s practice for granting equity.
Compensation Risk Assessment. The Compensation Committee oversees an annual risk assessment of our compensation policies and practices. For 2024, the assessment was led by Semler Brossy, the Compensation Committee’s independent compensation consultant, with review and input from management. Based on results of the assessment, the Compensation Committee concluded that GE HealthCare’s compensation policies and practices are not reasonably likely to have a material adverse effect on the Company.

54	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Compensation Committee Report
The Talent, Culture, and Compensation Committee has reviewed the Compensation Discussion and Analysis (pages 37 through 54) and discussed that analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in the 2024 Form 10-K and this proxy statement. This report is provided by the following independent directors, who comprise the Compensation Committee:
Rodney F. Hochman
Lloyd W. Howell, Jr.
Tomislav Mihaljevic
William J. Stromberg

GE HEALTHCARE 2025 PROXY STATEMENT	55

Compensation
Compensation Tables
Summary Compensation Table
The following table summarizes the total compensation earned by each of our NEOs for the fiscal years ended December 31 as presented below. Messrs. Saccaro and Kass-Hout were not NEOs for fiscal 2022 and Mr. Rott was not an NEO for fiscal 2022 or 2023. As discussed in this proxy statement, we became an independent public company effective January 3, 2023. The information provided below includes compensation earned by our NEOs for services provided to GE and us prior to the Spin-Off. The following table reflects the adjusted pre-Spin-Off stock awards and Options granted by GE to our NEOs in 2022 and the post-Spin-Off equity awards granted by GE HealthCare to our NEOs. The value of our pre-Spin-Off stock awards reflect the post-Spin-Off conversion ratio, which was equal to the closing share price of GE immediately prior to the Spin-Off on January 3, 2023 ($60.18), divided by the volume weighted average share price of GE HealthCare’s stock on the first trading day following the Spin-Off, January 4, 2023, which resulted in an equity conversion ratio of 1.412087. No conversion was required for awards granted after the Spin-Off.

Name & Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards(1) ($)	Stock Options(2) ($)	Non-Equity Incentive Plan Compensation(3) ($)		Change In Pension Value(4) ($)		All Other Compensation(5) ($)		Total ($)
Peter J. Arduini
President and CEO	2024	1,282,427		0	12,588,793	3,374,980	1,904,175		0		337,505		19,487,880
	2023	1,246,006		0	12,705,850	7,468,736	2,460,938		46,043		583,374		24,510,947
	2022	1,250,000		0	6,135,961	2,099,996	890,625		0		120,520		10,497,102
James Saccaro
VP and CFO	2024	872,204		0	2,951,477	949,997	813,750		0		83,499		5,670,927
	2023	493,131		350,000	7,077,520	2,374,970	641,267		0		34,519		10,971,407
Taha Kass-Hout
Chief Science and Technology Officer	2024	897,124		0	2,873,886	924,992	920,700		0		102,266		5,718,968
	2023	876,421		2,500,000	6,951,138	2,312,454	1,174,777		0		57,174		13,871,964
Frank R. Jimenez
General Counsel and Corporate Secretary	2024	872,204		0	2,718,611	874,984	813,750		0		123,932		5,403,481
	2023	871,629		0	3,264,661	2,187,479	1,093,750		0		92,638		7,510,157
	2022	728,571		0	5,162,431	0	458,483		0		664,485		7,013,970
Roland Rott
President and CEO, Imaging	2024	631,424	(6)	0	1,899,284	624,984	545,328	(6)	0	(6)	223,947	(6)	3,924,967
(1)Represents the aggregate grant date fair value of RSUs and PSUs pursuant to FASB ASC Topic 718, Compensation – Stock Awards, disregarding the effect of estimated forfeitures. The value is reflective of the amount the Company expects to expense for accounting purposes over the awards’ vesting schedules and does not correspond to the actual values that NEOs will realize from the award. For 2024, RSUs include annual RSUs awarded under the LTI Program and RSUs awarded to Mr. Rott in connection with his promotion to President and CEO, Imaging. For 2024, PSU awards include annual PSUs awarded under the LTI Program, the 2024 tranche of Mr. Arduini’s 2022 New-Hire PSUs granted by GE in 2022 prior to our Spin-Off, and PSUs awarded to Mr. Rott in connection with his promotion. The aggregate grant date fair value of the PSUs is calculated based on the most probable outcome of the performance conditions as of the grant date. The aggregate grant date fair value of these 2024 awards assuming maximum performance would be as follows: Mr. Arduini ($14,222,013 for his 2024 PSUs and $3,154,308 for the 2024 tranche of his 2022 New-Hire PSU award), Mr. Saccaro ($4,003,122), Mr. Kass-Hout ($3,897,823), Mr. Jimenez ($3,687,225), and Mr. Rott ($1,632,819 for his 2024 Annual PSUs and $915,847 for his promotional PSUs). For information on the assumptions used in valuing a particular year’s grant, see Note 16 on Share-Based Compensation in our 2024 Form 10-K.
The 2024 PSUs are measured on the grant date using a Monte Carlo simulation model with the following assumptions:

Assumptions	2024 Annual PSUs	2024 Promotional PSUs for Mr. Rott(a)
Risk-Free Rate	4.28%	3.94%
Volatility	24.36%	24.25%
Expected Term (in years)	2.83	2.38
Dividend Yield	0.00%	0.00%
(a)For Mr. Rott, 2024 PSUs include his 2024 annual award ($816,409) and promotional PSU award ($457,923).
The 2024 tranche of Mr. Arduini’s 2022 New-Hire PSUs granted by GE in 2022 is measured on the grant date using the discount factor shown below to reflect the one-year holding requirement.

56	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation

Assumptions	One-Time New-Hire PSUs(b)
Volatility	24.96%
Expected Term (in years)	1.00
Dividend Yield	0.13%
Discount Factor	5.71%
(b)For Mr. Arduini, 2024 PSUs include his 2024 annual award ($7,111,006) and 2024 tranche of his 2022 New-Hire PSUs ($2,102,872) granted by GE in 2022 prior to our Spin-Off.
(2)Represents the aggregate grant date fair value of Option awards. These amounts reflect the Company’s accounting expense and do not correspond to the actual value that the NEOs will realize.
Key assumptions used in the Black-Scholes valuation for the 2024 annual Options and Mr. Rott’s promotional Options, as well as the strike prices, are as follows:

	2024 Annual Options	2024 Promotional Options for Mr. Rott(a)
Risk-Free Rate	4.12%	3.75%
Volatility	26.20%	25.74%
Expected Term (in years)	6.25	6.01
Dividend Yield	0.13%	0.14%
Strike Price	$92.72	$85.30
(a)For Mr. Rott, 2024 Options include his 2024 annual award ($387,484) and promotional Option award ($237,500).
For information on the assumptions used in valuing a particular year’s grant, see the Note 16 on Share-Based Compensation in our 2024 Form 10-K.
(3)Amounts earned under the Bonus Plan. See the “Grants of Plan-Based Awards Table” on page 58 for additional information on the Bonus Plan.
(4)Year-over-year changes in pension value generally are driven by changes in actuarial pension assumptions, increases in age, any additional service, and compensation, as applicable. In 2024, there was a net decrease in pension value for Mr. Arduini of $21,952 due to the increase in the discount rate in the U.S. Pension Plan. For Mr. Rott, there was a net decrease in pension value of $16,842 consisting of a $17,033 decrease due to the increase in the discount rate in the German Pension Plan and a $191 increase due to change in currency exchange rates. In accordance with SEC rules, no amount is reported in the table for the NEOs with a negative value. See “Pension Benefits” beginning on page 63 for additional information on these benefits.
(5)We provide executives with other benefits that are market-competitive and contribute to attraction and retention of top talent. The costs of these benefits for 2024, minus any reimbursements by the NEOs, are shown in the table below:

Name	Company Contributions to Retirement Plans(a) ($)	Company Credits to Restoration Plan(b) ($)	Financial and Tax Planning(c) ($)	Executive Physical (d) ($)	Relocation Benefits(e) ($)	Relocation Tax Benefits(f) ($)	Travel(g) ($)	Other(h) ($)	Total ($)
Arduini	24,150	151,753	45,000	7,500	6,252	2,698	100,152		337,505
Saccaro	24,150	59,349							83,499
Kass-Hout	17,250	79,766	5,250						102,266
Jimenez	24,150	75,186	17,096	7,500					123,932
Rott(6)	200,995		12,226					10,726	223,947
(a)For Messrs. Arduini, Saccaro, Kass-Hout, and Jimenez, represents Company contributions for the 2024 plan year under the GE HealthCare Retirement Savings Plan (“RSP”), including matching contributions of up to 4% of eligible earnings, and automatic contributions of 3% of eligible earnings, up to limits imposed under IRS rules. Company contributions to the RSP for the 2024 plan year were deposited to accounts in 2024 and in January 2025. Mr. Rott is based outside the United States and is not eligible to participate in the RSP. For Mr. Rott, represents Company contributions for the 2024 plan year under the Valida Pension-Kassenvorsorge, the defined contribution retirement plan for employees in Austria, including contributions of 2.255% of earnings up to the assessment ceiling, 3.5% of earnings over the assessment ceiling but below €150,000, and 20% of earnings over €150,000.
(b)Represents credits for the 2024 plan year under the Restoration Plan. For Messrs. Arduini, Saccaro, Kass-Hout, and Jimenez, represents credits of 7% of annual eligible earnings (including base salary and up to one-half of eligible bonus payments) in excess of $345,000, the IRS annual compensation limit for 2024. Mr. Rott is based outside the United States and is not eligible to participate in the Restoration Plan. Credits to the Restoration Plan for the 2024 plan year were posted to accounts in January 2025.
(c)Includes expenses for the use of advisors for financial, estate, tax preparation and planning, and investment analysis and advice and reimbursed in 2024, including $45,000 in expenses Mr. Arduini incurred in 2024 which under our policy covers a rolling three-year period, and $2,096 in expenses incurred in 2023 and $15,000 in expenses incurred in 2024 for Mr. Jimenez.
(d)Includes expenses for annual executive physical examinations and disclosed as reimbursed. Amount for Mr. Arduini was incurred in 2023 and reimbursed in 2024. Amounts for Mr. Jimenez was incurred and reimbursed in 2024.
(e)Expenses for relocation are provided under a Company program. Costs shown for Mr. Arduini include movement of household goods from storage in 2024 after the sale of his residence in 2023.
(f)Includes tax gross-ups and equalization benefits provided in connection with relocation benefits.
(g)Represents the amount of Mr. Arduini’s annual travel allowance used in 2024.
(h)For Mr. Rott, this column includes the cost of a car lease under the terms of his employment agreement.
(6)For Mr. Rott, all cash amounts were paid in Euros and converted for purposes of this disclosure at an exchange rate of $1.0820 per €1.00, the 2024 average noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.

GE HEALTHCARE 2025 PROXY STATEMENT	57

Compensation
Grants of Plan-Based Awards Table
The following table shows annual Bonus Plan and PSU, RSU, and Option awards granted to our NEOs in 2024. Please refer to “Annual Bonus Plan” beginning on page 42 for a description of the Company’s Bonus Plan and “Long-Term Incentive Program” beginning on page 44 for more information on each of the award types.

				Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/share)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Approval Date	Award Type	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Arduini
			Annual Bonus	975,000	1,950,000	3,900,000
	2/23/2022	2/23/2022	New-Hire PSUs(7)				12,226	24,452	36,678				2,102,872
	3/1/2024	2/1/2024	Annual Options								103,527	92.72	3,374,980
	3/1/2024	2/1/2024	Annual RSUs							36,399			3,374,915
	3/1/2024	2/1/2024	Annual PSUs				36,400	72,799	145,598				7,111,006
Saccaro
			Annual Bonus	437,500	875,000	1,750,000
	3/1/2024	2/1/2024	Annual Options								29,141	92.72	949,997
	3/1/2024	2/1/2024	Annual RSUs							10,245			949,916
	3/1/2024	2/1/2024	Annual PSUs				10,246	20,491	40,982				2,001,561
Kass-Hout
			Annual Bonus	450,000	900,000	1,800,000
	3/1/2024	2/1/2024	Annual Options								28,374	92.72	924,992
	3/1/2024	2/1/2024	Annual RSUs							9,976			924,975
	3/1/2024	2/1/2024	Annual PSUs				9,976	19,952	39,904				1,948,911
Jimenez
			Annual Bonus	437,500	875,000	1,750,000
	3/1/2024	2/1/2024	Annual Options								26,840	92.72	874,984
	3/1/2024	2/1/2024	Annual RSUs							9,437			874,999
	3/1/2024	2/1/2024	Annual PSUs				9,437	18,874	37,748				1,843,612
Rott
			Annual Bonus(8)	340,830	681,660	1,363,320
	3/1/2024	2/1/2024	Annual Options								11,886	92.72	387,484
	3/1/2024	2/1/2024	Annual RSUs							4,179			387,477
	3/1/2024	2/1/2024	Annual PSUs				4,179	8,358	16,716				816,409
	8/15/2024	6/3/2024	Promotional Options								8,419	85.30	237,500
	8/15/2024	6/3/2024	Promotional RSUs							2,784			237,475
	8/15/2024	6/3/2024	Promotional PSUs				2,784	5,568	11,136				457,923
(1)Represents the potential payouts for each NEO for 2024 under the Bonus Plan, which is our annual incentive program designed to reward achievement of annual performance goals. The actual Bonus Plan payouts for our NEOs for 2024 are reported in the Summary Compensation Table in the Non-Equity Incentive Plan Compensation column. The performance metrics and methodology for calculating payouts are described under “Annual Bonus Plan” on page 42.
(2)Represents the potential number of PSUs that could be earned at the end of the three-year performance period from (i) annual PSUs granted on March 1, 2024 to all NEOs, (ii) promotional PSUs granted on August 15, 2024 to Mr. Rott, and (iii) the 2024 tranche of Mr. Arduini’s 2022 New-Hire PSUs granted by GE in 2022 prior to our Spin-Off. The actual number of PSUs earned is based on achievement of performance metrics and the methodology for calculating payouts as described under “2024 PSUs” on page 45 for 2024 annual PSU awards (including Mr. Rott’s promotional award) and under “Other LTI Awards” beginning on page 45 for Mr. Arduini’s New-Hire PSU award. The number of shares that were possible to earn at the time of the grant ranged from 0% to 200% of the target number of PSUs for 2024 annual PSU awards (including Mr. Rott’s promotional award) and 0% to 150% of the target number of PSUs for Mr. Arduini’s New-Hire PSU award.
(3)Represents the number of RSUs granted under the LTI Program, and, for Mr. Rott, promotional RSUs awarded in connection with his promotion.
(4)Represents the number of Options granted under the LTI Program, and, for Mr. Rott, promotional Options awarded in connection with his promotion.
(5)The Option exercise price equals the closing price of GE HealthCare common stock on the grant date.
(6)The grant date fair value of awards granted in 2024 are calculated based on the probable outcome of the performance conditions for PSUs as of the grant date. Values are calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures.
(7)Represents the 2024 tranche of the 2022 New Hire PSUs awarded by GE in 2022 prior to our Spin-Off. Under the applicable accounting principles, such awards are treated as granted as of March 21, 2024, when the applicable performance criteria were established.
(8)For Mr. Rott, the annual bonus was paid in Euros and converted for purposes of this disclosure at an exchange rate of $1.0820 per €1.00, the 2024 average noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.

58	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Outstanding Equity Awards at Fiscal Year-End Table
The following table shows the NEOs’ outstanding stock and Option grants as of year-end. It includes unexercised Options (vested and unvested), RSUs, and PSUs for which vesting conditions were not yet satisfied as of December 31, 2024. The number of awards included in the following table reflects both the pre-Spin-Off equity awards granted by GE to our NEOs, as applicable, and the post-Spin-Off equity awards granted by GE HealthCare to our NEOs(1).

		Option Awards				Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)	Vesting Schedule(4)
Arduini
	2/23/2022					67,487	5,276,134			100% in 2025
	3/1/2022	44,511	44,512	65.39	3/1/2032					50% in 2025 (50% vested in 2024)
	3/1/2022					10,198	797,280			50% in 2025 (50% vested in 2024)
	2/1/2023	0	188,127	70.01	2/1/2033					50% in 2025 and 2026
	2/1/2023					21,425	1,675,007			50% in 2025 and 2026
	3/1/2023	36,298	73,696	75.30	3/1/2033					33% in 2025 and 34% in 2026 (33% vested in 2024)
	3/1/2023					26,415	2,065,125			33% in 2025 and 34% in 2026 (33% vested in 2024)
	3/1/2023							78,851	6,164,571	100% in 2026 subject to performance
	3/1/2024	0	103,527	92.72	3/1/2034					33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024					36,399	2,845,674			33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024							72,799	5,691,426	100% in 2027 subject to performance
Saccaro
	6/1/2023	0	54,472	79.83	6/1/2033					50% in 2025 and 2026
	6/1/2023					5,950	465,171			50% in 2025 and 2026
	6/1/2023					21,922	1,713,862			50% in 2025 (50% vested in 2024)
	6/1/2023	11,938	24,238	79.83	6/1/2033					33% in 2025 and 34% in 2026 (33% vested in 2024)
	6/1/2023					7,973	623,329			33% in 2025 and 34% in 2026 (33% vested in 2024)
	6/1/2023							23,800	1,860,684	100% in 2026 subject to performance
	3/1/2024	0	29,141	92.72	3/1/2034					33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024					10,245	800,954			33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024							20,491	1,601,986	100% in 2027 subject to performance

GE HEALTHCARE 2025 PROXY STATEMENT	59

Compensation

		Option Awards				Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)	Vesting Schedule(4)
Kass-Hout
	2/1/2023	0	58,005	70.01	2/1/2033					50% in 2025 and 2026
	2/1/2023					6,606	516,457			50% in 2025 and 2026
	2/2/2023					24,770	1,936,519			50% in 2025 (50% vested in 2024)
	3/1/2023	11,309	22,962	75.30	3/1/2033					33% in 2025 and 34% in 2026 (33% vested in 2024)
	3/1/2023					8,231	643,500			33% in 2025 and 34% in 2026 (33% vested in 2024)
	3/1/2023							24,568	1,920,726	100% in 2026 subject to performance
	3/1/2024	0	28,374	92.72	3/1/2034					33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024					9,976	779,924			33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024							19,952	1,559,847	100% in 2027 subject to performance
Jimenez
	3/1/2022					18,211	1,423,736			50% in 2025 (50% vested in 2024)
	3/1/2022					10,927	854,273			50% in 2025 (50% vested in 2024)
	2/1/2023	0	54,870	70.01	2/1/2033					50% in 2025 and 2026
	2/1/2023					6,249	488,547			50% in 2025 and 2026
	3/1/2023	10,698	21,721	75.30	3/1/2033					33% in 2025 and 34% in 2026 (33% vested in 2024)
	3/1/2023					7,786	608,709			33% in 2025 and 34% in 2026 (33% vested in 2024)
	3/1/2023							23,240	1,816,903	100% in 2026 subject to performance
	3/1/2024	0	26,840	92.72	3/1/2034					33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024					9,437	737,785			33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024							18,874	1,475,569	100% in 2027 subject to performance

60	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation

		Option Awards				Stock Awards
Name of Executive	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value Of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)	Vesting Schedule(4)
Rott
	9/11/2015	735	0	135.92	9/11/2025					Fully Vested
	9/30/2016	552	0	161.30	9/30/2026					Fully Vested
	11/17/2017	919	0	99.21	11/17/2027					Fully Vested
	1/29/2018	13,773	0	88.67	1/29/2028					Fully Vested
	3/19/2018	2,296	0	76.66	3/19/2028					Fully Vested
	3/19/2018	1,639	0	76.66	3/19/2028					Fully Vested
	12/21/2018	13,275	0	40.40	12/21/2028					Fully Vested
	3/19/2019	3,727	0	57.74	3/19/2029					Fully Vested
	4/11/2019	1,614	0	51.67	4/11/2029					Fully Vested
	3/2/2020	7,214	0	63.51	3/2/2030					Fully Vested
	4/1/2021	8,536	0	75.24	4/1/2031					Fully Vested
	3/1/2022					2,914	227,817			50% in 2025 (50% vested in 2024)
	2/1/2023	0	19,596	70.01	2/1/2033					50% in 2025 and 2026
	2/1/2023					2,231	174,420			50% in 2025 and 2026
	3/1/2023	3,820	7,758	75.30	3/1/2033					33% in 2025 and 34% in 2026 (33% vested in 2024)
	3/1/2023					2,781	217,419			33% in 2025 and 34% in 2026 (33% vested in 2024)
	3/1/2023							8,300	648,894	100% in 2026 subject to performance
	3/1/2024	0	11,886	92.72	3/1/2034					33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024					4,179	326,714			33% in 2025, 33% in 2026, and 34% in 2027
	3/1/2024							8,358	653,428	100% in 2027 subject to performance
	8/15/2024	0	8,419	85.30	8/15/2034					33% in 2025, 33% in 2026, and 34% in 2027
	8/15/2024					2,784	217,653			33% in 2025, 33% in 2026, and 34% in 2027
	8/15/2024							5,568	435,306	100% in 2027 subject to performance
(1)Number of Outstanding Shares for awards granted prior to 2023 reflect the post-Spin-Off conversion ratio. The conversion ratio was equal to the closing share price of GE immediately prior to the Spin-Off on January 3, 2023 ($60.18), divided by the volume weighted average share price of GE HealthCare’s stock on the first trading day following the Spin-Off, January 4, 2023, which resulted in an equity conversion ratio of 1.412087. Option exercise prices were also adjusted for the conversion ratio. No conversion was required for awards granted after the Spin-Off.
(2)The market value of RSUs is calculated by multiplying the closing price of GE HealthCare stock as of December 31, 2024 ($78.18) (the last trading day for the year) by the number of shares underlying each award. In February 2025, the Compensation Committee certified Mr. Arduini’s 2022 New-Hire PSU performance as 92%; as a result, Mr. Arduini’s 2022 New-Hire PSUs awards are equal to 67,487 and vested on March, 1, 2025.
(3)The market value of PSUs is calculated by multiplying the closing price of GE HealthCare stock as of December 31, 2024 ($78.18) (the last trading day for the year) by the number of shares underlying each award. With respect to the PSUs granted to NEOs on March 1, 2023, PSUs granted to Mr. Saccaro on June 1, 2023, PSUs granted to NEOs on March 1, 2024, and promotional PSUs granted to Mr. Rott on August 15, 2024, this value assumes satisfaction of the target-level payout based on Company performance through December 31, 2024 which has exceeded the threshold level of performance. Final payouts will be based on certified performance for the full three-year performance period in the first quarter following the end of the performance period.
(4)Annual Options and RSUs granted since our Spin-Off vest over three and one-half years in three substantially equal installments on the 18-month, 30-month, and 42-month anniversary of the grant date. Mr. Rott’s promotional Options and RSUs granted on August 15, 2024 will vest in three substantially equal installments on September 1, 2025, September 1, 2026, and September 1, 2027, and one third of Mr. Saccaro’s annual Options and RSUs granted in 2023 vested on September 1, 2024, and the remaining Options and RSUs will vest in two substantially equal installments on September 1, 2025 and September 1, 2026, in each case, subject to the NEO’s continued employment through each such vesting date (with exceptions for certain termination events). For the Founders Options and RSUs, 50% vested on February 1, 2025 and 50% will vest on February 1, 2026, subject to the NEO’s continued employment through each such vesting date (with exceptions for certain termination events). For the new-hire RSUs granted to Messrs. Saccaro and Kass-Hout, 50% vested on the first anniversary of the grant date and the remaining 50% will vest on the second anniversary of the grant date, subject to their continued employment through each such vesting date (with exceptions for certain termination events). PSUs vest after the end of the three-year performance period, contingent upon satisfaction of the performance criteria, and subject to the NEO’s continued employment through such vesting date (with exceptions for certain termination events). Annual Options and RSUs granted prior to our Spin-Off generally vest over two or three years (with exceptions for certain termination events).

GE HEALTHCARE 2025 PROXY STATEMENT	61

Compensation
Option Exercises and Stock Vested Table
The following table shows the number of shares the NEOs acquired and the values they realized upon exercising Options and/or the vesting of RSUs and PSUs during 2024. During the year, all NEOs had RSUs that vested. Only Mr. Rott earned PSUs and exercised Options. Values are shown before payment of any applicable withholding taxes or brokerage commissions.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Arduini	0	0	23,207	2,034,290
Saccaro	0	0	25,848	2,042,926
Kass-Hout	0	0	28,822	2,185,351
Jimenez	0	0	32,970	2,984,734
Rott	13,275	627,244	15,412	1,371,786
Deferred Compensation
We offer certain nonqualified deferred compensation programs and arrangements to executives. The description below is for the plan for which our NEOs were eligible during 2024.
GE HealthCare Restoration Plan
Eligibility. U.S. employees who became U.S. executives on or after January 1, 2021 (including Messrs. Arduini, Saccaro, Kass-Hout, and Jimenez) accrue benefits under the Restoration Plan. Mr. Rott is not eligible to participate in the Restoration Plan since he is based outside the United States. Executives are not permitted to make contributions under the Restoration Plan.
Benefit Formula. Restoration Plan participants are credited with 7% of their annual eligible earnings, which include base salary and up to one-half of eligible bonus payments, which exceed the IRS-prescribed limit applicable to tax-qualified plans ($345,000 for 2024).
Earnings and Vesting. The annual credits are notionally invested as elected by the participant in notional investment options that mirror the investment options available under the broad-based tax-qualified RSP. Participants may change their election up to twelve times per quarter. Earnings are currently credited daily. Participants generally vest in Restoration Plan accounts after 3 years of service.
Time and Form of Payment. Vested amounts under the Restoration Plan are paid in a lump sum, generally in July of the year following the year of the participant’s separation from service.

62	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Nonqualified Deferred Compensation Table
The table below shows amounts credited to the NEOs’ accounts under the GE HealthCare Restoration Plan and plan balances as of December 31, 2024.

	Executive Contributions in 2024(1) ($)	GE HealthCare Credits in 2024(2) ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)(3)
Arduini	0	151,753	19,457	0	349,705
Saccaro	0	59,349	1,553	0	72,321
Kass-Hout	0	79,766	4,743	0	122,759
Jimenez	0	75,186	18,366	0	183,456
Rott	0	0	0	0	0
(1)Executives are not permitted to make contributions to the Restoration Plan.
(2)Credits under the Restoration Plan were accrued on December 15, 2024 and credited to our NEOs’ accounts in the Restoration Plan in January 2025. These amounts are reported as compensation in the Summary Compensation Table above.
(3)Represents the aggregate balance at December 31, 2023, as reported in our 2024 proxy with 2024 GE HealthCare credits, aggregate earnings, and aggregate withdrawals/distributions.
Pension Benefits
We provide retirement benefits to certain eligible employees based in the U.S. The GE HealthCare Pension Plan (“U.S. Pension Plan”) is a funded, tax-qualified plan. We maintain the GE Healthcare Pension Plan in Germany (GE Vorsorge Plan / “German Pension Plan”) for Germany-based employees, as described below.
U.S. Pension Plan
Eligibility and Vesting. The U.S. Pension Plan is a broad-based retirement program for U.S.-based employees which is a mirror of the GE Pension Plan for our eligible employees and former employees that has been closed to new participants since 2012 (2011 for salaried new hires). U.S.-based employees who began working at GE or GE HealthCare after the predecessor to the U.S. Pension Plan was closed, including Messrs. Saccaro, Kass-Hout, and Jimenez, are not eligible to participate in the U.S. Pension Plan. Those employees who are eligible generally vest after five years of qualifying service. The U.S. Pension Plan also required employee contributions, which vest immediately. Effective January 1, 2021, salaried participants stopped accruing benefits (and making contributions) under the predecessor to the U.S. Pension Plan.
Benefit Formula. Mr. Arduini’s benefits are based primarily on a formula that takes into account his earnings for each fiscal year (before the stoppage of accruals) during which he was employed by GE. Since 1989, this formula has provided an annual benefit accrual equal to 1.45% of earnings for the year up to covered compensation and 1.9% of his earnings for the year in excess of covered compensation. The maximum incremental annual benefit an executive could have earned for service in 2023 and 2024 was $0 due to the stoppage of accruals.
Time and Form of Payment. The accumulated benefit is payable after retirement on a monthly basis for life with a guaranteed minimum benefit of five years. The normal retirement age as defined in this plan is 65; however, employees who began working at GE prior to 2005, including Mr. Arduini, may retire at age 60 without any reduction in benefits. The U.S. Pension Plan provides for Social Security supplements if the participant retires directly from active service prior to age 64 and spousal joint and survivor annuity options.
Tax Code Limits on Benefits. The tax code limits the benefits payable under the U.S. Pension Plan. For 2024, the maximum single life annuity an executive could have received under these limits was $275,000 per year. This ceiling is actuarially adjusted in accordance with IRS rules to reflect employee contributions, actual forms of distribution, and actual retirement dates.

GE HEALTHCARE 2025 PROXY STATEMENT	63

Compensation
German Pension Plan
Eligibility and Vesting. The German Pension Plan is a broad-based retirement program for employees based in Germany that is open to new participants. Several older plans, including Mr. Rott’s prior plan (Pension Plan of 1 January 2006) were converted into the German Pension Plan. Eligible participants in the German Pension Plan vest after at least three years of pensionable service and age 21.
Benefit Formula. Mr. Rott’s benefits are based primarily on a formula that takes into account his earnings for each calendar year during which he was employed by GE in Germany. Since 2015 there are two compensation limits in the formula: the contribution ceiling (BBG) in the German national pension insurance and a limit of approximately 1.5 x BBG. The annual contributions are 2% of salary below BBG, plus 8% of salary between BBG and the limit, plus 14% of salary above the limit. Pensionable salary is the annual gross base salary. Contributions accrue interest of 3% per year.
Time and Form of Payment. At the member’s choice, the accumulated benefit could be paid after retirement as either a lump sum, ten annual installments, or a monthly payment for life with no guaranteed period. The normal retirement age under the German Pension Plan is the individual’s retirement age under the German national pension insurance. For Mr. Rott, the earliest retirement age is 63, however, the benefit for employees who retire between the ages of 63 and 67 is increased with interest. The German Pension Plan provides spousal joint and survivor annuity options, but not social security supplements.
Tax Code Limits on Benefits. The benefits payable under the German Pension Plan, which is a direct pension promise, are not limited due to the tax code.
Pension Benefits Table
The table below shows the present value of the accumulated benefit as of December 31, 2024 for the NEOs under the U.S. Pension Plan (Mr. Arduini) and the German Pension Plan (Mr. Rott), as calculated based on the assumptions described below. Although the SEC rules require us to show this present value, the NEOs are not entitled to receive these amounts in a lump sum. None of the NEOs received a payment under either plan in 2024.

Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit(1) ($)	Payment During Last Fiscal Year ($)
Arduini(2)(3)	15	512,630	0
Saccaro	N/A	N/A	N/A
Kass-Hout	N/A	N/A	N/A
Jimenez	N/A	N/A	N/A
Rott(2)(4)	9.7	671,976	0
(1)The accumulated benefit is based on years of service and earnings (base salary and bonus) considered by the plans for the period through December 31, 2024. It also includes the value of contributions made by the NEOs throughout their careers. For purposes of calculating the present value, it is assumed that the NEOs will remain in service until the age at which they may retire without any reduction in benefits. For Mr. Arduini, this is age 60 under the U.S. Pension Plan. For Mr. Rott, this is age 63 under the Germany Pension Plan. It is also assumed that benefits are payable under the available forms of annuity. The assumptions for U.S. beneficiaries are consistent with the assumptions for the U.S. Pension Plan, including the statutory discount rate assumption of 5.67%, and the postretirement mortality assumption used for present value calculations is the Pri-2012 Healthy Retiree mortality table projected to 2016, adjusted for experience and factoring in projected generational improvements. For Mr. Rott, the assumptions are at a discount rate of 3.53% and a postretirement mortality assumption based upon the Heubeck 2018 G standard generational tables. For Mr. Rott, the present value of accumulated benefit is valued in Euros and converted for purposes of this disclosure at an exchange rate of $1.0820 per €1.00, the 2024 average noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.
(2)For Mr. Arduini, there is no service cost under the GE HealthCare Pension Plan since the accruals have stopped. For Mr. Rott, there is no service cost under the German Pension Plan since his relocation from Germany to Austria on April 1, 2021.
(3)Mr. Arduini’s pension benefits reflect his accrued benefits from his prior tenure with GE. Mr. Arduini’s credited service is limited to 15 years under the U.S. Pension Plan, from his prior tenure with GE before future accruals stopped effective January 1, 2021.
(4)Mr. Rott’s pensionable service is limited to 9.7 years under the German Pension Plan when he relocated from Germany to Austria and stopped accruing additional pension benefits effective April 1, 2021.

64	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Potential Payments Upon Termination or Change in Control
As described in “Severance and Change in Control Arrangements” beginning on page 53, the Executive Severance Plan provides for benefits in the event of certain qualifying terminations of employment.
Potential Termination Payments. Below we describe and quantify certain compensation that would have been payable under existing compensation plans and arrangements had any of our NEO’s employment terminated on December 31, 2024. For this hypothetical calculation, we have used each NEO’s compensation and service levels as December 31, 2024, and, where applicable, GE HealthCare’s closing stock price on December 31, 2024. For the equity calculations, we show the intrinsic value of equity awards that would have vested or become exercisable under each termination scenario below as of December 31, 2024. Intrinsic value is based upon the Company’s stock price (minus the exercise price in the case of Options, with negative values for out-of-the-money Options shown as zero). Amounts shown assume the achievement of all applicable performance objectives at the target level. Our NEOs generally are not entitled to benefits if they leave voluntarily or are terminated for cause. Since many factors (e.g., the time of year when the event occurs, GE HealthCare’s stock price, NEO’s age, etc.) could affect the nature and amount of benefits NEOs could potentially receive, amounts paid or distributed upon a future termination may differ from those shown in the tables below. The amounts described below are in addition to benefits generally available to salaried employees, such as distributions available under defined contribution retirement programs and distributions under the Austria Severance Fund for Mr. Rott.

	Upon Death	Upon Disability	Upon Retirement(1)	Transfer of Business to Successor Employer	Upon Involuntary Termination	In connection with Change in Control
Severance	None	None	None	None
Lump sum cash severance payment equal to the sum of base salary and target annual bonus multiplied by 2.0 for the CEO and multiplied by 1.0 for Leadership Team members in the event of a position elimination, termination without cause or termination for good reason

Lump sum cash severance payment equal to the sum of base salary and target annual bonus multiplied by 2.99 for the CEO and multiplied by 2.0 for Leadership Team members in the event of a position elimination, termination without cause, or termination for good reason within 24 months of a change in control

Annual Bonus	Prorated for the year subject to Company performance, so long as actively employed for a minimum of 90 days during the Plan Year	May be prorated for the year subject to Company performance, so long as actively employed for a minimum of 90 days during the Plan Year	Prorated for the year subject to Company performance, so long as actively employed for a minimum of 90 days during the Plan Year	None	Prorated for the year subject to Company performance, so long as actively employed for a minimum of 90 days during the Plan Year in the event of a position elimination	Prorated for the year subject to Company performance, so long as actively employed for a minimum of 90 days during the Plan Year in the event of a position elimination

GE HEALTHCARE 2025 PROXY STATEMENT	65

Compensation

	Upon Death	Upon Disability	Upon Retirement(1)	Transfer of Business to Successor Employer	Upon Involuntary Termination	In connection with Change in Control
Annual RSU and PSU grants Mr. Kass-Hout’s New-Hire RSUs Mr. Rott’s Promotional RSUs and PSUs	Awards vest immediately; PSUs would remain subject to the achievement of the performance objectives	Awards vest immediately; PSUs would remain subject to the achievement of the performance objectives
Awards held for at least one year would generally vest as of the later of the first anniversary of the Grant Date or the date on which requirements for Retirement are first met. PSUs would remain subject to the achievement of the performance objectives
				RSUs awards vest immediately; unvested PSUs are forfeited	Unvested awards are forfeited	Unvested awards are forfeited
Annual Option Grants Mr. Rott’s Promotional Options	Options vest and become exercisable immediately; and all vested Options remain exercisable until the Option Expiration Date(2)	Options vest and become exercisable immediately; and all vested Options remain exercisable until the Option Expiration Date(2)
Options held for at least one year would generally vest as of the later of the first anniversary of the Grant Date or the date on which requirements for Retirement are first met; and all vested Options remain exercisable until the Option Expiration Date(2)(3)
				Options vest and become exercisable immediately, and all vested Options remain exercisable only until the earlier of 90 days after such termination or the original Option Expiration Date(2)(3)(4)(5)	Unvested Options are forfeited, and all vested Options generally remain exercisable only until the earlier of 90 days after such termination or the original Option Expiration Date(2)(3)(5)	Unvested Options are forfeited, and all vested Option generally remain exercisable only until the earlier of 90 days after such termination or the original Option Expiration Date(2)(3)(5)
Founders RSUs Mr. Saccaro’s New-Hire RSUs	Awards vest immediately	Awards vest immediately	Unvested awards are forfeited	Awards vest immediately	Unvested awards are forfeited	Unvested awards are forfeited
Founders Options	Options vest and become exercisable immediately, and all vested Options remain exercisable until the Option Expiration Date	Options vest and become exercisable immediately, and all vested Options remain exercisable until the Option Expiration Date	Unvested Options are forfeited and vested Options remain exercisable only until the earlier of 90 days after retirement and the original Option Expiration Date	Options vest and become exercisable immediately, and all vested Options remain exercisable only until the earlier of 90 days after such termination or the original Option Expiration Date	Unvested Options are forfeited, and all vested Options remain exercisable only until the earlier of 90 days after such termination or the original Option Expiration Date	Unvested Options are forfeited, and all vested Options remain exercisable only until the earlier of 90 days after such termination or the original Option Expiration Date
Mr. Arduini’s New-Hire PSUs	Awards vest immediately based on the average of target performance for uncompleted years of the performance period and actual performance for any completed years of the performance period	Awards vest immediately based on the average of target performance for uncompleted years of the performance period and actual performance for any completed years of the performance period	Unvested awards are forfeited	Awards vest immediately based on the average of target performance for uncompleted years of the performance period and actual performance for any completed years of the performance period	Awards vest immediately based on the average of target performance for uncompleted years of the performance period and actual performance for any completed years of the performance period in the event of a termination without cause or termination for good reason	None

66	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation

	Upon Death	Upon Disability	Upon Retirement(1)	Transfer of Business to Successor Employer	Upon Involuntary Termination	In connection with Change in Control
Health Care	None	None	None	None
Executive can continue participation in the Company’s health and welfare benefit plans in which he was enrolled immediately prior such termination to the extent permitted by law and plan terms. Continued participation for the CEO is 24 months and for the other Leadership Team members is 12 months.

Executive can continue participation in the Company’s health and welfare benefit plans in which he was enrolled immediately prior such termination to the extent permitted by law and plan terms. Continued participation for the CEO is 36 months and for the other Leadership Team members is 24 months.

Outplacement	None	None	None	None
Eligible for outplacement services subject to the Executive enrolling within 30 days following such termination. The CEO is eligible for 24 months of outplacement services and the other Leadership Team members are eligible for 12 months.

Eligible for outplacement services subject to the Executive enrolling within 30 days following such termination. The CEO is eligible for 36 months of outplacement services and the other Leadership Team members are eligible for 24 months.

(1)For equity awards granted after our Spin-Off, retirement is defined as attainment of age 65, age 60 and completion of at least 5 years of continuous employment, or age 55 and completion of at least 10 years of continuous employment. Continuous employment includes grantees’ most recent employment with General Electric Company ending on the Spin-Off. For equity awards granted prior to our Spin-Off, retirement is defined as attainment of age 60 and completion of at least 5 years of continuous employment. For Annual Bonus, retirement is defined as attainment of age 60 and completion of at least 5 years of continuous employment, or age 55 and completion of at least 10 years of continuous employment. No NEOs were retirement eligible on December 31, 204.
(2)For Mr. Rott’s outstanding Options granted on December 21, 2018, unexercised Options, whether or not exercisable on the date of termination are forfeited.
(3)For Mr. Rott’s outstanding Options granted on April 11, 2019, unexercised Options, whether or not exercisable on the date of termination are forfeited.
(4)For Mr. Rott’s outstanding Options granted between 2015-2019, Options vest and become exercisable immediately, and all vested Options remain exercisable until the earlier of 5 years after such termination or the original Option Expiration Date.
(5)For Mr. Rott’s outstanding Options granted in 2020, Options vest and become exercisable immediately, and all vested Options remain exercisable until the earlier of 6 months after such termination or the original Option Expiration Date.

GE HEALTHCARE 2025 PROXY STATEMENT	67

Compensation

		Upon Death	Upon Disability	Upon Retirement	Transfer of Business to Successor Employer	Upon Involuntary Termination	Upon Change in Control
Arduini
	Severance	0	0	0	0	6,500,000	9,717,500
	Annual Bonus	1,950,000	1,950,000	N/A	0	1,950,000	1,950,000
	RSUs and PSUs	17,564,075	17,564,075	N/A	5,708,078	0	0
	Options	781,553	781,553	N/A	781,553	0	0
	Founders RSUs	1,675,007	1,675,007	N/A	1,675,007	0	0
	Founders Options	1,536,998	1,536,998	N/A	1,536,998	0	0
	New-Hire PSUs	5,276,134	5,276,134	N/A	5,276,134	5,276,134	0
	Health Care Benefits	0	0	0	0	28,612	42,918
	Outplacement	0	0	0	0	8,968	13,452
Saccaro
	Severance	0	0	0	0	1,750,000	3,500,000
	Annual Bonus	875,000	875,000	N/A	0	875,000	875,000
	RSUs and PSUs	4,886,954	4,886,954	N/A	1,424,283	0	0
	Options	0	0	N/A	0	0	0
	Founders RSUs(1)	2,179,033	2,179,033	N/A	2,179,033	0	0
	Founders Options	0	0	N/A	0	0	0
	Health Care Benefits	0	0	0	0	13,927	27,855
	Outplacement	0	0	0	0	4,484	8,968
Kass-Hout
	Severance	0	0	0	0	1,800,000	3,600,000
	Annual Bonus	900,000	900,000	N/A	0	900,000	900,000
	RSUs and PSUs(2)	6,840,515	6,840,515	N/A	3,359,942	0	0
	Options	66,131	66,131	N/A	66,131	0	0
	Founders RSUs	516,457	516,457	N/A	516,457	0	0
	Founders Options	473,901	473,901	N/A	473,901	0	0
	Health Care Benefits	0	0	0	0	13,927	27,855
	Outplacement	0	0	0	0	4,484	8,968
Jimenez
	Severance	0	0	0	0	1,750,000	3,500,000
	Annual Bonus	875,000	875,000	N/A	0	875,000	875,000
	RSUs and PSUs	6,916,976	6,916,976	N/A	3,624,503	0	0
	Options	62,556	62,556	N/A	62,556	0	0
	Founders RSUs	488,547	488,547	N/A	488,547	0	0
	Founders Options	448,288	448,288	N/A	448,288	0	0
	Health Care Benefits	0	0	0	0	14,306	28,612
	Outplacement	0	0	0	0	4,484	8,968
Rott
	Severance(3)	0	0	0	0	1,363,320	2,726,640
	Annual Bonus(3)	681,660	681,660	N/A	0	681,660	681,660
	RSUs and PSUs(4)	2,727,231	2,727,231	N/A	989,602	0	0
	Options(4)	22,343	22,343	N/A	22,343	0	0
	Founders RSUs	174,420	174,420	N/A	174,420	0	0
	Founders Options	160,099	160,099	N/A	160,099	0	0
	Health Care Benefits	0	0	0	0	0	0
	Outplacement(3)	0	0	0	0	5,410	10,820
(1)Inclusive of Mr. Saccaro’s New-Hire RSUs.
(2)Inclusive of Mr. Kass-Hout’s New-Hire RSUs.
(3)Amounts paid in Euros and converted for this table at an exchange rate of $1.0820 per €1.00, the 2024 average noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.
(4)Inclusive of Mr. Rott’s annual and promotional equity awards.

68	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Pension Benefits. “Pension Benefits” beginning on page 63 describes the general terms of each pension plan in which our NEOs participate, the years of credited service, and the present value of their accumulated pension benefit (assuming payment begins at age 60 or 63, as noted above). The table below shows the pension benefits that would have become payable if the NEO had died, become disabled, voluntarily terminated their employment, or retired as of December 31, 2024.
In the event of death before retirement, because Mr. Arduini has more than 15 years of service accrued during his prior tenure with GE, his surviving spouse may receive either an annuity, as if he had retired and elected the spousal 50% joint and survivor annuity option prior to death, or an immediate lump-sum payment based on five years of pension distributions, in each case based upon the accrued benefit. Mr. Rott is a terminated vested participant in the Germany Pension plan, if he passes away before age 60, his surviving spouse may choose to receive either a lump sum or 60% of the annuity, as if he had become disabled at the time of death.
In the event a disability occurs before retirement, Messrs. Arduini and Rott could receive an annuity payment of accrued benefits under their respective plans.
Potential Termination Payments Table (Pension Benefits)

Name	Lump Sum Upon Death ($)	Annual Benefit Upon Death ($)	Annual Benefit Upon Disability ($)	Annual Benefit Upon Voluntary Termination ($)	Annual Benefit Upon Retirement ($)
Arduini	N/A	17,805	38,634	35,610	35,610
Saccaro	N/A	N/A	N/A	N/A	N/A
Kass-Hout	N/A	N/A	N/A	N/A	N/A
Jimenez	N/A	N/A	N/A	N/A	N/A
Rott(1)	N/A	12,975	21,626	18,890	N/A
(1)Benefits paid in Euros and converted for this table at an exchange rate of $1.0820 per €1.00, the 2024 average noon buying rate certified for customs purposes by the U.S. Federal Reserve Bank of New York set forth in the H.10 statistical release of the Federal Reserve Board.
Lump Sum Upon Death. Messrs. Arduini and Rott are not eligible for a lump sum payment.
Annual Benefits Upon Death. For Messrs. Arduini and Rott, the annual amounts are payable for the life of the surviving spouse under their respective plans.
Annual Benefits Upon Disability. For Mr. Arduini, the annual amount includes the 50% joint and survivor annuity under his plan. For Mr. Rott, the annual amount represents the 60% joint and survivor annuity under his plan.
Annual Benefits Upon Voluntary Termination. Mr. Arduini is over age 60 and eligible to commence upon termination with the annual amount shown, which includes the 50% joint and survivor annuity. For Mr. Rott, the annual amount represents equivalent single life annuity of his notional account payable at age 63.
Annual Benefits Upon Retirement. Mr. Arduini is over age 60 and eligible to retire with the annual amount shown, which includes the 50% joint and survivor annuity. For Mr. Rott, he is not eligible to retire until age 63.
Deferred Compensation. The NEOs are entitled to receive the vested amount in their Restoration Plan account in the event of a termination of employment. Between the termination event and the date that distributions are made, these accounts would continue to be adjusted to reflect hypothetical investment gains and losses. Therefore, amounts received by NEOs would differ from those shown in the “Nonqualified Deferred Compensation Table” on page 63. Vested amounts under the Restoration Plan are paid in a lump sum, generally in July of the year following the year of the participant’s separation from service after execution of a release.

GE HEALTHCARE 2025 PROXY STATEMENT	69

Compensation
Other Compensation Disclosures
2024 CEO Pay Ratio
As required under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”) and Item 402(u) of Regulation S-K (“Item 402(u)”), below is information about the relationship of the annual total compensation of the individual identified in accordance with the process outlined below as our median paid employee excluding our CEO (the “Median Employee”) and the annual total compensation of our CEO, Mr. Arduini.
Pay Ratio. Our Median Employee earned $73,078 in total compensation for 2024. The total 2024 compensation for Mr. Arduini as reported in the “Summary Compensation Table” beginning on page 56 was $19,487,880. Based upon total compensation for 2024, the ratio of the annual total compensation of our CEO to the annual total compensation of our Median Employee was calculated to be approximately 267 to 1.
How we Identified the Median Employee. In accordance with Item 402(u) of Regulation S-K, we began with a decision to use the same median employee included in our last proxy statement because there has been no material change in our employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure. To identify our median employee, we started with our global employment records as of December 1, 2023, and determined we employed 53,401 full-time, part-time, temporary, and seasonal employees (excluding the CEO) (“Global Employees”) as of that date, including 16,771 in the U.S., and 36,630 outside of the U.S.
Under the de minimis exemption rule of Item 402(u), we excluded 1,836, or approximately 3.4% of our Global Employees from 34 countries(1), resulting in a total of 51,565 Global Employees used to identify our median employee. All employees in these 34 countries were excluded.
We then used the consistently applied compensation measure of annual base salary plus target bonus, each prorated to reflect time employed in 2023, to calculate compensation across the remaining Global Employee population to identify the median employee. We believe this compensation measure reasonably reflects the annual compensation of our Global Employees. Base salary and target bonuses were not annualized for any employees, and all currencies were converted to U.S. dollars using applicable conversion rates consistent with our accounting practices.
How we Calculated the CEO Pay Ratio. The Median Employee’s 2024 annual total compensation was calculated using the Summary Compensation Table methodology for calculating total compensation under Item 402(c)(2)(x) of Regulation S-K and compared with total compensation of Mr. Arduini, as detailed in the Summary Compensation Table above, to arrive at the CEO pay ratio.
(1)The following countries and corresponding number of employees were excluded from our pay ratio calculation: Mozambique (1), Luxembourg (2), Ukraine (3), Estonia (4), Slovakia (4), Pakistan (5), Nepal (6), Iraq (9), Serbia (9), Côte d’Ivoire (14), Bulgaria (17), Jordan (20), Morocco (21), Peru (26), Czechia (28), Kazakhstan (35), New Zealand (39), Bangladesh (40), Tunisia (48), Kenya (58), Nigeria (61), Philippines (69), Chile (70), Malaysia (86), Vietnam (86), Portugal (88), Romania (96), Argentina (109), Thailand (117), Belgium (118), South Africa (118), Switzerland (132), Algeria (141), Greece (156).

70	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Pay Versus Performance
As required under Section 953(a) of the Dodd-Frank Act, and in accordance with Item 402(v) of Regulation S-K, we are providing the following information about the relationship between compensation actually paid to our company’s principal executive officer (“PEO”) and the other NEOs and Company performance. In this section we refer to compensation actually paid (“CAP”) and other terms used in the applicable SEC rules; the calculations and analysis below presented below in accordance with those rules do not necessarily reflect our approach to aligning executive compensation with performance.

Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO(1) ($)	Average Summary Compensation Table Total for Non-PEO NEOs(2) ($)	Average Compensation Actually Paid to Non-PEO NEOs(1) ($)	Value of Initial Fixed $100 Investment Based on:		Net Income(5) ($ in thousands)	Company Selected Performance Measure - Organic Revenue Growth*(6)
					Company Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)
2024	19,487,880	13,412,402	5,179,586	4,407,205	129.59	113.61	2,050,000	1%
2023	24,510,947	29,849,747	9,126,538	8,514,116	127.98	100.66	1,614,000	8%
2022(7)	10,497,102	7,343,420	4,705,283	2,963,509	N/A	N/A	1,967,000	7%
(1)CAP to our PEO and the average CAP to our non-PEO NEOs reflect adjustments from total compensation reported in the Summary Compensation Table (“SCT”). The assumptions used to calculate the values for RSUs, PSUs, and Options included in the calculation of CAP did not differ materially from those used to calculate the grant date fair value for such awards. A Monte Carlo simulation model was used to calculate the fair value for PSUs as of the applicable year-end measurement date. A Black-Scholes value was used for Options as of the applicable year-end or vesting date(s), determined using the same methodology used to determine grant date fair value, except that (1) the closing stock price on the applicable reevaluation date was used as the current market price and (2) a reduced expected life was used, given applicable time lapse since grant date. The calculation of CAP for the PEO and Non-PEO NEOs for 2024 is shown in the table below:

Compensation Actually Paid	2024
	PEO ($)	Average Non-PEO ($)
SCT Total	19,487,880	5,179,586
Subtract, value of all stock awards and stock options reported in SCT	15,963,773	3,454,554
Add, year-end value of all equity awards granted in the fiscal year that were unvested and outstanding at year-end	10,179,595	2,568,840
Add, change in fair value from prior year-end to current year-end of all prior-year equity awards that were outstanding and unvested at year-end	(1,241,462)	(114,397)
Add, change in fair value (from prior year-end to vesting date) of prior-year equity awards that vested in fiscal year	950,162	227,730
Total Adjustments	(6,075,478)	(772,381)
Compensation Actually Paid	13,412,402	4,407,205
(2)The dollar amounts reported represent the average of amounts reported for our NEOs as a group (excluding our CEO) in the “Total” column of the SCT in each applicable year. The names of each of the NEOs included for these purposes in each applicable year are as follows: (1) for 2024, Messrs. Saccaro, Kass-Hout, Jimenez, and Rott, (2) for 2023, Messrs. Saccaro, Kass-Hout, Jimenez, Makela, and Zodl, and (3) for 2022, Messrs. Zodl, Jimenez, and Makela, and Ms. Larson.
(3)Reflects our TSR, assuming dividend reinvestment, from January 4, 2023, through December 31, 2024.
(4)The peer group used for this purpose is our Compensation Peer Group. See “Compensation Peer Group” on page 41 for more information.
(5)Reflects Net income as reported in each of our Annual Reports on Form 10-K for 2024, 2023, and 2022.
(6)For details on Organic revenue* for 2024, 2023, and 2022, see Item 7 in each of our Annual Reports on Form 10-K for 2024, 2023, and 2022.
(7)We became an independent, public company effective January 3, 2023, but were required to report pursuant to Section 13(a) or 15(d) of the Exchange Act effective as of December 8, 2022. Because we were a subsidiary of GE during 2022, CAP actually paid to our NEOs was largely driven by GE’s stock price and did not bear a close relationship to our Net income or Organic revenue growth* for 2022. The Company did not have a TSR in 2022.

GE HEALTHCARE 2025 PROXY STATEMENT	71

Compensation
Three Most Important Measures for Linking NEO Pay to Company Performance
•Organic revenue growth*
•Adjusted EBIT*
•Free cash flow*
Organic revenue growth* is the most important measure to link CAP paid during 2024 to our performance, followed by Adjusted EBIT* and Free cash flow*. These three financial measures are intended to incentivize strong performance and are key drivers of long-term value creation.
Pay Versus Performance Relationship Disclosures
The charts below depict the relationships between (1) CAP to the PEO and Non-PEO NEOs and (2) Company TSR and Compensation Peer Group TSR, Net income, and Organic revenue growth* for fiscal years ended December 31, 2024, 2023 and 2022.
Compensation Actually Paid vs. Total Shareholder Return
Compensation Actually Paid vs. Net Income
Compensation Actually Paid vs. Organic Revenue Growth*
*    Non-GAAP financial measure. See the Appendix for additional information and definitions of these non-GAAP financial measures.

72	GE HEALTHCARE 2025 PROXY STATEMENT

Compensation
Equity Compensation Plan Information
The table below presents information regarding equity compensation plans under which our common stock may be issued to employees and non-employees as compensation as of December 31, 2024.

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights (in thousands)(1)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (in thousands)(1)
Equity compensation plans approved by security holders(1)
Options	4,246	81.62
RSUs	2,860	__
PSUs	778	__
Total	9,938	__	36,177
(1)In connection with the Spin-Off, we adopted the GE HealthCare 2023 Long-Term Incentive Plan, the GE HealthCare Mirror 2022 Long-Term Incentive Plan, the GE HealthCare Mirror 2007 Long-Term Incentive Plan, and the GE HealthCare Mirror 1990 Long-Term Incentive Plan, which plans became effective as of the Spin-Off.

GE HEALTHCARE 2025 PROXY STATEMENT	73

Independent Auditor

Management Proposal No. 3 Ratification of the Appointment of Deloitte & Touche LLP as Our Independent Auditor for the Fiscal Year Ending December 31, 2025
What are you voting on?
We are asking stockholders to ratify the selection of Deloitte as our independent auditor for the fiscal year ending December 31, 2025.
Why are we asking you to vote?
Although ratification is not required by our bylaws or otherwise, the Board is submitting the proposal as a matter of good corporate governance. If our stockholders fail to ratify the selection, it will be considered notice to the Board and the Audit Committee to consider whether to select a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent auditor at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote FOR ratification of the Audit Committee’s selection of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2025

Review and Engagement
The Audit Committee is responsible for the appointment, compensation (including advance approval of the audit fee), retention, and oversight of the independent auditor that audits our financial statements and our internal control over financial reporting. In accordance with its charter, the Audit Committee has selected Deloitte, an independent registered public accounting firm, to be our auditors for the fiscal year ending December 31, 2025. The Audit Committee believes that this selection is in the best interests of GE HealthCare and its stockholders and, therefore, recommends to stockholders that they ratify that appointment.
Prior to the selection of Deloitte as the Company’s independent auditor, the Audit Committee considered many factors, including:
•Deloitte’s capability and expertise in addressing and advising on the breadth and complexity of our global operations
•Deloitte’s independence
•The appropriateness of Deloitte’s fees for audit and non-audit services
•Deloitte’s reputation for integrity and competence in the fields of accounting and auditing
•The level of service provided by the firm
A representative of Deloitte will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate stockholder questions.

74	GE HEALTHCARE 2025 PROXY STATEMENT

Independent Auditor
Audit Committee Report
The following report of the Audit Committee shall not be deemed to be “soliciting material” nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.
The Audit Committee reflects the Board’s commitment to active oversight throughout the organization. The Audit Committee met 10 times in 2024 to oversee the various matters under its remit, including:
•Financial performance and outlook
•Oversight of our external auditor
•Internal audit
•Pension
•Information technology and cybersecurity
•Compliance
•Litigation and investigations
•Treasury
Roles and Responsibilities: The Audit Committee, on behalf of the Board, oversees GE HealthCare’s accounting and financial reporting processes, the integrity of the Company’s financial statements, and the annual independent audit of the Company’s financial statements. The Audit Committee oversees the independent auditors’ qualifications and independence as well as the Internal Audit department, and, in consultation with the CFO, is directly responsible for oversight of the chief audit executive. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by management and the independent auditors. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting, preparing the financial statements, and for the public reporting process. Our independent auditor, Deloitte, is responsible for expressing opinions on the conformity of the Company’s audited financial statements, in all material respects, with generally accepted accounting principles and on the Company’s internal control over financial reporting.
Required Disclosures and Discussions: In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and Deloitte the audited financial statements and management’s assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s evaluation of the Company’s internal control over financial reporting as of December 31, 2024. The Audit Committee has also discussed with Deloitte the matters that are required to be discussed under applicable Public Company Accounting Oversight Board (“PCAOB”) and SEC requirements. Deloitte has provided to the Audit Committee the written disclosures and the PCAOB-required letter regarding its communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Deloitte that firm’s independence. The Audit Committee has also considered whether the provision of the services described on page 76 under the caption “Fees Paid to Deloitte” is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee has concluded that Deloitte’s provision of audit and non-audit services to GE HealthCare and its affiliates during 2024 was compatible with Deloitte’s independence.
Audit Committee Recommends Including the Financial Statements in the Annual Report: Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2024 be included in our Annual Report on Form 10-K for 2024 for filing with the SEC. This report is provided by the following independent directors, who comprise the Audit Committee:
Lloyd W. Howell, Jr.
Catherine Lesjak
Anne T. Madden
William J. Stromberg
Phoebe L. Yang

GE HEALTHCARE 2025 PROXY STATEMENT	75

Independent Auditor
Fees Paid to Independent Auditor
The Audit Committee oversees the audit and non-audit services provided by the independent auditor, participates in the pre-approval of fees with the independent auditor, reviews and approves the audit plan and associated fees, and receives periodic reports on the fees paid.
The Audit Committee may authorize Deloitte (along with other accounting firms) to provide non-audit services. Accordingly, the Audit Committee has established the following policies and processes related to non-audit services.
We Limit the Non-Audit Services that Deloitte can Provide
To minimize relationships that could appear to impair Deloitte’s objectivity, the Audit Committee will only pre-approve permissible, selected types of non-audit services that Deloitte may provide to us (and that otherwise would be permissible under SEC rules). For more detail, see the Audit Committee charter.
We Have a Pre-Approval Process for Non-Audit Services
The Audit Committee has adopted policies and procedures for pre-approving all non-audit services that Deloitte provides to us. Specifically, the Audit Committee pre-approves the use of Deloitte for specific types of services within the categories of merger and acquisition services; employee benefit plan audits; agreed-upon procedures, accounting consultations, and internal control-related services; tax compliance and consultation services; certain business advisory services; and other permissible services. The Audit Committee sets a specific annual limit on the amount of non-audit services that the Company can obtain from Deloitte. It has also required management to obtain specific pre-approval from the Audit Committee for any single engagement over $500,000. The Audit Committee chair is authorized to pre-approve any audit or non-audit service on behalf of the Audit Committee and presents these decisions to the full committee at its next regularly scheduled meeting.
We Have Hiring Restrictions for Deloitte Employees
To avoid potential conflicts of interest, the Audit Committee has adopted practices regarding the hiring by the Company of any partner, director, manager, staff, advising member of the department of professional practice, reviewing actuary, reviewing tax professional, and any other persons having responsibility for providing audit assurance on any aspect of their audit of the Company’s financial statements. These restrictions are contained in our Governance Principles.
Principal Accountant Fees and Services
Fees Paid to Deloitte
Deloitte audited our consolidated financial statements and our internal controls over financial reporting for the year ended December 31, 2024 and has been our independent auditor since 2022. Fees billed for professional services rendered by Deloitte for the fiscal years ended December 31, 2024 and December 31, 2023 were as set forth in the table below.

	2023	2024
	(In thousands)
Audit Fees(1)	$19,574	$16,807
Audit-Related Fees(2)	1,291	1,309
Tax Fees(3)	42	25
All Other Fees(4)	10	7
Total	$20,917	$18,148
(1)Audit Fees consists of fees for: (1) the audit of GE HealthCare’s annual financial statements and internal controls over financial reporting, (2) the review of GE HealthCare’s interim financial statements, and (3) the performance of audits in accordance with international statutory requirements.
(2)Audit-Related Fees consists of fees billed for assurance and related services reasonably related to the performance of the audit or review of financial statements that are not reported under “Audit Fees” above, including: (1) comfort letters and consents related to SEC filings, (2) employee benefit plan audits, and (3) special attestation reports.
(3)Tax Fees consists of fees billed for professional services for tax compliance, tax advice, and tax planning. These tax services include assistance regarding international tax compliance and transfer pricing studies.
(4)All Other Fees consist of fees for products and services provided by Deloitte, other than the services reported under “Audit Fees,” “Audit-Related Fees,” or “Tax Fees” above.

76	GE HEALTHCARE 2025 PROXY STATEMENT

Stockholder Proposal Stockholder Ratification of Certain Termination Pay Arrangements

The Board recommends a vote AGAINST the proposal.

Martin Harangozo has informed us that he intends to submit the proposal set forth below at the Annual Meeting of Stockholders. The proposal will be voted on at the Annual Meeting of Stockholders only if properly presented by or on behalf of the stockholder proponent. To obtain the address of the stockholder proponent, or its GE HealthCare stock holdings, email corporate.secretary@gehealthcare.com or write to Corporate Secretary, GE HealthCare, 500 West Monroe Street, Chicago, IL 60661, and you will receive this information promptly. In accordance with the applicable proxy regulations, the text of the stockholder proposal and supporting statement, for which we accept no responsibility, are set forth below:

Shareholders request that the Board adopt a policy to seek shareholder approval of senior managers’ new or renewed pay package that provides for golden parachute payments with an estimated value exceeding 2.99 times the sum of the executive’s base salary plus target short-term bonus. This proposal only applies to Named Executive Officers.
Golden parachute payments include cash, equity or other compensation that is paid out or vests due to a senior executive’s termination for any reason. Payments include those provided under employment agreements, severance plans, and change-in-control clauses in long-term equity plans, but not life insurance, pension benefits, or deferred compensation earned and vested prior to termination. “Estimated total value” includes: lump-sum payments; payments offsetting tax liabilities; perquisites or benefits not vested under a plan generally available to management employees; post-employment consulting fees or office expense; and equity awards if vesting is accelerated, or a performance condition waived, due to termination. The Board shall retain the option to seek shareholder approval at an annual meeting after material terms are agreed upon. Generous performance-based pay can sometimes be justified but shareholder ratification of golden parachutes better aligns management pay with shareholder interests. This proposal is relevant even if there are current golden parachute limits. A limit on golden parachutes is like a speed limit. A speed limit by itself does not guarantee that the speed limit will never be exceeded. Like this proposal the rules associated with a speed limit provide consequences if the limit is exceeded. With this proposal the consequences are a non-binding shareholder vote is required for unreasonably high golden parachutes. This proposal places no limit on long-term equity pay or any other type pay. This proposal thus has no impact on the ability to attract executive talent or discourage the use of long-term equity pay because it places no limit on golden parachutes. It simply requires that extra-large golden parachutes be subject to a non-binding shareholder vote at a shareholder meeting already scheduled for other matters.
This proposal is relevant because there is not separate section for approving or rejecting golden parachutes. The topic of this proposal received and between 51% and 65% support at: FedEx Spirit AeroSystems Alaska Air Fiserv Please vote yes: Shareholder Opportunity to Vote on Excessive Golden Parachutes - Proposal 1.

GE HEALTHCARE 2025 PROXY STATEMENT	77

Stockholder Proposal
The Board recommends a vote AGAINST the proposal.
The Board of Directors (the “Board”) of GE HealthCare Technologies Inc. (“we,” “our,” the “Company,” or “GE HealthCare”) has considered this proposal and determined that the implementation of this policy is unnecessary and not in the best interests of GE HealthCare or our stockholders given the existing governance safeguards embedded in our executive compensation programs, including the Company’s policy to seek non-binding stockholder ratification of cash severance payments in certain circumstances.
The proposal is unnecessary because GE HealthCare already has a cash severance policy.
The Board has adopted a cash severance policy whereby the Company will seek stockholder ratification, in a non-binding advisory vote, in connection with the establishment of any new or amendment of any existing employment agreement, severance agreement, or separation agreement with any of the Company’s executive officers as defined under Rule 3b-7 of the Securities Exchange Act of 1934, as amended (“Executive Officers”), where the value of cash severance benefits (as defined in the policy) exceeds 2.99 times the sum of the Executive Officer’s base salary plus target annual bonus (as defined in the policy).
The Board believes that this policy provides appropriate protection against excessive payouts, while providing the Talent, Culture, and Compensation Committee (the “Compensation Committee”) with flexibility to tailor compensation arrangements, which may include severance provisions, allowing GE HealthCare to remain competitive in attracting and retaining highly qualified talent.
Stockholders have the opportunity to express views on GE HealthCare’s compensation practices through our stockholder outreach and annual advisory vote on executive compensation.
The Board and the Company are committed to engaging with our stockholders in an ongoing, constructive dialogue around executive compensation and other important corporate governance matters. In the course of those conversations, our post-termination compensation policies have not been identified by stockholders as an area of concern. Stockholders have demonstrated strong support for our executive compensation programs in our first two say-on-pay votes, with 96.7% of votes cast in favor at our 2023 Annual Meeting of Stockholders and 92.6% of votes cast in favor at our 2024 Annual Meeting of Stockholders.
The proposal introduces additional restrictions that may hinder the Compensation Committee’s ability to structure effective pay programs aligned with the Company’s strategy.
The Board believes that its Compensation Committee, composed entirely of independent directors, is best suited to develop and design executive compensation programs to align executives’ interests with those of stockholders in accordance with our core compensation principles, which are outlined on page 40 of this Proxy Statement. In the view of the Board, the Compensation Committee should retain the flexibility to evaluate and approve compensation arrangements. This is especially important in the context of operating as a multinational organization with executives situated across different geographies and subject to the often complex regulations of various jurisdictions. The proposal would introduce additional restrictions that may hinder the Compensation Committee’s ability to independently and effectively make compensation decisions aligned with the Company’s strategy.
The proposal conflicts with features of our Long-Term Incentive Plan (“LTIP”), which have been approved by our stockholders. The design of our LTIP is consistent with best market practices, including double trigger change-in-control vesting and no excise tax gross ups for all participants holding outstanding equity awards granted under the LTIP.
Our LTIP, including change-in-control features, was designed consistent with widely recognized best market practices including double trigger change-in-control vesting and not providing gross ups for excise taxes. Both features help ensure that executives holding LTIP awards are treated fairly, thereby supporting talent retention and performance motivation objectives in the interest of stockholders.
The Board recommends a vote AGAINST the proposal.
The Board believes the concerns raised by the proponent are already and more appropriately addressed by our existing cash severance policy, which is more carefully tailored to the Company’s needs and the interests of stockholders than the overly broad policy sought by this proposal. Given our pay practices and the strong governance safeguards already embedded in our executive compensation programs, the Board does not believe the proposed policy is in the interests of our stockholders.

78	GE HEALTHCARE 2025 PROXY STATEMENT

Submitting 2026 Proposals
The table below summarizes the requirements for stockholders who wish to submit proposals, including director nominations, for the 2026 Annual Meeting of Stockholders. Stockholders are encouraged to consult SEC Rule 14a-8 or our bylaws, as applicable, to see all applicable requirements.

	Proposals for Inclusion in the 2026 Proxy Statement	Director Nominees for Inclusion in the 2026 Proxy Statement (Proxy Access)	Other Proposals/Nominees to be Presented at the 2026 Meeting

Type of Proposal	SEC rules permit stockholders to submit proposals for inclusion in our proxy statement by satisfying the requirements specified in SEC Rule 14a-8.
A stockholder (or a group of up to 20 stockholders) owning at least 3% of GE HealthCare stock for at least 3 years may submit director nominees (up to the greater of two or 20% of the Board) for inclusion in our proxy statement by satisfying the requirement specified in Article III, Section 3.5 of our bylaws(2).

Stockholders may present proposals or director nominations directly at the Annual Meeting of Stockholders (and not for inclusion in our proxy statement) by satisfying the requirements specified in Article II, Section 2.2 and Article III, Section 3.3 of our bylaws (which includes information required under Rule 14a-19)(2).

When Proposal must be Received by GE HealthCare	No later than close of business (5 p.m. Eastern Time) on December 11, 2025(1)	No earlier than November 11, 2025 and no later than close of business (5 p.m. Eastern Time) on December 11, 2025(3)	No earlier than January 28, 2026 and no later than close of business (5 p.m. Eastern Time) on February 27, 2026(3)

Where to Send	By Mail:	GE HealthCare Attn: Corporate Secretary 500 West Monroe St. Chicago, Illinois 60661
	By Email:	corporate.secretary@gehealthcare.com

What to Include	The information required by SEC Rule 14a-8	The information required by our bylaws(2)
(1)This date assumes that we do not change the date of our 2026 Annual Meeting of Stockholders by more than 30 days from the anniversary date of the Annual Meeting.
(2)Our bylaws are available in the Investors section of our website, investor.gehealthcare.com.
(3)These dates assume that we do not change the date of our 2026 Annual Meeting of Stockholders by more than 30 days before or 60 days after the anniversary date of the Annual Meeting.

GE HEALTHCARE 2025 PROXY STATEMENT	79

Voting and Meeting Information
Voting Standards and Board Recommendations
The following summarizes the Board’s voting recommendations for each proposal, the vote required for each proposal to pass, and the effect of abstentions and broker non-votes on each proposal.

Voting Item	Board Recommendation	Voting Standards	Treatment of Abstentions	Treatment of Broker Non-Votes

Election of Directors	For each director nominee	Majority of votes cast	Not counted as votes cast and therefore no effect	Not counted as votes cast and therefore no effect

Say-On-Pay	For	Affirmative vote of majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon	Same as vote against	Not counted as entitled to vote and therefore no effect

Ratification of Auditor	For	Affirmative vote of majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon	Same as vote against	Not applicable

Stockholder Proposal - Stockholder Ratification of Termination Pay	Against	Affirmative vote of majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon	Same as vote against	Not counted as entitled to vote and therefore no effect

We Have a Majority Voting Standard for Director Elections: Each director nominee who receives a majority of the votes cast will be elected, except in a contested election where director nominees are elected by a plurality of the votes cast. Any current director who does not meet this standard is subject to the Board’s policy regarding resignations by directors who do not receive a majority of “For” votes, which is described in the Governance Principles. All other matters are approved if supported by the affirmative vote of a majority of the voting power of shares of stock present in person or represented by proxy and entitled to vote thereon.
Meeting Information
We have adopted a virtual format for the Annual Meeting to provide for a safe, consistent, and convenient experience for all stockholders.
How Do I Attend the Virtual Meeting? To participate in the meeting, you must have your 16-Digit Control Number that is shown on your Notice of Internet Availability of Proxy Materials (“Notice”) or as provided via email from Broadridge, or if you received a printed copy of the proxy materials, on your proxy card or the voting instruction form that accompanied your proxy materials. If the Notice or voting instruction form that you received does not indicate that you may vote your shares through the www.proxyvote.com website, you should contact your bank, broker, or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” (which will contain a 16-digit control number that will allow you to attend, participate in, or vote at the meeting). You may access the Annual Meeting by visiting www.virtualshareholdermeeting.com/GEHC2025. If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual Annual Meeting log-in page. Technical support will be available starting 15 minutes prior to the meeting.

80	GE HEALTHCARE 2025 PROXY STATEMENT

Voting and Meeting Information
Can I Ask a Question at the Virtual Annual Meeting? Stockholders of record will be able to submit questions during the virtual meeting by typing the question into the “Ask a Question” field and clicking “Submit.” We will answer questions that comply with the meeting rules of conduct during the Annual Meeting, subject to time constraints. If we receive related questions, we may group those questions together. Questions related to personal matters, which are not pertinent to Annual Meeting matters, or that contain derogatory references to individuals, use offensive language, or are otherwise out of order or not suitable for the conduct of the Annual Meeting, will not be addressed during the meeting. If there are questions pertinent to Annual Meeting matters that cannot be answered during the Annual Meeting due to time constraints, management will post answers to such questions at investor.gehealthcare.com.
What Do I Do if I Need Technical Assistance During the Meeting? If you encounter any difficulties accessing the meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.
Voting Information
Who is Entitled to Vote? Stockholders of record at the close of business on the record date (March 31, 2025) are eligible to vote at the meeting. Our voting securities consist of our $0.01 par value common stock, and there were 457,843,185 shares outstanding on the record date.
How Do I Vote My Shares if I am a Record Holder? If your name is registered on GE HealthCare’s stockholder records as the owner of shares, you are the “record holder.” If you hold shares as a record holder, there are four ways that you can vote your shares:
1.Over the Internet. Vote at www.proxyvote.com. The internet voting system is available 24 hours a day until 11:59 p.m. Eastern Time on Tuesday, May 27, 2025. Once you enter the internet voting system, you can record and confirm (or change) your voting instructions.
•You will need the 16-digit number included on your proxy card (if you received a paper copy of the proxy materials) to obtain your records and to vote.
2.By Telephone. You can vote by calling 1-800-690-6903. The telephone voting system is available 24 hours a day in the United States until 11:59 p.m. Eastern Time on Tuesday, May 27, 2025. Once you enter the telephone voting system, a series of prompts will tell you how to record and confirm (or change) your voting instructions.
•You will need the 16-digit number included on your Notice or your proxy card (if you received a paper copy of the proxy materials) in order to vote by telephone.
3.By Mail. If you received a paper copy of the proxy materials, mark your voting instructions on the proxy card and sign, date, and return it in the postage-paid envelope provided. If you received only a Notice but want to vote by mail, the Notice includes instructions on how to request a paper proxy card. For your mailed proxy card to be counted, we must receive it before 11:59 p.m. Eastern Time on Tuesday, May 27, 2025.
4.Online at the Annual Meeting. You may vote and submit questions while attending the Annual Meeting online via live webcast. Shares held in your name as the stockholder may be voted by you, while the polls remain open, at www.virtualshareholdermeeting.com/GEHC2025 during the meeting.
•You will need the 16-digit number included on your Notice or your proxy card (if you received a paper copy of the proxy materials) in order to be able to vote and enter the meeting.
•Even if you plan to attend the Annual Meeting online, we encourage you to vote in advance by internet, telephone, or mail so that your vote will be counted even if you later decide not to attend the Annual Meeting.
How Do I Vote my Shares if my Shares are Held by a Broker, Bank, or Other Nominee? For those stockholders whose shares are held by a broker, bank, or other nominee, you must complete and return the voting instruction form provided by your broker, bank, or nominee in order to instruct your broker, bank, or nominee on how to vote. Unless you provide voting instructions, your shares may not be voted on any matter except for ratifying the appointment of our independent auditors. To ensure that your shares are counted in the other proposals to come before the Annual Meeting, we encourage you to provide instructions on how to vote your shares. Please refer to information from your bank, broker, or other nominee on how to submit voting instructions.
In addition, if you attend the virtual Annual Meeting and have a 16-digit control number, you will be able to cast your vote via the online meeting platform during a designated portion of the meeting. Have your Notice, proxy card, or proxy form with the 16-digit control number available when you access the virtual Annual Meeting.

GE HEALTHCARE 2025 PROXY STATEMENT	81

Voting and Meeting Information
What Shares are Included on the Proxy Form? If you are a stockholder of record, you will receive only one Notice or proxy form for all the shares of common stock you hold in certificate form and in book-entry form. Please vote proxies for all accounts to ensure that all of your shares are voted. If you wish to consolidate multiple registered accounts, contact EQ Shareowner Services at 1-833-914-2122 or at www.shareowneronline.com.
What is Notice and Access? The SEC’s notice and access rule allows companies to deliver a Notice to stockholders in lieu of a paper copy of the proxy statement and annual report. The Notice provides instructions as to how stockholders can access the proxy statement and the annual report online, contains a listing of matters to be considered at the Annual Meeting, and sets forth instructions as to how shares can be voted. Instructions for requesting a paper copy of the proxy statement and the annual report are set forth on the Notice.
Shares must be voted by internet, by phone, or by completing and returning a proxy form. Shares cannot be voted by marking, writing on, and/or returning the Notice. Any Notices that are returned will not be counted as votes.
What if I am a Stockholder of Record and Do Not Specify a Choice for a Matter when Returning a Proxy Form? Stockholders should specify their choice for each matter on the proxy form. If no specific instructions are given, proxies that are signed and returned will be voted in accordance with the Board’s recommendations.
Can I Change my Vote? You may change your vote by revoking your proxy at any time before it is exercised, which can be done by voting electronically during the meeting, by delivering a new proxy, or by notifying the inspector of election in writing. If your GE HealthCare shares are held for you in a brokerage, bank, or other institutional account, you must contact that institution to revoke a previously authorized proxy. The address for the inspector of election is First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.
How are Votes Counted? Each share is entitled to one vote on each matter to be voted on at the Annual Meeting.
What are Broker Non-Votes? Broker non-votes occur on a matter up for vote when a broker, bank, or other holder of shares you own in “street name” is not permitted to vote on that particular matter without instructions from you, you do not give instructions, and the broker, bank, or other nominee indicates on its proxy form, or otherwise notifies us, that it does not have authority to vote its shares on that matter.
Is my Vote Confidential? Individual votes of stockholders are kept private, except as necessary to meet legal requirements. Only the independent inspector and certain employees of GE HealthCare and its agents have access to proxies and other individual stockholder voting records, and they must acknowledge in writing their responsibility to comply with this confidentiality policy.
Other Information
Who is Soliciting my Proxy and Who Pays the Expense of Such Solicitations? Your proxy is being solicited on behalf of the Board, and we will bear the cost of soliciting proxies. Proxies will be solicited by mail, telephone, other electronic means, or in person, and we will pay the solicitation costs. Copies of proxy materials will be supplied to brokers, dealers, banks, and voting trustees, or their nominees, to solicit proxies from beneficial owners, and we will reimburse these institutions for their reasonable expenses. Sodali & Co has been retained to assist in soliciting proxies for a fee of $45,000 plus distribution costs and other expenses.
What is “Householding”? Stockholders sharing a single address may receive only one copy of the proxy statement and annual report or the Notice, unless the transfer agent, broker, bank, or other nominee has received contrary instructions from any owner at that address. This practice, known as householding, is designed to reduce printing and mailing costs.
•To Receive Separate Copies. To request an individual copy of this proxy statement and the 2024 Form 10-K, or the materials for future meetings, write to sendmaterial@proxyvote.com with the control number from your Notice in the subject line, or call 800-579-1639. We will promptly deliver them to you.
•To Stop Receiving Separate Copies. If you currently receive separate copies of these materials and wish to receive a single copy in the future, you will need to contact your broker, bank, or other institution where you hold your shares.
How You Can Obtain More Information: If you have any questions about the proxy voting process, please contact the broker, bank, or other institution where you hold your shares. The SEC also has a website with more information about your rights as a stockholder. Additionally, you may contact our Investor Relations team by following the instructions on our Investor Relations website.
How Stockholders of Record can Request Copies of the 2024 Form 10-K: The 2024 Form 10-K is available in the Investors section of our website, investor.gehealthcare.com. If you hold your shares directly with us and previously elected not to receive an annual report for a specific account, you may request a copy by:
•Calling 1-866-540-7095
•Going online to www.proxyvote.com
•Emailing sendmaterial@proxyvote.com with the control number from your Notice in the subject line

82	GE HEALTHCARE 2025 PROXY STATEMENT

Appendix
Non-GAAP Financial Measures
This Proxy Statement, including the Compensation Discussion and Analysis, contains financial measures presented on a non-GAAP basis. GE HealthCare’s non-GAAP financial measures used in this document are defined below. Management recognizes that these non-GAAP financial measures have limitations, including that they may be calculated differently by other companies or may be used under different circumstances or for different purposes. In order to compensate for the discussed limitations, management does not consider these measures in isolation from or as alternatives to the comparable financial measures determined in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”). For further information, including reconciliations of our non-GAAP financial measures to the most directly comparable U.S. GAAP measures, please refer to Item 7 in our 2024 Form 10-K.
The Company reports Organic revenue and Organic revenue growth rate to provide management and investors with additional understanding and visibility into the underlying revenue trends of the Company’s established, ongoing operations, as well as provide insights into overall demand for its products and services. See below for definitions:
Organic revenue: Total revenues excluding the effects of acquisitions, dispositions, and foreign currency rate fluctuations.
Organic revenue growth: Rate of change when comparing Organic revenue, period over period.
Imaging Organic revenue: Total Imaging revenues excluding the effects of acquisitions, dispositions, and foreign currency rate fluctuations.
The Company reports Adjusted EBIT and Adjusted EPS to provide management and investors with additional understanding of its business by highlighting the results from ongoing operations and the underlying profitability factors, on a normalized basis. See below for definitions:
Adjusted EBIT: Net income attributable to GE HealthCare excluding the effects of Interest and other financial charges – net, Net (income) loss attributable to noncontrolling interests, Non-operating benefit (income) costs, Benefit (provision) for income taxes and certain tax related adjustments, and certain non-recurring and/or non-cash items. GE HealthCare may from time to time consider excluding other non-recurring items to enhance comparability between periods.
Imaging Adjusted EBIT: Imaging Segment EBIT excluding the effects of Adjusted EBIT from acquisitions and dispositions not included in the budget for the bonus year; and foreign currency exchange rate fluctuations in order to present Adjusted EBIT on a constant currency basis.
Cumulative Adjusted EBIT: Adjusted EBIT results aggregated over the applicable performance period.
Adjusted EPS: Diluted EPS from continuing operations excluding the per share impact of deemed preferred stock dividend of redeemable noncontrolling interest, Non-operating benefit (income) costs, restructuring costs, acquisition and disposition-related charges (benefits), Spin-Off and separation costs, (gain) loss on business and asset dispositions, amortization of acquisition-related intangible assets, investment revaluation (gain) loss, tax effect of reconciling items, and certain tax adjustments as described in the Adjusted tax expense definition in our 2024 Form 10-K. In addition, we may from time to time consider excluding other nonrecurring items to enhance comparability between periods.
Cumulative Adjusted EPS: Adjusted EPS results aggregated over the applicable performance period.
The Company reports Free cash flow to provide management and investors with an important measure of the ability to generate cash on a normalized basis and provide insight into the Company’s flexibility to allocate capital. Free cash flow does not represent residual cash flows available for discretionary expenditures, due to the fact that the measure does not deduct the capital required for debt repayments. See below for the definition:
Free cash flow: Cash from (used for) operating activities - continuing operations adjusting for the effects of additions and dispositions of property, plant and equipment and additions of internal-use software.

GE HEALTHCARE 2025 PROXY STATEMENT	83

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Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V67829-P25465 For Against Abstain For Against Abstain For Against Abstain For Against Abstain ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! 2. Approval of our named executive officers’ compensation in an advisory vote. 3. Ratification of the appointment of Deloitte & Touche LLP as our independent auditor for the fiscal year ending December 31, 2025. 4. Stockholder proposal regarding stockholder ratification of certain termination pay arrangements, if properly presented. GE HEALTHCARE TECHNOLOGIES INC. Nominees: 1. Election of Directors The Board of Directors recommends you vote FOR each of the following director nominees (1a through 1j): The Board of Directors recommends you vote FOR proposal 2: The Board of Directors recommends you vote FOR proposal 3: The Board of Directors recommends you vote AGAINST proposal 4: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. 1a. Peter J. Arduini 1b. H. Lawrence Culp, Jr. 1c. Rodney F. Hochman 1d. Lloyd W. Howell, Jr. 1e. Risa Lavizzo-Mourey 1f. Catherine Lesjak 1g. Anne T. Madden 1h. Tomislav Mihaljevic 1i. William J. Stromberg 1j. Phoebe L. Yang Management Proposals Stockholder Proposal ! !! ! ! ! SCAN TO VIEW MATERIALS & VOTEw GE HEALTHCARE TECHNOLOGIES INC. 500 W. MONROE STREET CHICAGO, IL 60661 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 27, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2025 for shares held in a Sun Life plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/GEHC2025 You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 27, 2025 for shares held directly and by 11:59 p.m. Eastern Time on May 22, 2025 for shares held in a Sun Life plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V67830-P25465 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. GE HEALTHCARE TECHNOLOGIES INC. Annual Meeting of Stockholders May 28, 2025 9:00 a.m. Central Time This proxy is solicited by the Board of Directors The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Frank R. Jimenez and Jenny L. Lauth, or either of them, each with full power of substitution, as proxies, to vote all stock in GE HealthCare Technologies Inc. that the stockholder(s) would be entitled to vote on all matters that may properly come before the 2025 Annual Meeting of Stockholders and any adjournments or postponements thereof. If this proxy is properly executed, the proxies shall vote subject to the directions indicated on the reverse side of this form, and proxies are authorized to vote in their discretion upon other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where a choice is not specified. This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no such directions are indicated, this proxy will be voted FOR the election of the nominees listed in Proposal Item 1a-1j, FOR Proposal Items 2 and 3, and AGAINST Proposal Item 4. In their discretion, the proxy holders are authorized to vote upon any other matters as may properly come before the meeting and any adjournments or postponements thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by the proxy may be voted for a substitute nominee selected by the Board of Directors. Continued and to be signed on reverse side